As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

First Trust SkyBridge Bitcoin ETF Trust

(Exact Name of Registrant as Specified in Its Charter)

_________________

Delaware	86-6602103
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o W. Scott Jardine, Esq.,

First Trust Advisors L.P.

120 East Liberty Drive, Suite 400

Wheaton, Illinois 60187

(630) 765-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices and Agent for Service)

_________________

Copies to:
Counsel to the Trust and the Advisor: Eric F. Fess, Esq. Chapman and Cutler LLP 111 West Monroe Street Chicago, Illinois 60603	Counsel to the Sub-Advisor: Rajib Chanda, Esq. Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, D.C. 20001

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.			☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common shares of beneficial interest			$1,000,000	$109.10
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated March 19, 2021

Prospectus

FIRST TRUST SKYBRIDGE
BITCOIN ETF TRUST

               COMMON SHARES

_________________

The Trust. The First Trust SkyBridge Bitcoin ETF Trust (the “Trust”) is a newly organized exchange-traded fund that issues common shares of beneficial interest (the “Common Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust.

Investment Objective. The investment objective of the Trust is for the Common Shares to reflect the performance of bitcoin less the Trust’s liabilities and expenses. The Trust will not seek to reflect the performance of any benchmark or index. There can be no assurance that the Trust will achieve its investment objective or that the Trust’s investment strategy will be successful.

Investment Strategy. In order to seek to achieve its investment objective, the Trust seeks to purchase and sell such number of bitcoin so that the total value of the bitcoin held by the Trust is as close to 100% of the net assets of the Trust (the “Target Exposure”), as is reasonably practicable to achieve. There can be no assurance that the Trust will be able to achieve or maintain the Target Exposure. The Trust will value its assets daily in accordance with Generally Accepted Accounting Principles (“GAAP”), which generally value bitcoin by reference to orderly transactions in the principal active market for bitcoin, as described under “Calculation of the Trust’s NAV” herein.  Bitcoin is a digital commodity based on the cryptographic protocols used by the decentralized, peer-to-peer bitcoin computer network.

No Prior History. Because the Trust is newly organized, its Common Shares have no history of public trading. Common Shares of the Trust may trade a discount from their net asset value (“NAV”). The Trust intends to apply to list its Common Shares on NYSE Arca (“NYSE Arca”). The trading or ticker symbol of the Common Shares is expected to be “       .”

The Offering. This Prospectus applies to the offering of a single class of the Common Shares. Unlike mutual funds, the Trust issues and redeems shares at NAV, only in large, specified blocks each consisting of [     ] Common Shares (each such block of shares called a “Creation Unit,” and collectively, the “Creation Units”). The Trust’s Creation Units are generally issued and redeemed in-kind for bitcoin, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Participants”).  Because the creation or redemption of Creation Units will be effected in an in-kind transaction based on the quantity of bitcoin attributable to each Common Share, the quantity of Creation Units so created or redeemed will generally not be affected by fluctuations in the value of bitcoin. The initial Authorized Participant is expected to be [Name of Initial Authorized Participant]. Authorized Participants may then offer shares to the public at prices that depend on various factors, including the supply and demand for shares, the value of the Trust’s assets, and market conditions at the time of a transaction.

The offering of the Common Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered Common Shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted by applicable rules under the Securities Act. The Trust is not registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is not subject to regulation under the Investment Company Act. The Trust does not expect to be a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”). The Common Shares are neither interests in nor obligations of the Advisor, the Sub-Advisor or the Trustee (each as defined herein).

Investing in the Common Shares involves special risks that are described in the “Risk Factors” section beginning on page 10 of this Prospectus, including the following:

•	The Trust has no operating history and the Common Shares have no history of public trading.
•	Bitcoin is a new technological innovation with a limited history. There is no assurance that usage of bitcoin will continue to grow. A contraction in use of bitcoin may result in increased volatility or a reduction in the price of bitcoin, which could adversely impact the value of the Common Shares.
•	Loss of the Trust’s bitcoin may be irreversible and could result in the loss of all or substantially all of an investment in the Trust.
•	Bitcoin trading prices are volatile and Common Shareholders could lose all or substantially all of their investment in the Trust.
•	Regulation of bitcoin continues to evolve in both the U.S. and foreign jurisdictions, which may restrict the use of bitcoin or otherwise impact the demand for bitcoin.
•	The development of other digital assets is accelerating and such digital assets will compete with bitcoin. The adoption and use of such digital assets may grow and even surpass the adoption of use of bitcoin, causing a reduction in the price of bitcoin and adversely impacting the value of the Common Shares.

•       The Trust may not be suitable for investors who cannot bear the risk of loss of all or part of their investment. The Common Shares are appropriate only for those investors who can tolerate risk.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this Prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements.

_________________

The date of this Prospectus is [            ], 2021.

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
INDUSTRY AND MARKET DATA	2
PROSPECTUS SUMMARY	3
RISK FACTORS	10
USE OF PROCEEDS	38
OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET	39
ACTIVITIES OF THE TRUST	47
CALCULATION OF THE TRUST’S NAV	51
DESCRIPTION OF THE TRUST	53
THE ADVISOR AND THE SUB-ADVISOR	55
THE TRUSTEE	56
THE TRANSFER AGENT	57
THE ADMINISTRATOR	57
AUTHORIZED PARTICIPANTS	57
THE BITCOIN CUSTODIAN	58
CONFLICTS OF INTEREST	58
DESCRIPTION OF THE COMMON SHARES	60
CUSTODY OF THE TRUST’S BITCOINS	62
DESCRIPTION OF CREATION AND REDEMPTION OF COMMON SHARES	64
EXPENSES	69
BOOK-ENTRY-ONLY SHARES	70
PROVISIONS OF LAW	71
MANAGEMENT; VOTING BY COMMON SHAREHOLDERS	71
MEETINGS	71
BOOKS AND RECORDS	72
STATEMENTS, FILINGS AND REPORTS	72
DESCRIPTION OF THE TRUST DOCUMENTS	73
U.S. FEDERAL INCOME TAX CONSEQUENCES	81
ERISA AND RELATED CONSIDERATIONS	85
PLAN OF DISTRIBUTION	86
GOVERNING LAW; CONSENT TO [DELAWARE] JURISDICTION	86
LEGAL MATTERS	86
EXPERTS	87
SUMMARY OF PROMOTIONAL AND SALES MATERIAL	87
WHERE YOU CAN FIND MORE INFORMATION	87
PRIVACY POLICY	87
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	88
FINANCIAL STATEMENTS	88
GLOSSARY OF DEFINED TERMS	89

Neither the Advisor, the Sub-Advisor nor the Trust has authorized anyone to provide you with information different from that contained in this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus prepared by us or on our behalf. Neither the Advisor, the Sub-Advisor nor the Trust takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus prepared by the Advisor, the Sub-Advisor or the Trust or on the Trust’s behalf. The Trust is offering to sell, and seeking offers to buy, the Trust’s Common Shares only in jurisdictions where offers and sales are permitted. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the Trust’s Common Shares.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” that relate to future events, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for the bitcoin and the Common Shares), the Trust’s operations, the Advisor’s or Sub-Advisor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Advisor and Sub-Advisor made based on their perceptions of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Advisor’s and Sub-Advisor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

•	the special considerations discussed in this Prospectus;
•	general economic, market and business conditions;
•	the use of technology by us and our vendors, including the Bitcoin Custodian, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;
•	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;
•	the costs and effect of any litigation or regulatory investigations;
•	our ability to maintain a positive reputation; and
•	other world economic and political developments.

Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Advisor or Sub-Advisor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Common Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Advisor’s and Sub-Advisor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust, the Advisor nor the Sub-Advisor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, none of the Trust, the Advisor, the Sub-Advisor nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

INDUSTRY AND MARKET DATA

Although we are responsible for all disclosure contained in this Prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the bitcoin industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. It does not contain all of the information that may be important to you and your investment decision. You should read this entire prospectus, including “Risk Factors” beginning on page 10, before making an investment decision about the Common Shares. In this Prospectus, unless the context otherwise requires, references to “the Trust,” “we,” “us” and “our” refer to the First Trust SkyBridge Bitcoin ETF Trust.

The Trust	The First Trust SkyBridge Bitcoin ETF Trust (the “Trust”) is a Delaware statutory trust organized on March 12, 2021 that will operate as an exchange-traded fund. The Trust operates pursuant to a trust agreement between the Advisor and the Trustee (the “Trust Agreement”), authorizing the Advisor to enter into a custody agreement (the “Bitcoin Custodian Agreement”) with [Custodian] (in such capacity, the “Bitcoin Custodian”). Pursuant to the Bitcoin Custodian Agreement, the Bitcoin Custodian establishes accounts that hold the bitcoins deposited with the Bitcoin Custodian on behalf of the Trust. The Trust’s principal office is located at 120 East Liberty Drive, Wheaton, Illinois 60187, and its telephone number is (630) 765-8000.
Offering of the Common Shares	Common shares of beneficial interest (the “Common Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust, will be continuously offered under the Securities Act of 1933, as amended (the “Securities Act”). The Trust issues and redeems shares at NAV only in large, specified blocks each consisting of [ ] Common Shares (each such block of shares called a “Creation Unit,” and collectively, the “Creation Units”). The Trust’s Creation Units are generally issued and redeemed in-kind for bitcoin, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (“Authorized Participants”). Because the creation and redemption of Creation Units will be effected in in-kind transactions based on the quantity of bitcoin attributable to each Common Share, the quantity of Creation Units so created or redeemed will generally not be affected by fluctuations in the value of bitcoin.
Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Creation Units will consist of bitcoin deposits. Such bitcoin will only be (i) owned by the Trust and held by the Bitcoin Custodian, (ii) disbursed (or converted to U.S. Dollars, if necessary) to pay the Trust’s expenses, (iii) distributed to Authorized Participants in connection with the redemption of Creation Units and (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.
NYSE Arca Exchange Symbol	[ ]
Investment Objective	The investment objective of the Trust is for the Common Shares to reflect the performance of the value of bitcoin less the Trust’s liabilities and expenses. The Trust will not seek to reflect the performance of any benchmark or index. There can be no assurance that the Trust will achieve its investment objective or that the Trust’s investment strategy will be successful.
Investment Strategy	In order to seek its investment objective, the Trust seeks to purchase and sell such number of bitcoin so that the total value of the bitcoin held by the Trust is as close to 100% of the net assets of the Trust (the “Target Exposure”), as is reasonably practicable to achieve. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. There can be no assurance that the Trust will be able to achieve or maintain the Target Exposure. Bitcoins are a digital commodity based on an open source protocol.

Because the value of the Common Shares is tied to the value of the bitcoins held by the Trust, it is important to first understand the investment attributes of, and the market for, bitcoins. See “Overview of the Bitcoin Industry and Market.” Investing in the Common Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”
Overview of Bitcoin	Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer bitcoin network (the “Bitcoin Network”), a decentralized network of computers that operates on cryptographic protocols. Bitcoins are not issued by any government, bank or central organization, and instead exist only on the Bitcoin Network that hosts a public transaction ledger where bitcoin transfers are recorded (the “Blockchain”). The Bitcoin Network is accessed through software, and software governs bitcoin creation, movement and ownership. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoins, which are recorded on the Blockchain. Bitcoins can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on bitcoin markets that trade bitcoin or in individual end-user-to-end-user transactions under a barter system.
Bitcoins have no physical existence beyond the record of transactions on the Blockchain. The Blockchain is a public record of the creation, custody and flow of funds of bitcoins, showing every transaction effected on the Blockchain among users’ online “digital wallets” where their bitcoins are effectively stored. Bitcoins may be sent or received through users’ digital wallets by using public and private keys that are part of the Bitcoin Network’s cryptographic security mechanism.
The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network protocol through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on the bitcoin markets or in private end-user-to-end-user transactions.
New bitcoin are created and rewarded to the miners of a block in the Blockchain for verifying transactions. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.
The Bitcoin Network is a recent technological innovation, and the bitcoins that are created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies. Many U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the Commodity Futures Trading Commission (the “CFTC”), the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of bitcoins and other digital currencies. However, other U.S. and state agencies, such as the Securities and Exchange Commission (the “SEC”), have not made official pronouncements or issued guidance or rules regarding the treatment of bitcoins. Similarly, the treatment of bitcoins and other digital currencies is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of bitcoins creates risks for the Trust and its Common Shares. See “Risk Factors—Risk Factors Related to the Regulation of the Trust and the Common Shares.”

The Advisor	First Trust Advisors L.P. (the “Advisor”) is the Trust’s sponsor and is responsible for supervising the Trust’s Sub-Advisor (as defined below), managing the Trust’s business affairs and providing certain clerical, bookkeeping and other administrative services. The Advisor serves as investment adviser or portfolio supervisor to investment portfolios with approximately $ billion in assets, which it managed or supervised as of . The Trust pays the Advisor an investment management fee equal to % of the quantity of bitcoin held by the Trust, which accrues daily and is paid in kind (the “Investment Management Fee”). Because the Investment Management Fee is calculated based on the Trust’s average daily net assets and is paid out of the Trust’s assets, it reduces the NAV of the Trust and the number of bitcoins held per Common Share. See “Activities of the Trust—Impact of Trust Expenses on the Trust’s Holdings in Bitcoin” and “Risk Factors—Risk Factors Related to the Trust and the Common Shares—The amount of bitcoin represented by the Common Shares will decline over time through delivering bitcoins to the Advisor for the Investment Management Fee and selling bitcoins for Additional Trust Expenses.” The Advisor’s principal office is located at 120 East Liberty Drive, Wheaton, Illinois 60187, and its telephone number is (630) 765-8000.
The Sub-Advisor	SkyBridge Capital II, LLC (the “Sub-Advisor”) is the Trust’s sub-adviser and is primarily responsible for the day-to-day supervision and investment strategy of, and making investment decisions for, the Trust. As of , the Sub-Advisor had approximately $ billion of assets under management. The Advisor has entered into a sub-advisory agreement with the Sub-Advisor and pays the Sub-Advisor out of the Investment Management Fee it receives from the Trust. The Sub-Advisor will receive a portfolio management fee equal to % of the quantity of bitcoin held by the Trust, which accrues daily and is paid in kind (the “Sub-Advisor Fee”). The Sub-Advisor’s principal office is located at 527 Madison Avenue, 4th Floor, New York, New York 10022, and its telephone number is [ ].
CUSIP	[ ]
Creation and Redemption	The Trust issues Common Shares on an ongoing basis, but only in one or more whole Creation Units. The Trust intends to redeem Common Shares in Creation Units on an ongoing basis from Authorized Participants. See “Description of Creation and Redemption of Common Shares.”
A Creation Unit equals [ ] Common Shares. As of the date of this Prospectus, each Common Share represents approximately [ ] of a bitcoin. See “Description of the Trust.”
The quantity of bitcoin required to create each Creation Unit (“Creation Unit Deposit”) changes from day to day. On each day that the NYSE Arca is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Creation Unit Deposit as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. Eastern time (“ET”). The Administrator determines the Creation Unit Deposit for a given day by dividing (a) the amount of bitcoin held by the Trust as of the opening of business on that Business Day, adjusted for (i) the amount of bitcoin constituting accrued but unpaid Investment Management Fees as of the opening of business on that Business Day, and (ii) an amount of bitcoin with a value as of 4:00 p.m. ET equal to any accrued but unpaid extraordinary expenses or liabilities of the Trust payable in cash as of the opening of business on that Business Day, by (b) the quotient of the number of Common Shares outstanding at the opening of business divided by [ ]. Fractions of a bitcoin smaller than 0.00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Creation Unit Deposit.

Each Business Day, the [Administrator] will communicate the final Creation Unit Deposit for that same Business Day and an estimated Creation Unit Deposit for the next Business Day. The Creation Unit Deposit so determined is communicated daily via electronic mail message to all Authorized Participants.
The number of bitcoins required to create a Creation Unit, or to be delivered upon the redemption of a Creation Unit, will gradually decrease over time due to the transfer of the Trust’s bitcoins to pay the Investment Management Fee and the delivery or sale of the Trust’s bitcoins to pay any Trust expenses not assumed by the Advisor. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Common Shares, rises or falls. The Trust will not accept or distribute cash in exchange for Creation Units, other than upon its dissolution. See “Description of Creation and Redemption of Common Shares” and “Expenses.”
The Trust’s NAV	The NAV of the Trust is determined in accordance with GAAP as the total value of bitcoin held by the Trust, plus any cash or other assets, less any liabilities including accrued but unpaid expenses. The NAV per Common Share is determined by dividing the NAV of the Trust by the number of Common Shares outstanding.
The NAV of the Trust is typically determined as of 4:00 p.m. ET on each Business Day. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.
The number of bitcoins required to create a Creation Unit, or to be delivered upon the redemption of a Creation Unit, will gradually decrease over time due to the transfer of the Trust’s bitcoins to pay the Investment Management Fee and the delivery or sale of the Trust’s bitcoins to pay any Trust expenses not assumed by the Advisor. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Common Shares, rises or falls. See “Risk Factors—Risk Factors Related to the Trust and the Common Shares—The amount of bitcoin represented by the Common Shares will decline over time through delivering bitcoins to the Advisor for the Investment Management Fee and selling bitcoins for Additional Trust Expenses” and “Calculation of the Trust’s NAV.”
Custody of the Trust’s Bitcoin	The Bitcoin Custodian will take custody of all of the Trust’s bitcoin. Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions — i.e., transfers of bitcoin from an address associated with the private key to another address. While private keys must be used to send bitcoin, private keys do not need to be used or shared in order to receive a bitcoin transfer; every private key has an associated public key and an address derived from that public key that can be freely shared, to which counterparties can transfer bitcoin. The Bitcoin Network has a public ledger, meaning that anybody with access to the address can see the balance of digital assets in that address.
The Bitcoin Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible.
The Bitcoin Custodian uses a multi-factor security system under which actions by multiple individuals working together are required to access the private keys necessary to transfer such digital assets and ensure the Trust’s exclusive ownership. The multi-factor security system generates private keys using a Federal Information Processing Standards Publication 140-2 (“FIPS 140-2”)-certified random number generator to ensure the keys’ uniqueness. Before these keys are used, the Bitcoin Custodian validates that the public addresses associated with these keys have no associated digital asset balances. The software used for key generation and verification is tested by the Bitcoin Custodian and is reviewed by third-party advisors from the security community with specific expertise in computer security and applied cryptography. The private keys are stored in an encrypted manner using a FIPS 140-2-certified security module held in redundant secure, geographically dispersed locations with high levels of physical security, including robust physical barriers to entry, electronic surveillance and continuously roving patrols. The operational procedures of these facilities and of the Bitcoin Custodian are reviewed by third-party advisors with specific expertise in physical security. The devices that store the keys will never be connected to the internet or any other public or private distributed network — this is colloquially known as “cold storage.” Only specific individuals are authorized to participate in the custody process, and no individual acting alone will be able to access or use any of the private keys. In addition, no combination of the executive officers of the Advisor, the Sub-Advisor or the investment professionals managing the Trust, acting alone or together, will be able to access or use any of the private keys that hold the Trust’s bitcoin.

The Trust generally does not intend to hold cash or cash equivalents. However, the Trust may hold cash and cash equivalents on a temporary basis to pay extraordinary expenses. The Trust has entered into a cash custody agreement with [ ] under which [ ] acts as custodian of the Trust’s cash and cash equivalents.
Trust Expenses	The Trust’s only ordinary recurring expense is expected to be the Investment Management Fee. The Investment Management Fee will be determined by applying a [ ]% annual rate to the quantity of bitcoin held by the Trust accrued on a daily basis. The Investment Management Fee will be payable in bitcoins at such times as determined in the Advisor’s sole discretion. Because the Investment Management Fee is paid in bitcoin and calculated by reference to the quantity of bitcoin held by the Trust, the expenses of the Trust as a percentage of its assets will generally not be affected by fluctuations in the value of bitcoin.
To pay the Investment Management Fee, the Bitcoin Custodian will, when directed by the Advisor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Investment Management Fee, determined as described above, and (ii) transfer such bitcoins to an account maintained by the Bitcoin Custodian for the Advisor. The Advisor, from time to time, may waive all or a portion of the Investment Management Fee in its discretion for stated periods of time. The Advisor is under no obligation to extend a waiver after the end of any such stated period, and, if such waiver is not continued, the Investment Management Fee will be paid in full for subsequent periods. Presently, the Advisor does not intend to waive any of the Investment Management Fee. The Advisor will, from time to time, instruct the Bitcoin Custodian to deliver bitcoins to the Advisor’s account in payment of the Investment Management Fee.
As consideration for its receipt of the Investment Management Fee, the Advisor is obligated to assume and pay the following fees and expenses of the Trust: the Sub-Advisor Fee, the Administrator Fee, the Bitcoin Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, fees and expenses related to trading of Common Shares on NYSE Arca (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Common Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website (the “Advisor-paid Expenses”).
The Trust may incur certain extraordinary, non-recurring expenses and indemnification expenses that are not contractually assumed by the Advisor (collectively, “Additional Trust Expenses”). See “Expenses.” In such circumstances, the Advisor will cause the Bitcoin Custodian to convert bitcoins into U.S. Dollars or other fiat currencies at the Actual Exchange Rate (as defined herein), in such quantity as may be necessary to pay such Additional Trust Expenses.

The number of bitcoins to be delivered to the Advisor in payment of the Investment Management Fee or sold to pay Additional Trust Expenses will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoins. See “Expenses.” Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins by the Trust for the payment of the Investment Management Fee or any Additional Trust Expenses will be a taxable event for Common Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”
Termination Events	Upon dissolution of the Trust and surrender of Common Shares by the Common Shareholders, Common Shareholders will receive a distribution in U.S. Dollars or in bitcoins, at the sole discretion of the Advisor, after the Advisor has paid or made provision for the Trust’s obligations. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.”
Authorized Participants	Creation Units may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer, (ii) have entered into a Participant Agreement with the Advisor and the Administrator and (iii) have access to an Authorized Participant Self-Administered Account (as defined herein). The Participant Agreement provides the procedures for the creation and redemption of Creation Units. See “Description of Creation and Redemption of Common Shares.”
The Trust has engaged [ ] as the initial Authorized Participant(s). Additional Authorized Participants may be added at any time, subject to the discretion of the Advisor.
The Administrator	The Bank of New York Mellon serves as the administrator of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Creation Units and coordinating the processing of such orders with the Bitcoin Custodian, the Transfer Agent and The Depository Trust Company (“DTC”), and (iii) publishing the Trust’s NAV and NAV per Common Share each Business Day as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Administrator’s principal office is located at 240 Greenwich Street, New York, New York 10286.
The Trustee	Delaware Trust Company, a Delaware trust company, serves as the trustee of the Trust (the “Trustee”). Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Advisor, its agents and its affiliates, including without limitation, the Sub-Advisor, the Bitcoin Custodian, the Administrator, the Transfer Agent and their respective agents. The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, DE 19808.
The Transfer Agent	The Bank of New York Mellon serves as the Trust’s transfer agent (the “Transfer Agent”). The Transfer Agent is responsible for processing the issuance and redemption of Creation Units, the recording of issuances and redemptions and other services for the Trust. The Transfer Agent’s principal office is located at 240 Greenwich Street, New York, New York 10286
Clearance and settlement	The Common Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Common Shares are, and will only be, available in book-entry form. Common Shareholders may hold their Common Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Legal Counsel	Chapman and Cutler LLP advises the Trust on U.S. legal matters and U.S. federal tax matters. [ ] advises the Trust on certain Delaware state legal matters. Simpson Thacher & Bartlett LLP advises the Sub-Advisor on U.S. legal matters.
Emerging Growth Company	The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.
The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.0 billion or more in annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies[; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.]/[The Trust intends to take advantage of the benefits of the extended transition period.]
Auditors	[ ] is the Trust’s auditor.
Federal Income Tax Considerations	It is expected that Common Shareholders will be treated, for U.S. federal income tax purposes, as if they own a proportionate share of the assets of the Trust, as if they directly receive a proportionate share of any income of the Trust, and as if they will incur a proportionate share of the expenses of the Trust. Consequently, each sale of bitcoin by the Trust (which includes, under current IRS guidance, using bitcoin to pay expenses of the Trust) would constitute a taxable event to Common Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Common Shareholders.”

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes thereto.

Risk Factors Related to the Bitcoin Network and Bitcoins

Digital assets such as bitcoin were only recently introduced, and the medium-to-long term value of the Common Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as bitcoin were only recently introduced, and the medium-to-long term value of the Common Shares is subject to a number of factors relating to the capabilities and development of the Bitcoin Network and other digital asset networks, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Common Shares:

•	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and we expect will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.
•	The trading prices of many digital assets, including bitcoin, are derived from a variety of factors including supply and demand for bitcoin, as well as more indirect and macro factors such as interest rates, monetary policy, broader market uncertainty and geopolitical, social and economic events.
•	The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including bitcoin, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for bitcoin. These drawdowns notwithstanding, bitcoin prices have increased significantly again during 2019, decreased significantly again in 2020 amidst broader market declines as a result of the novel coronavirus outbreak, and increased again in early 2021 to reach all-time highs. The bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of bitcoin, could have a material adverse effect on the value of the Common Shares and the Common Shares could lose all or substantially all of their value.
•	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin Network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.
•	The loss or destruction of a private key required to access a digital asset such as bitcoin may be irreversible. If a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the bitcoin held in the Bitcoin Account corresponding to that private key and the private key will not be capable of being restored by the Bitcoin Network.
•	Miners, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin Network.
•	Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

•	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.
•	Many digital asset networks, including bitcoin, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.
•	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.
•	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks.
•	Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or martial sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems. The foregoing notwithstanding, the Bitcoin Network’s protocol is informally managed by a group of core developers that propose amendments to the Bitcoin Network’s source code. The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin Network, the Bitcoin Network will be subject to new protocols that may adversely affect the value of bitcoin.
•	Bitcoin has only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. As a result, the prices of bitcoin are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.
•	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

The further development and acceptance of the Bitcoin Network and other digital asset systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in the Common Shares.

Digital assets such as bitcoin may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The Bitcoin Network and other digital asset networks are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the digital asset industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the Bitcoin Network, include:

•	continued worldwide growth in the adoption and use of bitcoin and other digital assets, including those competitive with bitcoin;
•	government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar digital asset systems;
•	the maintenance and development of the open-source software protocol of the Bitcoin Network;
•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
•	general economic conditions and the regulatory environment relating to digital assets and digital asset service providers.

The Trust is not actively managed and will not have any strategy relating to the development of the Bitcoin Network. Furthermore, the Sub-Advisor cannot be certain as to the impact of the Trust and the expansion of its bitcoin holdings on the digital asset industry and the Bitcoin Network. A decline in the popularity or acceptance of the Bitcoin Network may harm the price of the Common Shares. There is no assurance that the Bitcoin Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to digital asset service providers will not be negatively affected by government regulation or supply and demand of bitcoin.

The open-source and decentralized nature of Bitcoin Network development reduces certainty in the development of Bitcoin Network protocols and software. In addition, the lack of direct compensation for core developers and general difficulty of achieving decentralized consensus around protocol upgrades may hinder the development of beneficial upgrades to the Bitcoin Network. Development uncertainty and inflexibility in respect of improving or proposing fixes to the Bitcoin Network could negatively impact the performance of the Trust.

The Bitcoin Network is an open-source decentralized project without a controlling issuer or administrator of software development. As a result, core developers contribute their time and propose upgrades and improvements to the Bitcoin Network protocols and various software implementations thereof, often on the bitcoin repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Core developers are not generally compensated for their work on the Bitcoin Network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Bitcoin Network community to address novel technical issues or to achieve consensus around solutions therefor.

As with other digital asset networks, the Bitcoin Network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node. The Bitcoin Network community has failed to achieve consensus around the scaling of the Bitcoin Network to increase transaction throughput and reduce Blockchain bloat. In 2017, the scaling debate resulted in a material, contentious hard fork (as described below) and a variety of proposals for upgrades to the Bitcoin Network protocols to allow for more efficient transaction recording. Both hard forks and software upgrades to address scaling may cause confusion or may not result in needed improvements, each of which could have a negative impact on the value of an investment in the Common Shares.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s bitcoin, which would adversely impact the value of the Common Shares. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Common Shares.

Finally, as there is no centralized party controlling the development of the Bitcoin Network, there can be no assurance that the community as a whole will not implement changes to the Bitcoin Network protocols that have an adverse impact on the Trust or an investment in the Common Shares.

The scheduled creation of newly mined bitcoin and their subsequent sale may cause the price of bitcoin to decline, which could negatively affect an investment in the Trust.

Newly created bitcoin (“newly mined bitcoin”) are generated through a process referred to as “mining” which involves the collection of a reward of new bitcoin (also known as a “coinbase”). As of the date of this Prospectus, the Bitcoin Network creates 6.25 bitcoin with each block added to the Blockchain; these newly mined bitcoin are awarded to the bitcoin miner that has added the block to the Blockchain, which occurs on average approximately every 10 minutes. When the recipient makes newly mined bitcoin available for sale, there can be downward pressure on the price of bitcoin as the new supply is introduced into the bitcoin market. A bitcoin mining operation may be more likely to sell a higher percentage of its newly created bitcoin, and more rapidly so, if it is operating at a low profit margin, thus reducing the price of bitcoin. Lower bitcoin prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined bitcoin could result in a reduction in the price of bitcoin, which could adversely impact an investment in the Common Shares.

In addition, bitcoin mining is highly sensitive to energy prices and bitcoin market prices. To mine bitcoin, a bitcoin miner acquires specialized computers that consume significant amounts of energy. As energy prices fluctuate, the marginal cost of bitcoin mining increases and decreases. Conversely, the price of bitcoin and amount of computational power being expended by other bitcoin miners will impact the profitability and likelihood of solving a block and receiving newly mined bitcoin. If the marginal cost of bitcoin mining exceeds the expected profit, miners may cease to expend energy to mine bitcoin. If a material number of miners turn off their mining hardware, the speed of transaction processing on the Bitcoin Network may experience a temporary slowdown and the overall security of the Bitcoin Network against a 51% attack (as described below) may be reduced.

The prevailing level of transaction fees may adversely affect the usage of the Bitcoin Network.

In addition to the coinbase, bitcoin miners collect fees for each transaction they confirm. Miners validate unconfirmed transactions by adding the previously unconfirmed transactions to new blocks in the Blockchain. Miners are not forced to confirm any specific transaction, but they are economically incentivized to confirm valid transactions as a means of collecting fees. Miners have historically accepted relatively low transaction confirmation fees, because miners have a very low marginal cost of validating unconfirmed transactions. In addition, most iterations of mining software will prioritize transaction recorded based on (i) thresholds selected by the user, (ii) the transaction fee paid with the transaction, (iii) the value attached to the transaction and (iv) the time the transaction was received by the mining software.

If miners collude in an anticompetitive manner to not record transactions that pay low transaction fees, then bitcoin users would be required to wait for their transaction to be included in a block by a miner not requiring such transaction fees. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the bitcoin network. Bitcoin mining occurs globally and it may be difficult for authorities to apply antitrust regulations across multiple jurisdictions. Any collusion among miners may adversely impact an investment in the Common Shares or the ability of the Trust to operate.

If the number of outstanding transactions yet to be recorded in the Blockchain (commonly referred to as “transactions in the mempool”) are significantly above the capacity which can be recorded in any single block, miners are likely to prioritize recording transactions that pay significant transaction fees. This would result in transactions with low or no fees remaining in the mempool for extended periods. Such a scenario would require that users pay higher fees to ensure their transactions are recorded promptly, thus reducing the attractiveness of the Bitcoin Network. An extended period of large numbers of transactions in the mempool could result from high levels of use of the Bitcoin Network or from a malicious spam attack intending to increase the transactions in the mempool. Any extended period with large numbers of transactions in the mempool may adversely impact an investment in the Common Shares or the ability of the Trust to operate.

Additionally, the coinbase reward for successfully mining transactions (called the “block reward” or “coinbase”) will decrease over time. In May 2020, the block reward was reduced from 12.5 to 6.25 bitcoin, and will further be reduced by half approximately every four years (e.g., to 3.125 bitcoin in 2024). As the block reward continues to decrease over time, the mining incentive structure may transition to a higher reliance on transaction confirmation fees in order to incentivize miners to continue to dedicate processing power to the Blockchain. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. Conversely, if the combination of the block reward and transaction fees are too low, miners may not be incentivized to expend processing power to solve blocks and confirmations of transactions on the Blockchain could be temporarily slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control. Any reduction in infrastructure security may reduce confidence in the Bitcoin Network or expose the Bitcoin Network to a malicious actor or botnet obtaining a majority of processing power on the Bitcoin Network, reducing the confidence in and security of the Blockchain. Decreased demand for bitcoin or reduced security on the Bitcoin Network may adversely impact an investment in the Common Shares.

The loss or destruction of a private key required to access bitcoin may be irreversible. The Bitcoin Custodian’s loss of access to a private key associated with the Trust’s bitcoin could adversely affect an investment in the Common Shares.

Transfers of bitcoin among users are accomplished via bitcoin transactions (i.e., sending bitcoin from one user to another). The creation of a bitcoin transaction requires the use of a unique numerical code known as a “private key.” In the absence of the correct private key corresponding to a holder’s particular bitcoin, the bitcoin is inaccessible. The custody of the Trust’s bitcoin is handled by the Bitcoin Custodian. If the Bitcoin Custodian’s internal procedures and controls are inadequate to safeguard the Trust’s bitcoin holdings, and the Trust’s private keys are lost, destroyed or otherwise compromised and no backup of the private keys is accessible, the Trust will be unable to access its bitcoin, which could adversely affect an investment in the Common Shares. In addition, if the Trust’s private keys are misappropriated and the Trust’s bitcoin holdings are stolen, the Trust could lose some or all of its bitcoin holdings, which could adversely impact an investment in the Common Shares.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Common Shares.

Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Bitcoin Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

To the extent that the Trust is unable to seek a corrective transaction with a third party recipient of an unauthorized or incorrect transaction or is incapable of identifying the third party which has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Trust will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Common Shares.

A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.

Bitcoin software is open source. Any user can download the software, modify it and then propose that bitcoin users and miners adopt the modification. Bitcoin software updates are user driven, meaning they are adopted when users of the software choose to update their software, in contrast to centralized software solutions where a development company might “push” out mandatory software updates to the user community. When a change is proposed that modifies the operation of the Bitcoin Network and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin Network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible or fully interoperable with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the Bitcoin Network (and the Blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin Network running in parallel, but with each version’s bitcoin tokens lacking interchangeability across the respective networks. A party owning bitcoin at the time of the fork would hold equal amounts of both bitcoin and the alternative forked digital asset (an “IR Virtual Currency”).

Forks have occurred already to the Bitcoin Network, including a fork in August 2017 relating to a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process. This fork resulted in the creation of the “Bitcoin Cash” network and a new IR Virtual Currency (bitcoin cash). Bitcoin Cash is an example of an intentional fork to create a new digital asset network with differentiated features. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Common Shares.

Forks may also occur as a network community’s response to a significant security breach. For example, in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon ETH held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to use and develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ether Classic, or ETC. Both ether and ether classic are traded on trading platforms and the Ethereum and Ethereum Classic networks feature independent development communities.

A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

[The Trust has adopted procedures to address situations involving a fork that result in the creation of IR Virtual Currencies that the Trust has a right to claim. Typically, the holder of bitcoin has no discretion in a hard fork; it merely has the right to claim the IR Virtual Currency on a pro rata basis while it continues to hold the same number of bitcoin. The Trust Agreement stipulates that, if such a transaction does occur, (i) the Sub-Advisor will promptly make a good faith determination as to which digital asset network is regarded by the community as the Bitcoin Network and which is the “forked” network and (ii) the Trust will sell the new IR Virtual Currency and distribute the proceeds to the Common Shareholders. Notwithstanding the foregoing, the Trust is under no obligation to claim the IR Virtual Currency if doing so will expose the Trust’s bitcoin holdings to risk, if it is not feasible to claim such IR Virtual Currency (e.g., if the Bitcoin Custodian does not support the IR Virtual Currency), or if the cost of claiming such IR Virtual Currency exceeds the expected benefit to the Trust.]

In the event of a hard fork of the Bitcoin Network, the Sub-Advisor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Common Shares.

In the event of a hard fork of the Bitcoin Network, the Sub-Advisor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sub-Advisor will base its determination on a variety of then relevant factors, including, but not limited to, the Sub-Advisor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin Network. There is no guarantee that the Sub-Advisor will choose the digital asset that is ultimately the most valuable fork, and the Sub-Advisor’s decision may adversely affect the value of the Common Shares as a result. The Sub-Advisor may also disagree with Common Shareholders and security vendors on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Common Shares as a result.

In the event of a hard fork of the Bitcoin Network, the Bitcoin Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Common Shares or otherwise threaten the security of the Trust’s bitcoin holdings.

In the event of a hard fork of the Bitcoin Network, the Bitcoin Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer bitcoin on the Bitcoin Custodian’s platform. Such a delay may be intended to permit the Bitcoin Custodian to assess the resulting versions of the Bitcoin Network, to determine how best to securely “split” the bitcoin from the IR Virtual Currency, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put Bitcoin Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the Bitcoin Custodian’s operations are halted.

In addition, any losses experienced by the Bitcoin Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, may exceed the insurance carried by the Bitcoin Custodian. In such a circumstance, losses to Trust property with the Bitcoin Custodian could have a materially adverse impact on an investment in the Common Shares.

Common Shareholders may not receive the benefits of any forks or “airdrops.”

[In addition to forks, a digital asset, including bitcoin, may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Such airdrops are common on the Ethereum network, but have also occurred (and may continue to occur) on the Bitcoin Network. Airdrops may be conducted by sending a token to the holders of set amounts of bitcoin or to particular public addresses on the Bitcoin Network. Or airdrops may involve a user being entitled to claim tokens on a decentralized application, second-layer network or entirely separate digital asset network. As such, a user entitled to receive airdrops may be required to take little or significant actions in order to receive such airdropped tokens. Common Shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain.

A right to receive any such benefit of a fork or airdrop is referred to as an “Incidental Right” and any digital asset acquired through an Incidental Right as “IR Virtual Currencies.” There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Common Shareholders’ ability to realize a benefit, through their interests in the Trust, from any such Incidental Rights or IR Virtual Currencies. For instance, the Bitcoin Custodian may not agree to provide access to the IR Virtual Currencies. In addition, the Advisor may determine that there is no safe or practical way to claim or custody the IR Virtual Currencies, or that trying to do so may pose an unacceptable risk to the Trust’s bitcoin holdings, or that the costs of taking possession and/or maintaining ownership of the IR Virtual Currencies exceed the benefits of owning the IR Virtual Currencies. Additionally, laws, regulation or other factors may prevent Common Shareholders from benefitting from the Incidental Right or IR Virtual Currencies, even if there is a safe and practical way to custody and secure the IR Virtual Currencies. For example, it may be illegal to sell or otherwise dispose of the Incidental Right or IR Virtual Currencies, or there may not be a suitable market into which the Incidental Right or IR Virtual Currencies can be sold (immediately after the fork or airdrop, or ever). The Advisor may also determine, in consultation with its legal advisors, that the Incidental Right or IR Virtual Currencies is, or is likely to be deemed, a security under federal or state securities laws. In such a case, the Advisor would irrevocably abandon such Incidental Right or IR Virtual Currencies if the Advisor determines that holding it would have an adverse effect on the Trust and it would not be practicable to avoid such effect by disposing of the Incidental Right or IR Virtual Currencies in a manner that would result in Common Shareholders receiving more than insignificant value thereof. In making such a determination, the Advisor expects to take into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act of 1933 (the “Securities Act”) and Section 3(a)(10) of the Securities Exchange Act of 1934 (the “Exchange Act”), SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws.

When the Advisor or the Trust becomes aware of the existence of any Incidental Rights, the Advisor will declare a record date, indicating the date that such Incidental Right was initiated and seeking to record the assets and Common Shareholders of the Trust at such record date. The Advisor shall then cooperate with the Bitcoin Custodian and the Advisor’s legal and technical advisers to assess the following characteristics of the Incidental Right: (i) whether the Incidental Right resulted from a hard fork or an airdrop; (ii) if the Incidental Right relates to a hard fork, whether the old or new network represents the Bitcoin Network; (iii) if the IR Virtual Currency will be supported by the Bitcoin Custodian; (iv) whether claiming the IR Virtual Currency will present a risk to the Trust and its assets; and (v) whether the cost of claiming the IR Virtual Currency is likely to exceed the value of the proceeds of such IR Virtual Currency. If the Advisor determines, in its reasonable, good faith determination, that the IR Virtual Currency may and should be claimed by the Trust, it shall cooperate with the Bitcoin Custodian to segregate and transfer the rights to the IR Virtual Currency to the Advisor, as agent of the Trust, until such time that the Bitcoin Custodian may initiate an “on blockchain” transaction to transfer such IR Virtual Currency to the custody of the Advisor. Upon receipt of the IR Virtual Currency, the Advisor shall take commercially reasonable efforts to promptly sell such IR Virtual Currency at market prices and distribute the proceeds of any such sale to the Common Shareholders of record on the record date for such Incidental Rights.

The Advisor intends to evaluate each fork or airdrop on a case-by-case basis in consultation with the Trust’s legal advisors, tax consultants and the Bitcoin Custodian. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Common Shares. Even where the Trust has claimed IR Virtual Currencies, there is no guarantee that the Advisor will be able to realize material value relating to such IR Virtual Currencies, and the Advisor shall not time the sales of such IR Virtual Currencies to maximize potential revenue therefrom. Any Incidental Rights may result in a tax liability to the Trust and its Common Shareholders, if not successfully disclaimed by the Trust. Incidental Rights may result in an adverse interpretation regarding the Trust’s ability to receive grantor trust treatment under the Code.]

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate how data is recorded the Blockchain to adversely affect the value of the Common Shares or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new bitcoin or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network or cause an increase in the transaction fees paid by users to confirm transactions.

Although there are no known reports of malicious parties taking control of the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network on a temporary basis. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. For example, it is believed that more than 50% of the processing power on the Bitcoin Network is located in China. Because the Chinese government has subjected digital assets to heightened levels of scrutiny recently, reportedly forcing several digital asset exchanges to shut down, there is a risk that the Chinese government could also achieve control over more than 50% of the processing power on the Bitcoin Network. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of the Common Shares.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the bitcoin ecosystem does not grow, the possibility that a malicious actor may be able to obtain control of the processing power or development control on the Bitcoin Network in this manner will remain heightened.

Risks Associated with Bitcoin Trading Markets

The Trust is subject to risks due to its concentration in a single asset: bitcoin. Any losses suffered as a result of a decrease in the value of bitcoin or disruption of the bitcoin trading markets, generally, can be expected to reduce the value of the Common Shares and will not be offset by other gains if the Trust were to invest in other assets.

Unlike certain funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset: bitcoin. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with bitcoin and the bitcoin trading market. By concentrating its investment strategy solely in bitcoin, any losses suffered as a result of a decrease in the value of individual bitcoin or disruption of the bitcoin trading markets, generally, can be expected to reduce the value of the Common Shares and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The value of the Common Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could materially and adversely affect an investment in the Common Shares.

The investment objective of the Trust to provide exposure to the value of the Trust’s bitcoin holdings, less the Trust’s liabilities (including estimated accrued expenses). The price of bitcoin has fluctuated widely and may continue to experience significant price fluctuations.

Several factors may affect the price of bitcoin, including:

•	Global bitcoin supply, which is estimated at [18.63] million as of [February 15], 2021;
•	Global bitcoin demand, which is influenced by such factors as purchases made by speculative investors, acceptance of bitcoin by online merchants as a payment mechanism, purchases of bitcoin made by individuals for transactional purposes, and expectations regarding the future value of bitcoin and the ability to easily buy, sell and use bitcoin without regulatory interference;

•	Global or regional political, economic or financial events and situations;
•	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin, and digital asset and currency exchange rates;
•	The liquidity, solvency, security and withdrawal policies of digital asset trading platforms;
•	Manipulative trading activity on digital asset trading platforms, which, in many cases, are unregulated;
•	Investment and trading activities of hedge funds and other large bitcoin investors;
•	A “short squeeze” resulting from speculation on the price of bitcoin, if aggregate short exposure exceeds the number of Common Shares available for purchase;
•	An active derivatives market for bitcoin or for digital assets generally;
•	Forks in the Bitcoin Network;
•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations, and any restrictions on the use of bitcoin as a form of payment or the ability to purchase and sell bitcoin in trading markets;
•	Regulatory measures, if any, that restrict the ability to buy, sell or hold bitcoin or use bitcoin as a form of payment;
•	Increased competition from other forms of digital assets or payments services;
•	Transaction costs relating to the acquisition and transfer of bitcoin; and
•	Global or regional political, economic or financial events and situations.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Common Shares at a time when the price of bitcoin is lower than it was when you made your prior investment. Even if you are able to hold Common Shares for the long-term, your Common Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoin will maintain its long-term value in terms of future purchasing power. In the event that the price of bitcoin declines, the Sub-Advisor expects the value of an investment in the Common Shares to decline.

The platforms on which users trade bitcoin are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Over the past several years, a number of bitcoin trading platforms have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. Particularly for operators outside of the U.S., bitcoin trading platforms are not regulated in ways similar to national securities exchanges and other highly-regulated trading environments. As a result, capital requirements, clearing infrastructure and technical and operational security requirements may vary. The nature of the assets held at bitcoin trading platforms makes them appealing targets for hackers and a number of bitcoin trading platforms have been victims of cybercrimes. In many of these instances, the customers of such bitcoin trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such trading platforms. No bitcoin trading platform is immune from these risks.

While the Trust itself does not buy or sell bitcoin on bitcoin trading platforms, certainty in bitcoin trading markets may impact the Trust’s operation and the value of the Common Shares. Negative perception, a lack of stability in the bitcoin trading markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of bitcoin. Furthermore, the closure or temporary shutdown of multiple bitcoin trading platforms may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a bitcoin trading platform’s failure could adversely affect the value of the Common Shares. Further, the failure of the bitcoin market, major bitcoin trading platforms or any other major component of the overall bitcoin ecosystem can have a direct adverse effect on the liquidity and price of bitcoin and could therefore have a negative impact on the performance of the Trust.

The value of bitcoin may be subject to momentum pricing whereby the current bitcoin price may account for speculation regarding future appreciation in value. Momentum pricing may result in greater volatility and adversely affect an investment in the Common Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sub-Advisor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making more volatile the price of bitcoin. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in the price of bitcoin, which could adversely affect an investment in the Common Shares.

Risk Factors Related to the Bitcoin Exchange Market and Prices of Bitcoin

The value of the Common Shares relates directly to the value of the bitcoins held by the Trust and fluctuations in the price of bitcoins could materially and adversely affect an investment in the Common Shares.

The Common Shares are designed to mirror as closely as possible the performance of the price of bitcoins and the value of the Common Shares relates directly to the value of the bitcoins held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses). The price of bitcoins is derived from the transaction prices on electronic marketplaces where exchange participants may first use fiat currency to trade, buy and sell bitcoins based on bid-ask trading (a “Bitcoin Exchange”). The price of bitcoins has fluctuated widely over the past several years and may continue to experience significant price fluctuations. Several factors may affect the prices of bitcoins, including, but not limited to:

•	Total bitcoins in existence (estimated at approximately [18.63] million as of [February 15], 2021 according to www.blockchain.com);
•	Global bitcoin demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of bitcoins as payment for goods and services, the security of online Bitcoin Exchanges and digital wallets that hold bitcoins, the perception that the use and holding of bitcoins is safe and secure, the lack of regulatory restrictions on their use and the reputation of bitcoins for illicit use;
•	Global bitcoin supply, which is influenced by similar factors as global bitcoin demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate bitcoin holdings around tax deadlines to meet tax obligations;
•	Investors’ expectations with respect to the rate of inflation of fiat currencies;
•	Investors’ expectations with respect to the rate of deflation of bitcoin;
•	Interest rates;
•	Currency exchange rates, including the rates at which bitcoins may be exchanged for fiat currencies;
•	Fiat currency withdrawal and deposit policies of Bitcoin Exchanges and liquidity of such Bitcoin Exchanges;
•	Interruptions in service from or failures of major Bitcoin Exchanges;
•	Cyber theft of bitcoins from online bitcoin wallet providers, or news of such theft from such providers, or from individuals’ bitcoin wallets;
•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in bitcoins;
•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of bitcoins as a form of payment or the purchase of bitcoins on the Bitcoin Market;
•	The availability and popularity of businesses that provide bitcoin-related services;
•	The maintenance and development of the open-source software protocol of the Bitcoin Network;
•	Increased competition from other forms of cryptocurrency or payments services;
•	Global or regional political, economic or financial events and situations;
•	Expectations among Bitcoin economy participants that the value of bitcoins will soon change; and
•	Fees associated with processing a bitcoin transaction.

If bitcoin markets continue to be subject to sharp fluctuations, you may experience losses if you need to sell your Common Shares at a time when the price of bitcoins is lower than it was when you made your prior investment. Even if you are able to hold Common Shares for the long-term, your Common Shares may never generate a profit, since bitcoin markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

In addition, investors should be aware that there is no assurance that bitcoins will maintain their long-term value in terms of future purchasing power or that the acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. In the event that the price of bitcoins declines, the Sub-Advisor expects the value of an investment in the Common Shares to decline proportionately.

The Trust intends to calculate its NAV once daily and will fair value its assets, including bitcoin, which may not be reflective of the price of bitcoin

The Advisor will calculate the Trust’s NAV using fair value standards according to GAAP. As the Trust’s NAV will be determined using fair value standards, it will not necessarily be reflective of the price of bitcoin available on any given exchange or other venue where the Trust’s trades are executed. In addition, the Trust’s NAV will be available once per day, whereas bitcoin trades 24 hours a day. As such, the Trust’s NAV may not be reflective of market events and other developments that occur after it is determined and thus the Trust’s NAV may not be reflective of the then-available market price of bitcoin in periods between its calculation. The Advisor and Sub-Advisor do not intend, and disclaim any obligation, to determine whether the Trust’s NAV accurately reflects the value of bitcoin or the price at which market transactions in bitcoin could be readily effected at any given time.

The value of bitcoins in U.S. dollars or in another digital asset may be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility which could adversely affect an investment in the Common Shares.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Common Shares are denominated in U.S. dollars. The Sub-Advisor believes that momentum pricing of bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoins, inflating and making the prices of bitcoin more volatile. As a result, bitcoins may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation compared to U.S. dollars or other digital assets, which could adversely affect an investment in the Common Shares as measured in such denomination.

Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin Exchanges, the marketplace may lose confidence in Bitcoin Exchanges, upon which the Trust is dependent.

Bitcoin Exchanges are relatively new and, in some cases, unregulated. Furthermore, while many prominent Bitcoin Exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin Exchanges do not provide this information. As a result, the marketplace may lose confidence in Bitcoin Exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

For example, in 2019 there were reports claiming that 80-95% of bitcoin trading volume on Bitcoin Exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the U.S. Such reports may indicate that the Bitcoin Exchange Market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Bitcoin Exchange Market than is commonly understood. Nonetheless, any actual or perceived false trading in the Bitcoin Exchange Market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.

In addition, over the past several years, some Bitcoin Exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for both users of Bitcoin Exchanges and the bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 Bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoins worth around $78 million were stolen from Bitfinex, a large Bitcoin Exchange. The value of bitcoin immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct Bitcoin Exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. Most recently in May 2019, one of the world’s largest Bitcoin Exchanges, Binance, was hacked, resulting in losses of approximately $40 million.

Negative perception, a lack of stability in the Bitcoin Markets and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of bitcoin. Furthermore, the closure or temporary shutdown of Bitcoin Exchanges that may be used in fair valuing the Trust’s bitcoin holdings could result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a Bitcoin Exchange’s failure could adversely affect the value of the Common Shares.

Since there is no limit on the number of bitcoins that the Trust may acquire, the Trust itself, as it grows, may have an impact on the supply and demand of bitcoins that ultimately may affect the price of the Common Shares in a manner unrelated to other factors affecting the global market for bitcoins.

The Trust Agreement places no limit on the number of bitcoins the Trust may hold. Moreover, the Trust may issue an unlimited number of Common Shares, subject to registration requirements, and therefore acquire an unlimited number of bitcoins in existence at any point in time. The global market for bitcoins is characterized by supply and demand constraints that generally are not present in the markets for commodities or other assets such as gold and silver. The Bitcoin Network’s mathematical protocols under which bitcoins are created or “mined” permit the creation of a limited, predetermined number of bitcoins not to exceed 21 million. Furthermore, the rate of creation or issuance of bitcoins cannot be increased ahead of the protocol’s schedule. As of [February 15], 2021, approximately [18.63] million bitcoins had been created.

If the number of bitcoins acquired by the Trust is large enough relative to global bitcoin supply and demand, further creations and redemptions of Common Shares could have an impact on the supply of and demand for bitcoins in a manner unrelated to other factors affecting the global market for bitcoins. Such an impact could affect the price of bitcoin in U.S. dollars or other digital assets, which would directly affect the price at which Common Shares are traded on NYSE Arca or the price of future Creation Units created or redeemed by the Trust.

The Common Shares may trade at a discount or premium in the trading price relative to the Trust’s NAV per Common Share as a result of non-concurrent trading hours between NYSE Arca and the Bitcoin Exchange Market.

The value of a Common Share may be influenced by non-concurrent trading hours between NYSE Arca and various Bitcoin Exchanges, including those that the Trust may use to fair value its bitcoin holdings. While NYSE Arca is open for trading in the Common Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace; however, trading volume and liquidity on the Bitcoin Exchange Market is not consistent throughout the day and Bitcoin Exchanges, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attacks and DDoS Attacks and other reasons. As a result, during periods when NYSE Arca is open but large Bitcoin Exchanges (or a substantial number of smaller Bitcoin Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Common Shares may widen and, therefore, increase the difference between the price of the Common Shares and the Trust’s NAV per Common Share. Premiums or discounts may have an adverse effect on an investment in the Common Shares if a Common Shareholder sells or acquires its Common Shares during a period of discount or premium, respectively.

If bitcoin prices on the Bitcoin Exchange Market move negatively during hours when NYSE Arca is closed, trading prices on NYSE Arca may “gap” down at market open.

The value of a Common Share may be influenced by non-concurrent trading hours between NYSE Arca and various Bitcoin Exchanges, including those that the Trust may use to fair value its bitcoin holdings. While NYSE Arca is open for trading in the Common Shares for a limited period each day, the Bitcoin Exchange Market is a 24-hour marketplace. During periods when NYSE Arca is closed but Bitcoin Exchanges are open, significant changes in the price of bitcoin on the Bitcoin Exchange Market could result in a difference in performance between the value of bitcoins as measured by the prices of bitcoin in market transactions and the most recent NAV per Common Share or closing trading price. To the extent that the prices of bitcoin on the Bitcoin Exchange Market move significantly in a negative direction after the close of NYSE Arca, the trading price of the Common Shares may “gap” down to the full extent of such negative price shift when NYSE Arca reopens. To the extent that the price of bitcoin on the Bitcoin Exchange Market drops significantly during hours NYSE Arca is closed, investors may not be able to sell their Common Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Common Shares that largely exceeds supply may lead to price volatility in the Common Shares.

Investors may purchase Common Shares to hedge existing bitcoin or other digital currencies, commodity or currency exposure or to speculate on the price of bitcoins. Speculation on the price of bitcoins may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Common Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Common Share liquidity), investors with short exposure may have to pay a premium to repurchase Common Shares for delivery to Common Share lenders. Those repurchases may, in turn, dramatically increase the price of the Common Shares until additional Common Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Common Shares that are not directly correlated to the price of bitcoins.

Purchasing activity in the Bitcoin Exchange Market associated with Creation Unit creations or selling activity following Creation Unit redemptions may affect the Common Share trading prices, adversely affecting an investment in the Common Shares.

Purchasing activity associated with acquiring bitcoins required for deposit with the Trust in connection with the creation of Creation Units may increase the market price of bitcoins on the Bitcoin Exchange Market, which will result in higher prices for the Common Shares. Increases in the market price of bitcoins may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of bitcoins that may result from increased purchasing activity of bitcoins connected with the issuance of Creation Units. Consequently, the market price of bitcoins may decline immediately after Creation Units are created.

Selling activity associated with sales of bitcoins withdrawn from the Trust in connection with the redemption of Creation Units may decrease the market price of bitcoins on the Bitcoin Exchange Market, which will result in lower prices for the Common Shares. Decreases in the market price of bitcoins may also occur as a result of the selling activity of other market participants. If the market price of bitcoins on the Bitcoin Exchange Market declines, the trading price of the Common Shares will generally also decline.

An investment in the Common Shares may be adversely affected by competition from other methods of investing in bitcoins.

The Trust competes with direct investments in bitcoins and other potential financial vehicles, possibly including securities backed by or linked to bitcoins and digital currency financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Advisor’s or Sub-Advisor’s control, may make it more attractive to invest in other financial vehicles or to invest in bitcoins directly, which could limit the market for the Common Shares and reduce the liquidity of the Common Shares.

The price of bitcoins may be affected by the sale of other digital currency financial vehicles that invest in and track the price of bitcoins.

To the extent digital currency financial vehicles other than the Trust tracking the price of bitcoins are formed and represent a significant proportion of the demand for bitcoins, large redemptions of the securities of these digital currency financial vehicles, or private funds holding bitcoins, could negatively affect the Trust’s NAV and the price of the Common Shares.

The impact of geopolitical or economic events on the supply and demand for bitcoins is uncertain, but could motivate large-scale sales of bitcoins, which could result in a reduction in the market prices of bitcoin and adversely affect an investment in the Common Shares.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in the market prices of bitcoin and could adversely affect an investment in the Common Shares.

Demand for bitcoins is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoins could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in the Common Shares.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of [February 15], 2021, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of [February 15], 2021, there were over 4,000 alternative digital assets tracked by CoinMarketCap.com, having a total market-capitalization of approximately $[1.508 trillion] (including the approximately $[917] billion market cap of bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect an investment in the Common Shares.

Investors may invest in bitcoin through means other than the Common Shares, including through direct investments in bitcoin and other potential financial vehicles, possibly including securities backed by or linked to bitcoin and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Advisor’s control, may make it more attractive to invest in other financial vehicles or to invest in Bitcoin directly, which could limit the market for, and reduce the liquidity of, the Common Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of bitcoin are formed and represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the market prices of bitcoin, the NAV, the price of the Common Shares, the NAV and the NAV per Common Share.

Risk Factors Related to the Trust and the Common Shares

The Sub-Advisor and its respective management have no meaningful history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sub-Advisor has no meaningful history of past performance in managing investment vehicles like the Trust. The past performances of the Sub-Advisor’s management in other investment vehicles, including their experiences in the digital asset industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sub-Advisor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The value of the Common Shares could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Common Shares and storage of the bitcoins have been developed specifically for this product. There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Common Shares that could have an adverse effect on an investment in the Common Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, neither the Advisor’s not the Sub-Advisor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Trust, the Advisor, the Sub-Advisor and the other service providers of the Trust are vulnerable to the effects of the COVID-19 pandemic and other public crises that may arise in the future, which may adversely affect the performance of the Trust’s investment in bitcoin and your investment in the Trust.

The COVID-19 pandemic, which began in December 2019 and has spread worldwide, has caused many governments to implement measures to slow the spread of the outbreak through quarantines, travel restrictions, heightened border scrutiny and other measures. The outbreak and government measures taken in response have also had a significant impact, both directly and indirectly, on businesses and commerce, as worker shortages have occurred, supply chains have been disrupted, production has been suspended and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. The impact of the COVID-19 pandemic has adversely affected the economies of many nations and the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of capital markets and other markets generally in potentially significant and unforeseen ways. The COVID-19 crisis has also exacerbated other pre-existing political, social and economic risks in certain countries or globally. Other public health crises that may arise in the future could have similar or other unforeseen effects. The duration of the COVID-19 outbreak or any such future outbreak and its effects cannot be determined with certainty. The COVID-19 outbreak has led, and in the future the COVID-19 outbreak or other future public health crises could lead, to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Trust’s investment in bitcoin, the Trust and your investment in the Trust. The impact of COVID-19 or any future public health crisis may also heighten the other risks disclosed in this Prospectus. In addition, the operations of the Trust, the Advisor, the Sub-Advisor and the Trust’s other service providers may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity’s personnel.

The Common Shares may trade at a price which is at, above or below the Trust’s NAV per Common Share and any discount or premium in the trading price relative to the Trust’s NAV per Common Share may widen as a result of non-concurrent trading hours.

The Common Shares may trade on NYSE Arca at, above or below the Trust’s NAV per Common Share. The Trust’s NAV per Common Share will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Common Shares will fluctuate in accordance with changes in the Trust’s NAV per Common Share as well as market supply and demand. The price difference may be due, in large part, to the fact that supply and demand forces at work in the public trading market for Common Shares are closely related, but not identical, to the same forces influencing the market prices of bitcoin. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Common Shares at a discount or a premium to the public trading price per Common Share.

Authorized Participants, or their clients or customers, may have an opportunity to realize a riskless profit if they can create a Creation Unit at a discount to the public trading price of the Common Shares or can redeem a Creation Unit at a premium over the public trading price of the Common Shares. The Advisor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Common Share closely over time. Such arbitrage opportunities will not be available to Common Shareholders who are not Authorized Participants.

If Authorized Participants are able to purchase or sell large aggregations of bitcoins in the open market at prices that are different than the market prices of bitcoin, the arbitrage mechanism intended to keep the price of the Common Shares closely linked to the market prices of bitcoin may not function properly and the Common Shares may trade at a discount or premium to the NAV per Common Share.

The arbitrage mechanism on which the Trust relies to keep the price of the Common Shares closely linked to the market prices of bitcoin may not function properly if Authorized Participants are able to purchase or sell large aggregations of bitcoins on public or private markets at prices that are materially higher or lower than the market prices of bitcoin. The arbitrage mechanism will function to link the price of the Common Shares to the prices at which Authorized Participants are able to purchase or sell large aggregations of bitcoins. To the extent such prices differ materially from the market prices of bitcoin, the price of the Common Shares may no longer track, whether temporarily or over time, the market prices of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Common Shares.

If the processes of creation and redemption of Creation Units encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Common Shares closely linked to the market prices of bitcoin may not exist and, as a result, the price of the Common Shares may fall.

If the creation and redemption of the Common Shares (which depend on timely transfers of bitcoins to and from the custody accounts maintained by the Bitcoin Custodian) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Common Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Creation Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Common Shares and the price of the underlying bitcoins may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Common Shares may decline and the price of the Common Shares may fluctuate independently of the market prices of bitcoin and may fall.

The postponement, suspension or rejection of creation or redemption orders may adversely affect an investment in the Common Shares.

Under the Trust Agreement, the Advisor may suspend or reject creation or redemption orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Common Shares directly with the Trust may fail to closely link the price of the Common Shares to the value of the underlying bitcoins. If this is the case, the liquidity of the Common Shares may decline and the price of the Common Shares may fluctuate independently of the market prices of bitcoin and may fall. See “Description of Creation and Redemption of Common Shares.”

The Trust could experience unforeseen difficulties in operating and maintaining key elements of its technical infrastructure.

The Bitcoin Account has been designed specifically to provide security for the Trust’s assets, and may be expanded, updated and altered from time to time. Any effort to expand, update or alter the security system is likely to be complex, and unanticipated delays in the completion of these projects may lead to unanticipated project costs, operational inefficiencies or vulnerabilities to security breaches. In addition, there may be problems with the design or implementation of the Bitcoin Account or with an expansion or upgrade thereto that are not evident during the testing phases of design and implementation, and that may only become apparent after the Trust has utilized the infrastructure. Any issues relating to the performance and effectiveness of the security procedures used by the Trust and the Bitcoin Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs (together, the “Security Procedures”), may have an adverse impact on an investment in the Common Shares.

The Security Procedures implemented by the Bitcoin Custodian are technical and complex, and the Trust depends on the Security Procedures to protect the storage, acceptance and distribution of data relating to bitcoins and the digital wallets into which the Trust deposits its bitcoins. The Security Procedures may not protect against all errors, software flaws (i.e., bugs) or vulnerabilities. Defects in the Security Procedures may only be discovered after a failure in the Bitcoin Custodian’s safekeeping and storage of the Trust’s bitcoins.

It is not uncommon for businesses in the bitcoin space to experience large losses due to fraud and breaches of their security systems. For example, in September 2015, the global bitcoin payment agent, BitPay, lost approximately $1.8 million of bitcoins due to a hacker’s fraudulent impersonation of BitPay’s CFO, whereby the hacker was able to access the CFO’s email account and successfully request BitPay’s custodian to transfer funds.

The Trust’s and the Bitcoin Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Advisor believes the Security Procedures in place have been reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack, such assessment is based upon known technology and threats. As technological change occurs, the security threats to the Trust’s bitcoins will likely adapt and previously unknown threats may emerge. Furthermore, the Advisor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Trust or the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Trust’s bitcoins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Common Shares or result in loss of the Trust’s assets.

Security threats to the Bitcoin Account could result in the halting of Trust operations, the suspension of redemptions, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Common Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm the Trust’s business operations or result in loss of the Trust’s assets. Any breach of the Trust’s infrastructure could result in damage to the Trust’s reputation and reduce demand for the Common Shares, resulting in a reduction in the price of the Common Shares. Furthermore, the Advisor believes that, as the Trust’s assets grow, it may become a more appealing target for security threats such as hackers and malware.

The Advisor believes that the Security Procedures that the Advisor and Bitcoin Custodian utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, the Security Procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, absent gross negligence, willful misconduct or bad faith on the part of the Advisor, the Bitcoin Custodian or their agents.

The Security Procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Advisor or Bitcoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Bitcoin Account, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of the Bitcoin Custodian or the Advisor to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Advisor may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of the Bitcoin Account occurs, the market perception of the effectiveness of the Trust could be harmed, which could result in a reduction in the price of the Common Shares.

In the event of a security breach of the Bitcoin Account, the Trust may cease operations, suspend redemptions or suffer a reduction in assets, the occurrence of each of which could result in a reduction in the price of the Common Shares.

A loss of confidence or breach in the Trust’s security and technology policies may adversely affect the Trust and the value of an investment in the Common Shares.

The Trust, Advisor, Bitcoin Custodian and each of their agents will take measures to protect the Trust and its bitcoins from unauthorized access, damage or theft. However, it is possible that the Security Procedures in place may not prevent the improper access to, or damage or theft of the Trust’s bitcoins. A security breach could harm the Trust’s reputation or result in the loss of some or all of the Trust’s bitcoins, which represent the Trust’s only asset. A resulting perception that the Security Procedures do not adequately protect the Trust’s bitcoins could result in a loss of current or potential Common Shareholders, reducing demand for, and price of, the Common Shares.

The Trust may suffer a cyber security breach, which could interfere with the Trust’s ability to implement its strategy.

The Trust is susceptible to operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Trust to lose proprietary information, suffer data corruption or lose operational capacity. Such events could cause the Trust to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. These risks typically are not covered by insurance. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber incidents include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber security failures by or breaches of the systems of the Advisor, Sub-Advisor, and other service providers, market makers or Authorized Participants have the ability to cause disruptions and impact business operations, potentially resulting in: financial losses; interference with the Trust’s ability to calculate its NAV; disclosure of confidential trading information; impediments to trading; submission of erroneous trades or erroneous creation or redemption orders; the inability of the Trust or its service providers to transact business; violations of applicable privacy and other laws; regulatory fines penalties, reputational damage, reimbursement or other compensation costs; or additional compliance costs. Substantial costs may be incurred by the Trust in order to resolve or prevent cyber incidents in the future. While the Trust has established business continuity plans in the event of, and risk management systems to prevent, such cyberattacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified and that prevention and remediation efforts will not be successful. Furthermore, the Trust cannot control the cyber security plans and systems put in place by service providers to the Trust, issuers in which the Trust invests, market makers or authorized participants. However, there is no guarantee that such efforts will succeed, and the Trust and its Common Shareholders could be negatively impacted as a result.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect an investment in the Common Shares.

Bitcoin transactions are not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoins will regularly be made to or from the Bitcoin Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoins could be transferred from the Trust Custody Account in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

For example, in September 2014, the Chinese bitcoin exchange Huobi announced that it had sent approximately 900 bitcoins and 8,000 litecoins (worth approximately $400,000 at the prevailing market prices at the time) to the wrong customers, although it claimed that many customers returned the bitcoins and litecoins. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoins through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust bitcoins. The Trust will also be unable to convert or recover Trust bitcoins transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Common Shares.

The Trust’s bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that some or all of the Trust’s bitcoins could be lost, stolen or destroyed. The Advisor believes that the Trust’s bitcoins held in the Bitcoin Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoins. Although the Bitcoin Custodian uses Security Procedures with various elements such as redundancy, segregation and cold storage to minimize the risk of loss, damage and theft, neither the Bitcoin Custodian nor the Advisor can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by an act of God. Access to the Trust’s bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Common Shares.

The Common Shareholders’ limited rights of legal recourse against the Trust, Trustee, Advisor, Transfer Agent, Administrator and Bitcoin Custodian expose the Trust and its Common Shareholders to the risk of loss of the Trust’s bitcoins for which no person is liable.

Common Shareholders’ recourse against the Trust, Trustee, Bitcoin Custodian and Advisor under [New York law] governing their custody operations is limited. Similarly, the Common Shareholders’ recourse against the Advisor, the Transfer Agent and the Administrator for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of bitcoins, is limited. Consequently, a loss may be suffered with respect to the Trust’s bitcoins for which no person is liable in damages. Further, there is no third-party insurance to cover any loss that may be suffered with respect to the Trust’s bitcoins.

Bitcoins held by the Trust are not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s bitcoins represented by Common Shares in the Trust are not insured directly by the Trustee, the Advisor or the Sub-Advisor.

The Bitcoin Custodian’s limited liability under the Bitcoin Custodian Agreement may impair the ability of the Trust to recover losses relating to its bitcoins and any recovery may be limited, even in the event of fraud, to the market value of the bitcoins at the time the fraud is discovered.

[Under the Bitcoin Custodian Agreement, the Bitcoin Custodian’s liability is limited to the greater of (i) the market value of the Custodial Coins at the time the events giving rise to the liability occurred and (ii) the fair market value of the Custodial Coins at the time that the Bitcoin Custodian notifies the Advisor or Trustee in writing, or the Advisor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

In addition, the Bitcoin Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Trust Agreement or any Authorized Participant Self-Administered Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. The Bitcoin Custodian will also not be liable for any system failure or third-party penetration of the Bitcoin Account, unless such system failure or third-party penetration is the result of gross negligence, bad faith or willful misconduct on the part of the Bitcoin Custodian. As a result, the recourse of the Trust or the Common Shareholders, under New York law, is limited.]

The Trust may not have adequate sources of recovery if its bitcoins are lost, stolen or destroyed.

If the Trust’s bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Bitcoin Custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

The liquidity of the Common Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements.

Only an Authorized Participant may engage in creation or redemption transactions directly with the Trust. A limited number of institutions act as Authorized Participants for the Trust. In the event that one or more Authorized Participants having substantial interests in Common Shares or otherwise responsible for a significant portion of the Common Shares’ daily trading volume on NYSE Arca terminates its Participant Agreement, the liquidity of the Common Shares would likely decrease, which could adversely affect the market price of, and an investment in, the Common Shares.

There is no guarantee that an active trading market for the Common Shares will continue to develop.

There can be no assurance an active trading market of the Common Shares will develop on NYSE Arca. The Advisor may elect to terminate the Trust if it determines, in its sole discretion, that the Trust is not an economically viable size, which could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Common Shareholders.

To the extent that NYSE Arca halts trading in the Common Shares, whether on a temporary or permanent basis, investors may not be able to buy or sell Common Shares, thus adversely affecting an investment in the Common Shares. If an active trading market for the Common Shares does not exist or continue to exist, the market prices and liquidity of the Common Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Common Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Common Shareholders, such as when the market prices of bitcoin is lower than it was at the time when Common Shareholders purchased their Common Shares. In such a case, when the Trust’s bitcoins are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Common Shareholders will be less than if the market prices of bitcoin were higher at the time of sale. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Advisor, the Sub-Advisor, the Trustee or the Common Shareholders.

The Trust Agreement includes a provision that restricts the right of a beneficial owner of a statutory trust from bringing a derivative action.

Under Delaware law, the right of a beneficial owner of a statutory trust (such as a Common Shareholder of the Trust) to bring a derivative action (i.e., to initiate a lawsuit in the name of a statutory trust in order to assert a claim belonging to the statutory trust against a fiduciary of the statutory trust or against a third-party when the statutory trust’s management has refused to do so) may be restricted by the terms of the governing instrument of the statutory trust. [The Trust Agreement provides that in addition to any other requirements of applicable law, no Common Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Common Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Common Shares join in the bringing or maintaining of such action, suit or other proceeding. Therefore, the Trust Agreement limits the likelihood that a Common Shareholder could successfully assert a derivative action.]

The Administrator is solely responsible for determining the value of the bitcoins, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Common Shares.

The Administrator will determine the Trust’s NAV and NAV per Common Share on a daily basis as of 4:00 p.m., New York time on each Business Day. The Administrator’s determination is made utilizing fair value standards in accordance with GAAP, calculated as of 4:00 p.m., New York time on such day. To the extent that the Trust’s NAV or NAV per Common Share are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Common Shares. See “Calculation of the Trust’s NAV.”

The amount of bitcoin represented by the Common Shares will decline over time through delivering bitcoins to the Advisor for the Investment Management Fee and selling bitcoins for Additional Trust Expenses.

In consideration for the Investment Management Fee, the Advisor has contractually assumed the Advisor-paid Expenses, which are certain operational and periodic expenses of the Trust. See “Activities of the Trust—Impact of Trust Expenses on the Trust’s Holdings in Bitcoin” and “Expenses.” Extraordinary expenses of the Trust (for example, expenses relating to litigation) are not assumed by the Advisor and are instead borne by the Trust and paid through the sale of the Trust’s bitcoins. Because the Trust does not generate any income, every time that it delivers bitcoins to the Advisor for the Investment Management Fee or sells bitcoins for the Additional Trust Expenses, the number of bitcoins represented by each Common Share will gradually decrease over time. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Common Shares, rises or falls. In addition, the Advisor may, in its sole discretion, increase the Investment Management Fee or decrease the Advisor-paid Expenses which could result in a greater decline in the number of bitcoins that the Trust holds. Such an increase in the Investment Management Fee or decrease in the Advisor-paid Expenses could occur if the expenses of the Trust materially increase. Alternatively, the Advisor could choose to decrease the Investment Management Fee in response to competitive pressures from other digital currency financial vehicles similar to the Trust. The Advisor will balance such competitive pressures and the costs that it incurs in acting as Advisor for the Trust when determining the Investment Management Fee.

The Trust’s delivery or sale of bitcoins to pay expenses or other operations of the Trust could result in Common Shareholders incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of bitcoins by the Trust to pay the Investment Management Fee or other expenses and each sale of bitcoins by the Trust to pay Additional Trust Expenses will be a taxable event to Common Shareholders. Thus, the Trust’s payment of expenses could result in Common Shareholders’ incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Common Shares. See “U.S. Federal Income Tax Consequences.”

If the Trust incurs extraordinary expenses in U.S. Dollars, the Trust will sell bitcoins to pay these expenses. The sale of the Trust’s bitcoins to pay expenses at a time of low bitcoin prices could adversely affect the value of the Common Shares.

The Advisor will sell bitcoins held by the Trust to pay Trust expenses not assumed by the Advisor on an as-needed basis, irrespective of then-current bitcoin prices on the Bitcoin Exchange Market. The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the price of bitcoins. Consequently, if the Trust incurs expenses in U.S. Dollars, the Trust’s bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, resulting in a negative impact on the value of the Common Shares.

[The value of the Common Shares will be adversely affected if the Trust is required to indemnify the Advisor, [the Sub-Advisor], the Trustee, the Transfer Agent, the Administrator or the Bitcoin Custodian under the Trust Documents.

Under the Trust Documents, each of the Advisor, [the Sub-Advisor], the Trustee, the Transfer Agent, the Administrator and the Bitcoin Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Advisor, [the Sub-Advisor], Trustee, Transfer Agent, the Administrator or Bitcoin Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Trust’s NAV and the value of the Common Shares.]

Intellectual property rights claims may adversely affect the Trust and an investment in the Common Shares.

The Advisor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoins; however, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Additional Trust Expenses and be borne by the Trust through the sale of the Trust’s bitcoins. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Advisor and Sub-Advisor to terminate the Trust and liquidate the Trust’s bitcoins. As a result, an intellectual property rights claim against the Trust could adversely affect an investment in the Common Shares.

Risk Factors Related to the Regulation of the Trust and the Common Shares

Common Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not registered as an investment company under the Investment Company Act and the Advisor believes that the Trust is not required to register under such act. Consequently, Common Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Advisor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Advisor, the Sub-Advisor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Common Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Common Shares or restrict the use of bitcoins or the operation of the Bitcoin Network or the Bitcoin Exchange Market in a manner that adversely affects an investment in the Common Shares.

As bitcoins have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, and state financial institution regulators) have been examining the Bitcoin Network, bitcoin users and the Bitcoin Exchange Market, with particular focus on the extent to which bitcoins can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold bitcoins for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by bitcoins to investors. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Common Shares or the ability of the Trust to continue to operate.

In 2013 guidance, FinCEN took the position that any administrator or exchanger of convertible digital currencies, including bitcoins, must register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. The requirement that bitcoin exchangers that do business in the U.S. register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoins and therefore may adversely affect their price.

In 2015, the New York State Department of Financial Services (“NYDFS”) finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license, commonly known as a BitLicense, from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense (for example, a bill in California would have imposed a similar regime, although the bill was shelved), or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. The inconsistency in applying money transmitting licensure requirements to certain bitcoin businesses may make it more difficult for bitcoin businesses to provide services, which may affect consumer adoption of bitcoin and its price.

To date, the SEC has not asserted regulatory authority over the Bitcoin Network or bitcoin trading or ownership and has not expressed the view that digital currencies, including bitcoin should be classified or treated as securities for purposes of U.S. federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in the SEC’s recent review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, they have stated that the bitcoin markets are not properly regulated. The SEC asserts that this results in the public markets’ inability to enter into surveillance-sharing agreements that help address concerns regarding fraudulent or manipulative acts and practices.

If the SEC were to determine that bitcoin is a security, the Trust, the Advisor and the Sub-Advisor would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act and, with respect to the Advisor and the Sub-Advisor, the Investment Advisers Act.

The CFTC treats bitcoin and other digital currencies as “commodities” under the CEA, thereby asserting jurisdiction over futures, swaps, and other CFTC-regulated derivatives that reference digital currencies. The CFTC has not, to date, taken the view that bitcoin is a “commodity interest,” which is defined under the CEA to include futures, swaps, and other derivatives based on commodities. Commodity interests are subject to CFTC regulation and thus, if bitcoin were to be deemed a commodity interest by the CFTC, the Trust, the Advisor and the Sub-Advisor would be subject to additional regulatory and compliance requirements under the CEA and CFTC regulations.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoins or utilize them for payments, the demand for bitcoins will be reduced and Authorized Participants may not seek to redeem Creation Units in exchange for redemption proceeds in bitcoins. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoins into fiat currency (for example, U.S. Dollars) or use bitcoins to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, the market prices of bitcoin and the price of the Common Shares.

Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin Exchange Market and their users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoins.

Additionally, U.S. state and Federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The value of bitcoins could thus be impacted by such adverse publicity.

If regulatory changes or interpretations of an Authorized Participant’s activities require the regulation of an Authorized Participant as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or virtual currency business under state regimes for the licensing of such businesses, an Authorized Participant may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to an Authorized Participant or increased commissions for an Authorized Participant’s clients, thereby reducing the liquidity of the Trust.

To the extent that the activities of an Authorized Participant cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, an Authorized Participant may be required to comply with FinCEN regulations, including those that would mandate an Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant may require it to be licensed as a money transmitter or as a virtual currency business, such as under NYDFS’s BitLicense scheme.

Such additional regulatory obligations may cause the Authorized Participant to incur extraordinary expenses, possibly increasing the levels of the commissions that an Authorized Participant charges its clients in a material and adverse manner. If an Authorized Participant determines not to comply with such additional regulatory and registration requirements, an Authorized Participant may terminate its role as an Authorized Participant of the Trust. Such a termination may decrease the liquidity of the Trust.

Additionally, to the extent an Authorized Participant is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Advisor or the Sub-Advisor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Common Shares.

Banks may not provide banking services, or may cut off banking services, to businesses that provide bitcoin-related services or that accept bitcoin as payment, which could damage the public perception of bitcoin and the utility of bitcoin as a payment system and could decrease the price of bitcoins and adversely affect an investment in the Common Shares.

A number of companies that provide bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to bitcoin-related companies or companies that accept bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of bitcoin as a payment system and harming public perception of bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of bitcoin as a payment system and the public perception of bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing bitcoin-related services. This could decrease the price of bitcoins and therefore adversely affect an investment in the Common Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in Common Shares may also be considered illegal and subject to sanctions.

The United States, China, Russia or other jurisdictions may take regulatory actions in the future that severely restrict the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Common Shares. Such a restriction could subject the Trust, the Advisor or the Sub-Advisor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Trust, the Advisor or the Sub-Advisor, and could result in the termination and liquidation of the Trust at a time that is disadvantageous to Common Shareholders, or may adversely affect an investment in the Common Shares.

If regulatory changes or interpretations of the Trust’s, the Advisor’s or the Sub-Advisor’s activities require registration as money service businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust, the Advisor and/or the Sub-Advisor could suffer reputational harm and also extraordinary, recurring and/or nonrecurring expenses, which would adversely impact an investment in the Common Shares.

If regulatory changes or interpretations of the Trust’s, the Advisor’s or the Sub-Advisor’s activities require the registration of the Trust, the Advisor or the Sub-Advisor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust, the Advisor or the Sub-Advisor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s, the Advisor’s or the Sub-Advisor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust, the Advisor or the Sub-Advisor operates, the Trust, the Advisor or the Sub-Advisor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Advisor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Regulatory compliance would include, among other things, implementing anti-money laundering and consumer protection programs. The Advisor may also decide to terminate the Trust, with the consent of the Sub-Advisor. Any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to Common Shareholders.

To the extent the Trust, the Advisor or the Sub-Advisor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Advisor or the Sub-Advisor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Common Shares. If the Advisor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, nonrecurring expenses to the Trust, possibly affecting an investment in the Common Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses’ money transmitters and businesses involved in digital currency business activity. If the Advisor determines not to comply with such requirements, with the Sub-Advisor’s consent, the Advisor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Common Shareholders.

Regulatory changes or interpretations could cause the Trust, the Advisor and the Sub-Advisor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may be classified by the CFTC as “commodity interests” under the CEA or may be classified by the SEC as “securities” under U.S. federal securities laws. As of the date of this prospectus, the Advisor is not aware of any rules that have been proposed to regulate bitcoins as a commodity interest or a security. Although several U.S. federal district courts have recently held for certain purposes that bitcoins are currency or a form of money, these rulings are not definitive and the Advisor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Advisor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Common Shareholders.

To the extent that bitcoins are deemed to fall within the definition of a “commodity interest” under the CEA, the Trust, and the Sub-Advisor may be subject to additional regulation under the CEA and CFTC regulations. The Sub-Advisor, which is registered as a commodity pool operator and a commodity trading advisor with the CFTC and is a member of the National Futures Association, may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Common Shares. [If the Sub-Advisor determines not to comply with such additional regulatory and registration requirements, the Advisor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Common Shareholders.]

To the extent that bitcoins are deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sub-Advisor may be subject to additional requirements under the Investment Company Act and Investment Advisers Act. The Sub-Advisor is registered as an investment adviser under the Investment Advisers Act. Such additional registration as an investment company may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Common Shares. [If the Trust determines not to comply with such additional regulatory and registration requirements, the Advisor and the Sub-Advisor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoins at a time that is disadvantageous to Common Shareholders.]

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Advisor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Common Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (as discussed below in “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Common Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to the timing of recognition of gain or loss. In addition, tax information reports provided to Common Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum marginal rate of 21%) on its net taxable income and certain distributions made by the Trust to Common Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of a non-U.S. Shareholder, generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The treatment of bitcoins for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins” below, the Trust intends to take the position that each beneficial owner of Common Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Advisor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released a notice (the “Notice”), which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gains recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoins could be subject to special reporting requirements applicable to “reportable transactions.”

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes, (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS Issued an FAQ that addressed some, but not all of these issues, but it has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Future developments in the tax treatment of bitcoins could adversely affect an investment in the Common Shares.

The New York State Department of Taxation and Finance (“NYDTF”) has issued guidance regarding the application of New York State tax law to virtual currencies such as bitcoins. The NYDTF determined that New York State would follow the Notice with respect to the treatment of virtual currencies such as bitcoins for state income tax purposes. Furthermore, the NYDTF took the position that virtual currencies such as bitcoin are a form of “intangible property,” with the result that the purchase and sale of bitcoins for fiat currency is not subject to New York state sales tax (although exchanges of bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). The New Jersey Division of Taxation has issued similar guidance, while the taxing authorities of various states other than New York and New Jersey have issued guidance exempting the acquisition and/or disposition of bitcoins from sales tax. It is unclear what further guidance on the treatment of bitcoins for state tax purposes may be issued in the future. If a state does not follow the Notice, such state’s treatment of bitcoins may have negative consequences, including the imposition of a greater tax burden on investors in bitcoin or the imposition of a greater cost on the acquisition and disposition of bitcoins generally. Any such treatment may have a negative effect on prices of bitcoins in the Bitcoin Exchange Market and may adversely affect the value of the Common Shares.

The treatment of virtual currencies such as bitcoins for tax purposes by non-U.S. jurisdictions may differ from the treatment of virtual currencies by the IRS or the NYDTF. If a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value-added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could adversely affect the price of bitcoins and the value of the Common Shares.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sub-Advisor, its respective affiliates and the Trust. The Sub-Advisor and its affiliates have no fiduciary duties to the Trust and its Common Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Common Shareholders.

The Sub-Advisor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sub-Advisor and its affiliates, the Authorized Participants, on the one hand, and the Trust and its Common Shareholders, on the other hand. As a result of these conflicts, the Sub-Advisor may favor its own interests and the interests of its affiliates over the Trust and its Common Shareholders. These potential conflicts include, among others, the following:

•	The Sub-Advisor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Common Shareholders in resolving conflicts of interest;
•	[The Trust has agreed to indemnify the Sub-Advisor and its affiliates pursuant to the Trust Agreement;]
•	The Sub-Advisor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;
•	The Sub-Advisor’s staff also services affiliates of the Sub-Advisor and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the business and affairs of the Trust;
•	The Sub-Advisor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

•	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to this offering,

By investing in the Common Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Documents—Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Advisor, Authorized Participants, Bitcoin Custodian, Trust and others, see “Conflicts of Interest.”

Affiliates of the Advisor or Sub-Advisor may invest in or trade bitcoin without regard to the interests of the Trust or its Common Shareholders.

Affiliates of the Advisor or Sub-Advisor have substantial direct investments in bitcoins. Such affiliates of the Advisor or Sub-Advisor are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Common Shareholders. Affiliates of the Advisor or Sub-Advisor may obtain exposure to bitcoin through investment in the Common Shares.

To the extent that any substantial investment in bitcoins is initiated, materially increased or materially reduced, such investment can affect the market prices of bitcoin. The initiation of, or material increases in, a substantial investment in bitcoin may result in an increase in the market prices of bitcoin. A material reduction in a substantial investment may result in a decrease in the market prices of bitcoin, having a negative impact on the value of Common Shares. See “Conflicts of Interest—The Advisor and the Sub-Advisor.”

Common Shareholders cannot be assured of the Advisor’s or Sub-Advisor’s continued services, the discontinuance of which may be detrimental to the Trust.

Common Shareholders cannot be assured that the Advisor or Sub-Advisor will be willing or able to continue to serve as sponsor to the Trust for any length of time. [If the Advisor or Sub-Advisor discontinues their activities on behalf of the Trust and a substitute is not appointed, the Trust will terminate and liquidate the bitcoins held by the Trust.]

Appointment of a substitute advisor or sub-advisor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute advisor or sub-advisor may have no experience managing a digital currency financial vehicle, a substitute advisor or sub-advisor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Common Shares and the Trust may terminate. See “Conflicts of Interest—The Advisor and the Sub-Advisor.”

[The Bitcoin Custodian owes no fiduciary duties to the Trust or the Common Shareholders, is not required to act in their best interest and could resign or be removed by the Advisor, which could trigger early termination of the Trust.

The Bitcoin Custodian is not a trustee for, and owes no fiduciary duties to, the Trust or the Common Shareholders. In addition, the Bitcoin Custodian has no duty to continue to act as the custodian of the Trust. The Bitcoin Custodian can terminate its role as custodian for any reason whatsoever upon the notice period provided under the Bitcoin Custodian Agreement. The Bitcoin Custodian may also be terminated. If the Bitcoin Custodian resigns or is removed without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.]

The Bitcoin Custodian’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Trust’s bitcoins.

The history of the Bitcoin Exchange Market has shown that bitcoin exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard client accounts. While the Bitcoin Custodian is required in its agreement to safeguard the Custodial Coins from theft, loss, destruction or other issues relating to hackers and technological attack, its ability to do so is based upon known technology and threats. As technological change occurs, the security threats to the Custodial Coins will likely adapt and previously unknown threats may emerge. Furthermore, the Advisor believes that the Trust may become a more appealing target of security threats as the size of the Trust’s assets grows. To the extent that the Bitcoin Custodian is unable to identify and mitigate or stop new security threats, the Custodial Coins may be subject to theft, loss, destruction or other attack, which could have a negative impact on the performance of the Common Shares or result in loss of the Trust’s assets.

Common Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Advisor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Common Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Common Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Common Shares.

Common Shareholders may be adversely affected by lack of regular shareholder meetings and no voting rights.

Under the Trust Agreement, Common Shareholders have limited voting rights and the Trust will not have regular Common Shareholder meetings and take no part in the management or control of the Trust. Accordingly, Common Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Common Shareholders, may, however, remove and replace the Advisor by the affirmative vote of a majority of the outstanding Common Shares. The Common Shareholders’ limited voting rights, however, give almost all control under the Trust Agreement to the Advisor and the Trustee. The Advisor may take actions in the operation of the Trust that may be adverse to the interests of Common Shareholders. The Advisor’s operation of the Trust could adversely affect an investment in the Common Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Creation Units will consist of bitcoin deposits. Pursuant to the Trust Agreement, during the life of the Trust such bitcoins will only be (i) owned by the Trust and held by the Bitcoin Custodian, (ii) disbursed (or converted to U.S. Dollars, if necessary) to pay the Trust’s expenses, (iii) distributed to Authorized Participants in connection with the redemption of Creation Units and (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

The Trust will not receive any proceeds from the sale of Common Shares by the selling shareholders.

OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

This section of the Prospectus provides a more detailed description of bitcoin, including information about the historical development of bitcoin, how a person holds bitcoin, how to use bitcoin in transactions, how to trade bitcoin, the “exchange” market where bitcoin can be bought, held and sold, the bitcoin OTC market and bitcoin mining. In this Prospectus, Bitcoin with an upper case “B” is used to describe the system as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties. When referring to the digital asset within the bitcoin network, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections, as below).

Bitcoin

Bitcoin is the digital asset that is native to, and created and transmitted through the operations of, the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin trading platforms or in individual end-user-to-end-user transactions under a barter system. Although nascent in use, bitcoin may be used as a medium of exchange, unit of account or store of value.

The Bitcoin Network is decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. In addition, no party may easily censor transactions on the Bitcoin Network. As a result, the Bitcoin Network is often referred to as decentralized and censorship resistant.

The value of bitcoin is determined by the supply of and demand for bitcoin. New bitcoin are created and rewarded to the parties providing the Bitcoin Network’s infrastructure (“miners”) in exchange for their expending computational power to verifying transactions and add them to the Blockchain. The Blockchain is effectively a decentralized database that includes all blocks that have been solved by miners and it is updated to include new blocks as they are solved. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.

Bitcoin Network

Bitcoin was first described in a white paper released in 2008 and published under the pseudonym “Satoshi Nakamoto.” The protocol underlying Bitcoin was subsequently released in 2009 as open source software and currently operates on a worldwide network of computers.

The first step in directly using the Bitcoin Network for transactions is to download specialized software referred to as a “bitcoin wallet.” A user’s bitcoin wallet can run on a computer or smartphone, and can be used both to send and to receive bitcoin. Within a bitcoin wallet, a user can generate one or more unique “bitcoin addresses,” which are conceptually similar to bank account numbers. After establishing a bitcoin address, a user can send or receive bitcoin from his or her bitcoin address to another user’s address. Sending bitcoin from one bitcoin address to another is similar in concept to sending a bank wire from one person’s bank account to another person’s bank account; provided, however, that such transactions are not managed by an intermediary and erroneous transactions generally may not be reversed or remedied once sent.

The amount of bitcoin associated with each bitcoin address, as well as each bitcoin transaction to or from such address, is transparently reflected in the Blockchain and can be viewed by websites that operate as “blockchain explorers.” Copies of the Blockchain exist on thousands of computers on the Bitcoin Network. A user’s bitcoin wallet will either contain a copy of the blockchain or be able to connect with another computer that holds a copy of the blockchain. The innovative design of the Bitcoin Network protocol allows each Bitcoin user to trust that their copy of the Blockchain will generally be updated consistent with each other user’s copy.

When a Bitcoin user wishes to transfer bitcoin to another user, the sender must first have the recipient’s Bitcoin address. The sender then uses his or her Bitcoin wallet software to create a proposed transaction to be added to the Blockchain. The proposal would reduce the amount of bitcoin allocated to the sender’s address and increase the amount allocated recipient’s address, in each case by the amount of bitcoin desired to be transferred. The proposal is completely digital in nature, similar to a file on a computer, and it can be sent to other computers participating in the Bitcoin Network; however, the use of “unspent transaction outputs” that are verified cryptographically prevents the ability to duplicate or counterfeit bitcoin.

Bitcoin Protocol

The Bitcoin protocol is open source software, meaning any developer can review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to Bitcoin. There are, however, a number of individual developers that regularly contribute to a specific distribution of Bitcoin software known as the “Bitcoin Core,” which is maintained in an open-source repository on the website Github. There are many other compatible versions of Bitcoin software, but Bitcoin Core provides the de-facto standard for the Bitcoin protocol, also known as the “reference software.” The core developers for Bitcoin Core operate under a volunteer basis and without strict hierarchical administration.

Significant changes to the Bitcoin protocol are typically accomplished through a so-called “Bitcoin Improvement Proposal” or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol change as well as reasons why the change should be accepted. Upon its inclusion in the most recent version of Bitcoin Core, a new BIP becomes part of the reference software’s Bitcoin protocol. Several BIPs have been implemented since 2011 and have provided various new features and scaling improvements.

Because Bitcoin has no central authority, updating the reference software’s Bitcoin protocol will not immediately change the Bitcoin Network’s operations. Instead, the implementation of a change is achieved by users and miners downloading and running updated versions of Bitcoin Core or other Bitcoin software that abides by the new Bitcoin protocol. Users and miners must accept any changes made to the Bitcoin source code by downloading a version of their Bitcoin software that incorporates the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is only effective with respect to the Bitcoin users and miners that download it. If an incompatible modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork” in the Bitcoin Network.

Such a fork in the Bitcoin Network occurred on August 1, 2017, when a group of developers and miners accepted certain changes to the Bitcoin Network software intended to increase transaction capacity. Blocks mined on this network now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of a new blockchain whose digital asset is referred to as “bitcoin cash.” Bitcoin and bitcoin cash now operate as separate, independent networks, and have distinct related assets (bitcoin and bitcoin cash). Additional forks have followed the Bitcoin Cash fork, including those for Bitcoin Gold and Bitcoin SegWit2X, in the months after the creation of Bitcoin Cash. It is possible that additional “forks” will occur in the future. For a further discussion of Hard Forks, see “Risk Factors—Risk Factors Related to the Bitcoin Network and Bitcoins—A temporary or permanent “fork” of the Blockchain could adversely affect an investment in the Trust.”

Bitcoin Transactions

A bitcoin transaction contains the sender’s bitcoin address, the recipient’s bitcoin address, the amount of bitcoin to be sent, a transaction fee and the sender’s digital signature. Bitcoin transactions are secured by cryptography known as public-private key cryptography, represented by the bitcoin addresses and digital signature in a transaction’s data file. Each Bitcoin Network address, or wallet, is associated with a unique “public key” and “private key” pair, both of which are lengthy alphanumeric codes, derived together and possessing a unique relationship.

The public key is visible to the public and analogous to the Bitcoin Network address. The private key is a secret and may be used to digitally sign a transaction in a way that proves the transaction has been signed by the holder of the public-private key pair, without having to reveal the private key. A user’s private key must be kept in accordance with appropriate controls and procedures to ensure it is used only for legitimate and intended transactions. If an unauthorized third person learns of a user’s private key, that third person could forge the user’s digital signature and send the user’s bitcoin to any arbitrary bitcoin address, thereby stealing the user’s bitcoin. Similarly, if a user loses his private key and cannot restore such access (e.g., through a backup), the user may permanently lose access to the bitcoin contained in the associated address.

The Bitcoin Network incorporates a system to prevent double-spending of a single bitcoin. To prevent the possibility of double-spending a single bitcoin, each validated transaction is recorded, time stamped and publicly displayed in a “block” in the Blockchain, which is publicly available. Thus, the Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and downloaded in part or in whole by all users of the Bitcoin Network software program. Any user may validate, through their Bitcoin wallet or a blockchain explorer, that each transaction in the Bitcoin Network was authorized by the holder of the applicable private key, and Bitcoin Network mining software consistent with reference software requirements typically validates each such transaction before including it in the Blockchain. This cryptographic security ensures that bitcoin transactions may not generally be counterfeited, although it does not protect against the “real world” theft or coercion of use of a Bitcoin user’s private key, including the hacking of a Bitcoin user’s computer or a service provider’s systems.

A Bitcoin transaction between two parties is settled when recorded in a block added to the Blockchain. Validation of a block is achieved by confirming the cryptographic hash value included in the block’s solution and by the block’s addition to the longest confirmed Blockchain on the Bitcoin Network. For a transaction, inclusion in a block on the Blockchain constitutes a “confirmation” of a Bitcoin transaction. As each block contains a reference to the immediately preceding block, additional blocks appended to and incorporated into the Blockchain constitute additional confirmations of the transactions in such prior blocks, and a transaction included in a block for the first time is confirmed once against double-spending. The layered confirmation process makes changing historical blocks (and reversing transactions) exponentially more difficult the further back one goes in the Blockchain.

To undo past transactions in a block recorded on the Blockchain, a malicious actor would have to exert tremendous computer power in re-solving each block in the Blockchain starting with and after the target block and broadcasting all such blocks to the Bitcoin Network. The Bitcoin Network is generally programmed to consider the longest Blockchain containing solved and valid blocks to be the most accurate Blockchain. In order to undo multiple layers of confirmation and alter the Blockchain, a malicious actor must re-solve all of the old blocks sought to be regenerated and be able to continuously add new blocks to the Blockchain at a speed that would have to outpace that of all of the other miners on the Bitcoin Network, who would be continuously solving for and adding new blocks to the Blockchain.

Bitcoin Mining – Creation of New Bitcoins

Mining Process

The process by which bitcoins are created and bitcoin transactions are verified is called mining. To begin mining, a user, or “miner,” can download and run a mining client, which, like regular Bitcoin Network software, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Each time transactions are validated and bundled into new blocks added to the Blockchain, the Bitcoin Network awards the miner solving such blocks with newly issued bitcoin and any transaction fees paid by bitcoin transaction senders. This reward system is the method by which new bitcoins enter into circulation to the public. Over time, the size of the fixed reward of new bitcoin decreases, and miners increasingly rely on transaction fees to compensate them for exerting computational power in solving blocks.

Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoins to the miner who solved the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of a predetermined length (the “hash value”) using the SHA-256 cryptographic hash algorithm. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes.

Mathematically Controlled Supply

The method for creating new bitcoin is mathematically controlled in a manner so that the supply of bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of bitcoin awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 6.25 bitcoin per block; the reward decreased from twenty-five (25) bitcoin in July 2016 and 12.5 in May 2020. It is estimated to halve again at the start of 2024. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed twenty-one (21) million and that bitcoin cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. As of January 1, 2021, approximately 18,587,000 bitcoin have been mined. It is estimated that more than ninety (90) percent of the twenty-one (21) million bitcoin will have been produced by 2022.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Common Shares.

Bitcoin Market and Bitcoin Trading Platforms

In addition to using bitcoin to engage in transactions, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the bitcoin market, market expectations for the adoption of bitcoin by individuals, the number of merchants that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

The most common means of determining a reference value is by surveying trading platforms where secondary markets for bitcoin exist. The most prominent bitcoin trading platforms are often referred to as “exchanges”, although they are not regulated and do not report trade information in the same way as a national securities exchange. As such, there is some difference in the form, transparency and reliability of trading data from bitcoin trading platforms. Generally speaking, bitcoin data is available from these trading platforms with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro or another digital asset such as ether or tether. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are several digital asset trading platforms operating worldwide and trading platforms represent a substantial percentage of bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of bitcoin. A bitcoin trading platform provides investors with a way to purchase and sell bitcoin, similar to stock exchanges like the New York Stock Exchange or NASDAQ, which provide ways for investors to buy stocks and bonds in the so-called “secondary market.” Unlike stock exchanges regulated to monitor securities trading activity, bitcoin trading platforms are largely regulated as money services business (or a foreign regulatory equivalent) that monitor against money-laundering and other illicit financing. Bitcoin trading platforms operate websites designed to permit investors to open accounts with the trading platform and then purchase and sell bitcoin.

Although bitcoin was the first cryptocurrency, since 2009, the number of digital assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known digital assets include ether, XRP, bitcoin cash, and litecoin. The digital asset marketplace is still being defined and evolving, including the practices of exchanges, behavior of investors, and the protocols and prominence of particular digital assets. Prior to 2017, bitcoin accounted for approximately 85% or more of the total market capitalization of all digital assets. By January 2021, this figure had dropped to around 69% as other digital assets launched and/or grew faster than bitcoin.

Authorized Participants will have the option of purchasing and selling bitcoin used in Creation Unit transactions with the Trust either on bitcoin trading platforms, in the OTC markets or in direct bilateral transactions. OTC trading and direct transactions of bitcoin are generally accomplished via bilateral agreements on a principal-to-principal basis. All risks and issues related to creditworthiness are between the parties directly involved in the transaction.

Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change and large corporations, financial institutions and investment firms are taking positions providing exposure to bitcoin and other digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Bitcoin. Bitfinex, Bitstamp, Coinbase, Gemini, Kraken and itBit are some of the largest trading platforms by volume traded. [Custodian], the Bitcoin Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store bitcoin for users. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

More than 5,000 other digital assets have been developed since the inception of Bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using Bitcoin. Some industry groups are also creating private, permissioned blockchains that may or may not feature cryptocurrencies or other digital assets. In addition, private enterprises and governments are exploring the use of stablecoins including central bank backed digital currencies.

Regulation of Bitcoin

Bitcoin and other digital assets have increasingly attracted attention from U.S. and foreign regulators. Such regulatory attention has included enforcement actions for violations of securities and commodities laws, as well as the release of regulatory guidance explaining how existing regulatory regimes apply to digital assets, and orders approving certain digital asset-related products. In more limited cases, new legislation or regulations have been proposed or adopted to govern the use of digital assets and their networks.

U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset trading platforms, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of trading platforms or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that digital assets sold in initial coin offerings (“ICOs”) may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Generally speaking, ICOs are offered and conducted on the Ethereum network or similar “smart contract” platforms, rather than the Bitcoin Network; however, bitcoin has been used for consideration in ICOs on multiple networks and ICOs may be conducted using the Bitcoin Network.

On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Common Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity.

Various U.S. federal and state and foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the bitcoin markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding the US and foreign government and quasi-governmental regulatory actions with respect to digital assets and digital asset exchanges. Foreign laws, regulations or directives may conflict with those of the U.S. and may negatively impact the acceptance of bitcoin by users, merchants and service providers and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, South Korea, India and the U.S. and globally, or otherwise negatively affect the value of bitcoin.

The effect of any future regulatory change on the Trust or Bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Common Shares.

Regulatory changes or actions may alter the nature of an investment in bitcoin or bitcoin futures or restrict the use of bitcoin or the operations of the bitcoin network or exchanges on which bitcoin trades in a manner that adversely affects the price of bitcoin or bitcoin futures and an investment in the shares. For example, it may become illegal to acquire, hold, sell or use bitcoin or bitcoin futures in one or more countries, which could adversely impact the price of bitcoin and bitcoin futures.

As bitcoin and other digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the Financial Crimes Enforcement Network (“FinCEN”), SEC, CFTC, FINRA, the CFPB, the Treasury Department, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that take custody of digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed to investors in digital assets. In addition, federal and state agencies, and other regulatory bodies in other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity with respect to digital assets. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in bitcoin and bitcoin futures and/or the ability of the Trust to continue to operate.

The United States Department of Treasury Office of Foreign Assets Control (“OFAC”) has affirmed that the obligations of U.S. persons (and persons otherwise subject to OFAC jurisdiction) to comply with economic sanctions is the same with respect to digital currency as with respect to other assets. In March 2018, OFAC announced that it may add digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. In November 2018, OFAC for the first time added bitcoin addresses, associated with an Iranian ransomware scheme, to the Specially Designated Nationals list. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has in the past been associated with such addresses can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect their price.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and must comply with the anti-money laundering regulations applicable to money transmitters. FinCEN subsequently issued several interpretive letters clarifying which entities would be considered administrators or exchangers and which would be considered mere “users” not subject to registration. In 2015, FinCEN, working in coordination with the U.S. Attorney’s Office for the Northern District of California, assessed a $700,000 fine against Ripple Labs for violating several requirements of the Bank Secrecy Act by acting as a money services business (MSB) and selling XRP without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the shares.

In January 2021, Janet Yellen, who is currently the U.S. Treasury Secretary, suggested the government examine ways in which it can “curtail” the use of cryptocurrencies such as bitcoin over concerns that they are “mainly” used for illicit financing and to make sure that anti-money laundering does not occur through the use of cryptocurrencies.

In July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about cryptocurrencies. Secretary Mnuchin indicated that one source of concern is cryptocurrencies’ potential for being used to fund illicit activities. Secretary Mnuchin has indicated that the U.S. Treasury Department may be seeking to implement new regulations governing cryptocurrency activities to address these concerns.

In 2015, the NYDFS finalized a rule that requires most businesses involved in digital asset business activity in or involving New York, excluding merchants and consumers, to apply for a license, commonly known as a BitLicense, from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital asset business activity. Other states have considered regimes similar to that imposed by New York or have imposed other regulatory regimes on digital asset businesses.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

Furthermore, in February 2018, the NYDFS issued guidance that directed “virtual currency entities” to adopt a written policy to address (1) fraud-related and similar risk areas, including market manipulation; (2) effective procedures and controls; (3) allocation of responsibility for risk monitoring; and (4) investigation procedures in the case of suspected, or actual, fraud and other wrongdoing, including market manipulation. In addition, on April 17, 2017, the New York Attorney General launched a fact-finding inquiry into the policies and practices of online digital asset trading platforms. In connection with the inquiry, the AG’s office sent letters to thirteen major virtual currency trading platforms requesting key information on their operations, internal controls and safeguards to protect customer assets. The AG’s office issued a report in September 2018 with its conclusions, including, for example, that some digital asset exchanges do not have policies or procedures to prevent market manipulation.

The SEC has not asserted regulatory authority over bitcoin or similar cryptocurrencies or trading or ownership of bitcoin or similar cryptocurrencies and has not expressed the view that bitcoin or similar cryptocurrencies should be classified or treated as a security for purposes of U.S. federal securities laws. In fact, senior members of the staff of the SEC have expressed the view that bitcoin is not a security under the federal securities laws. However, the SEC has commented on bitcoin and bitcoin-related market developments and has taken action against investment schemes involving bitcoin. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also recently determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including bitcoin. Finally, the SEC’s Office of Compliance Inspections and Examinations (“OCIE”) has stated that digital assets are an examination priority for 2021. In particular, OCIE intends to focus its examination on investment suitability of digital assets, portfolio management and trading practices, safety of client funds and assets, pricing and valuation, effectiveness of compliance programs and controls, and supervision of employee outside business activities.

The CFTC has regulatory jurisdiction over the bitcoin futures markets. In addition, because the CFTC has determined that bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for bitcoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving bitcoin that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over bitcoin futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for bitcoin exchanges or transactions.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including bitcoin. The effect of any existing regulation or future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the shares. Various foreign jurisdictions have, and may continue to in the near future, adopt laws, regulations or directives that affect bitcoin, particularly with respect to bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of bitcoin.

If regulatory changes or interpretations require the regulation of bitcoin by the CFTC under the CEA or the SEC under the Securities Act, Investment Advisers Act or Investment Company Act, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

Bitcoin Value

The value of bitcoin is determined by the value that various market participants place on Bitcoin through their transactions. The most common means of determining the value of a bitcoin is by surveying one or more bitcoin exchanges where bitcoin is traded publicly and transparently (e.g., Bitstamp, Coinbase, Kraken, itBit and Gemini).

On exchanges, bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or Euro. OTC dealers or market makers do not typically disclose their trade data.

Currently, there are many exchanges operating worldwide, representing a substantial percentage of bitcoin buying and selling activity, and providing the most data with respect to prevailing valuations of bitcoins. The below table reflects the trading volume (in thousands of USD) of certain Bitcoin Exchanges using data from [    ], 2021 to [    ], 2021:

[TABLE TO BE INCLUDED IN A FURTHER AMENDMENT]

The domicile, regulation and legal compliance of the Bitcoin Exchanges varies. Information regarding each Bitcoin Exchange included in the table above may be found, where available, on the websites for such Bitcoin Exchanges, among other places.

Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin Exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin Exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin Exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin Exchanges with the highest transaction volumes on average is lower than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin Exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements.

ACTIVITIES OF THE TRUST

The activities of the Trust will be limited to (1) issuing Creation Units in exchange for bitcoins deposited by the Authorized Participants with the Bitcoin Custodian as consideration, (2) transferring actual bitcoins as necessary to cover the Investment Management Fee and selling bitcoins as necessary to pay Additional Trust Expenses, (3) transferring actual bitcoins in exchange for Creation Units surrendered for redemption by the Authorized Participants, (4) causing the Advisor to sell bitcoins on the termination of the Trust and (5) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of bitcoins.

Trust Objective

The investment objective of the Trust is for the Common Shares to reflect the performance of the value of bitcoin less the Trust’s liabilities and expenses. The Trust will not seek to reflect the performance of any benchmark or index. In order to seek its investment objective, the Trust seeks to purchase and sell such number of bitcoin so that the total value of the bitcoin held by the Trust is as close to 100% of the net assets of the Trust (the “Target Exposure”), as is reasonably practicable to achieve. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis. There can be no assurance that the Trust will be able to achieve or maintain the Target Exposure. The Common Shares are designed to provide investors with a cost-effective and convenient way to invest in bitcoin. A substantial direct investment in bitcoins may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of the bitcoins and may involve the payment of substantial fees to acquire such bitcoins from third-party facilitators through cash payments of U.S. Dollars. Although the Common Shares will not be the exact equivalent of a direct investment in bitcoins, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in bitcoin markets through the securities market. Because the value of the Common Shares is tied to the value of the bitcoins held by the Trust, it is important to understand the investment attributes of, and the market for, bitcoins.

Strategy Behind the Common Shares

The Common Shares are intended to offer investors an opportunity to obtain exposure to bitcoin markets through an investment in securities. [On the first day the Common Shares were offered, each Common Share in the initial Creation Unit represented [    ] bitcoin.] The logistics of accepting, transferring and safekeeping of bitcoins are dealt with by the Advisor, the Sub-Advisor, Administrator and Bitcoin Custodian, and the related expenses are built into the price of the Common Shares. Therefore, Common Shareholders do not have additional tasks or costs in addition to those associated with investing in any other publicly traded security.

The Common Shares are intended to provide institutional and retail investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding bitcoins. The Common Shares offer an investment that is:

•	Easily Accessible and Relatively Cost Efficient. Investors in the Common Shares can also directly access bitcoin markets through the Bitcoin Exchange Market. The Sub-Advisor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use bitcoins by using the Common Shares instead of directly purchasing and holding bitcoins, and for many investors, transaction costs related to the Common Shares will be lower than those associated with the direct purchase, storage and safekeeping of bitcoins.
•	Exchange Traded and Transparent. The Common Shares will be listed and trade on NYSE Arca, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this Prospectus is a part, the Common Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s assets will be reported each day on [ ].
•	Minimal Credit Risk. The Common Shares represent an interest in actual bitcoins owned by the Trust. The Trust’s bitcoins in the Bitcoin Custodian’s possession are not subject to borrowing arrangements with third parties or counterparty or credit risks.
•	Safekeeping System. The Bitcoin Custodian has been appointed to store and safekeep the bitcoins for the Trust using a segregated and therefore diversified safekeeping storage system. The hardware, software, administration and continued technological development that are used by the Bitcoin Custodian may not be available or cost-effective for many investors.

The Trust differentiates itself from competing digital currency financial vehicles, to the extent that such digital currency financial vehicles may develop, in the following ways:

•	Bitcoin Custodian. The Bitcoin Custodian that holds the private keys for the digital wallets of the Trust is [Custodian]. Other digital currency financial vehicles that use cold storage may not use a custodian to hold their private keys.
•	Cold Storage of Private Keys. All of the private keys for the Trust’s Vault Account are kept in “cold storage,” which means that the bitcoins held by the Trust’s Vault Account are not directly connected to, or accessible from, the internet or other computers without the private keys. See “Custody of the Trust’s Bitcoins” for more information relating to the distribution and withdrawal of the Trust’s private keys to and from cold storage. Other digital currency financial vehicles may not utilize cold storage or may utilize less effective cold storage-related hardware and security protocols.
•	[Enhanced Security. The Bitcoin Custodian and Advisor have put enhanced security procedures in place that require one or more employees of the Advisor to verify each transaction, with each employee having a unique verification method. The Bitcoin Custodian and the Advisor have put additional similar enhanced security procedures in place to protect against the malicious movement of bitcoin.]
•	Bitcoin Custodian Audits. The Bitcoin Custodian has agreed to allow the Trust and the Advisor take any necessary steps to verify that satisfactory internal control system and procedures are in place, and to visit and inspect the systems on which the bitcoins are held. The Bitcoin Custodian is also obligated to provide the Trust and Advisor with both independent and audit reports on the Bitcoin Account.
•	Directly Held Bitcoins. The Trust directly owns actual bitcoins held through the Bitcoin Custodian. The direct ownership of bitcoins is not subject to counterparty or credit risks. This may differ from other digital currency financial vehicles that provide bitcoin exposure through other means, such as the use of financial or derivative instruments.
•	Structure. The Common Shares intend to track the performance of the value of bitcoin less the Trust’s liabilities and expenses. The Trust seeks to achieve this objective by directly owning bitcoins. This structure may be different from other digital currency financial vehicles that seek to track the performance of the price of bitcoins or other digital currencies through the use of futures contracts or derivative instruments.
•	[Investment Management Fee. The relatively low level of the Investment Management Fee that is paid to the Advisor is a competitive factor that may influence an investor’s decision to purchase Common Shares.]

Secondary Market Trading

The Trust will create and redeem Common Shares from time to time, but only in one or more Creation Units. The creation and redemption of Common Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin determined as described in this prospectus.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public any Common Shares it does create.

Authorized Participants that do offer to the public Common Shares from the Creation Units they create will do so at per- Common Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Common Shares and market conditions at the time of a transaction. Creation Units are generally redeemed when the market price per Common Share is at a discount to the NAV per Common Share. Common Shares initially constituting the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Units receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Advisor, and no such person has any obligation or responsibility to the Advisor to effect any sale or resale of Common Shares. Common Shares trade in the secondary market on the NYSE Arca.

Common Shares are expected to trade in the secondary market on the NYSE Arca. Common Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Common Share. The amount of the discount or premium in the trading price relative to the NAV per Common Share may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Common Shares and market conditions at the time of a transaction.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be the Investment Management Fee. The Investment Management Fee will be determined by applying a [    ]% annual rate to the quantity of bitcoin held by the Trust accrued on a daily basis. The rate of the Investment Management Fee is subject to the sole discretion of the Advisor. Payments of the Investment Management Fee will occur monthly in arrears. To pay the Investment Management Fee, the Bitcoin Custodian will, when directed by the Advisor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Investment Management Fee, determined as described above and (ii) transfer such bitcoins to an account maintained by the Bitcoin Custodian for the Advisor. Because the Investment Management Fee is paid in bitcoin and calculated by reference to the quantity of bitcoin held by the Trust, the expenses of the Trust as a percentage of its assets will generally not be affected by fluctuations in the value of bitcoin.

The Advisor, from time to time, may temporarily waive all or a portion of the Investment Management Fee in its discretion for stated periods of time. Presently, the Advisor does not intend to waive any of the Investment Management Fee. As consideration for its receipt of the Investment Management Fee, the Advisor has assumed the obligation to pay the Advisor-paid Expenses.

The Advisor has not assumed the obligation to pay Additional Trust Expenses. If Additional Trust Expenses are incurred, the Advisor will cause the Bitcoin Custodian to convert bitcoins into U.S. Dollars or other fiat currencies at the highest exchange rate and lowest fees the Advisor can find within a reasonable time frame in order to sell bitcoin in exchange for U.S. Dollars or any other fiat currency (the “Actual Exchange Rate”) in such quantity as may be necessary to permit payment of such Additional Trust Expenses. The number of bitcoins represented by a Common Share will decline each time the Trust pays the Investment Management Fee or any Additional Trust Expenses. See “Risk Factors—Risk Factors Related to the Trust and the Common Shares—The amount of bitcoin represented by the Common Shares will decline over time through delivering bitcoins to the Advisor for the Investment Management Fee and selling bitcoins for Additional Trust Expenses.” and “Expenses.”

Impact of Trust Expenses on the Trust’s Holdings in Bitcoin

The Trust will pay the Investment Management Fee to the Advisor in bitcoins. In addition, the Trust will sell bitcoins to raise the funds needed for the payment of any Additional Trust Expenses. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its Additional Trust Expenses. The Trust will not engage in any activity designed to derive a profit from changes in the prices of bitcoins. Because the number of bitcoins held by the Trust will decrease when bitcoins are used to pay the Investment Management Fee or sold to permit the payment of Additional Trust Expenses, the number of bitcoins represented by each Common Share will decrease over the life of the Trust. Accordingly, the Common Shareholders will bear the cost of the Investment Management Fee and Additional Trust Expenses. New deposits of bitcoins into the Bitcoin Account that are received in exchange for additional new Creation Units issued by the Trust will not reverse this trend.

Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the fractional number of bitcoins represented by each outstanding Share for three years. It assumes that the only transfers of bitcoins will be those needed to pay the Investment Management Fee and that the price of bitcoins and the number of Common Shares remain constant during the three-year period covered. The table does not show the impact of any Additional Trust Expenses. Any Additional Trust Expenses, if and when incurred, will accelerate the decrease in the fractional number of bitcoins represented by each Common Share. In addition, the table does not show the effect of any waivers of the Investment Management Fee that may be in effect from time to time.

Year
	1			2			3
Hypothetical price per bitcoin	$	[ ]		$	[ ]		$	[ ]
Investment Management Fee		[ ]	%		[ ]	%		[ ]	%
Common Shares of Trust, beginning		[ ]			[ ]			[ ]
Bitcoins in Trust, beginning		[ ]			[ ]			[ ]
Hypothetical value of bitcoins in Trust	$	[ ]		$	[ ]		$	[ ]
Beginning NAV of the Trust	$	[ ]		$	[ ]		$	[ ]
Bitcoins to be delivered to cover the Investment Management Fee		[ ]			[ ]			[ ]
Bitcoins in Trust, ending		[ ]			[ ]			[ ]
Ending NAV of the Trust	$	[ ]		$	[ ]		$	[ ]
Ending NAV per Common Share	$	[ ]		$	[ ]		$	[ ]
Hypothetical price per bitcoin	$	[ ]		$	[ ]		$	[ ]

CALCULATION OF THE TRUST’S NAV

The NAV of the Trust is determined in accordance with GAAP as the total value of bitcoin held by the Trust, plus any cash or other assets, less any liabilities including accrued but unpaid expenses. The NAV per Common Share is determined by dividing the NAV of the Trust by the number of Common Shares outstanding.

The NAV of the Trust is determined as of 4:00 p.m. Eastern time (ET) on each Business Day. The Trust’s daily activities are generally not reflected in the NAV determined for the Business Day on which the transactions are effected (the trade date), but rather on the following Business Day.

Valuation of Investments

The Advisor has adopted a policy pursuant to which the Trust will value its assets and liabilities. Under this policy, the Advisor uses fair value standards according to GAAP.

Generally, the fair value of an asset that is traded on a market is measured by reference to the orderly transactions on an active market. Among all active markets with orderly transactions, the market that is used to determine the fair value of an asset is the principal market (with exceptions described in more detail below), which is either the market on which the Trust actually transacts, or if there is sufficient evidence, the market with the most trading volume and level of activity for the asset. Where there is no active market with orderly transactions for an asset, the Advisor’s valuation committee follows policies and procedures described in more detail below to determine the fair value.

The Advisor first determines which markets are likely to be active markets with orderly transactions for bitcoin. Currently, the Advisor has determined that active markets with orderly transactions are those that provide relevant and reliable price and volume information because the venues supporting such markets:

•	conduct trading for bitcoin in U.S. dollars;

•	are appropriately licensed to engage in bitcoin trading involving New York-based customers (and therefore, among other things, have programs to effectively detect, prevent, and respond to fraud); and

•	otherwise have sufficient indicia of an active market with orderly transactions: quality of execution (overall costs of a trade, accurate and timely execution, clearance and error/dispute resolution); reputation, financial strength, compliance with laws and regulations, and stability; hours of operation and willingness to transact; confidentiality of trading activity; and integrity of trade and price data.

It is uncertain that transactions on all active markets for bitcoin represent orderly transactions. The Advisor takes this uncertainty into account as described below.

The Advisor has determined that both certain bitcoin venues and the OTC market meet these criteria.

Among the venues supporting active markets with orderly transactions, the Advisor determines to which such venues the Trust has access and refers to these as eligible venues. Eligible venues consist of eligible OTC venues and eligible exchanges.

The Advisor then determines the principal market for bitcoin as either the market that the Trust normally transacts in for bitcoin, or, if the Trust does not normally transact in any market or the Advisor has sufficient evidence that a particular market has the highest trading volume and level of activity, such market.

The Trust will not purchase or, barring the liquidation of the Trust or the Trust incurring certain extraordinary expenses or liabilities not contractually assumed by the Advisor, or sell bitcoin directly. As a result, the Advisor expects that the principal market will generally be the market with the highest trading volume and level of activity, which the Advisor expects will typically be an eligible exchange. The Advisor determines the principal market for bitcoin at least quarterly and more frequently as circumstances warrant. Circumstances in which the Advisor may re-determine the principal market include but are not limited to the following: where the market is no longer an eligible market or when the trading volume for bitcoin on another eligible market increases such that that eligible market has the highest trading volume for the digital asset.

Whether the principal market for bitcoin is an eligible exchange or the OTC market, the price on such principal market may not always represent fair value or the transactions on such market may not always represent orderly transactions. Thus, the Advisor will not use the principal market to determine the fair value of bitcoin on a measurement date if the Advisor determines, at the time of valuation, that transactions on the principal market are not orderly (e.g., indicative of forced liquidations or distress sales). To make this determination, the Advisor reviews criteria including:

•	a comparison of the prices on the principal market against the prices on other eligible venues that the Advisor believes have the strongest regulatory compliance, surveillance, and enforcement mechanisms;

•	trading volume and prices on the principal market at and around the time of valuation relative to historical activity on the principal market and eligible venues;

•	the Advisor’s understanding of the market’s regulatory compliance, including with applicable federal and state licensing requirements, and practices regarding anti-money laundering;

•	the degree of intraday price fluctuations the market experiences at and around the time of valuation; and

•	the ability of the Trust to trade on the market.

If the Advisor determines that transactions on the principal market are not orderly, the Advisor will determine the fair value of bitcoin based on the eligible exchange with the next-highest volume, as long as the Advisor determines that that market has orderly transactions at the time of the valuation.

If market quotations are not readily available (including in cases in which available market quotations are deemed to be unreliable or infrequent), the Trust’s bitcoin will be valued as determined in good faith pursuant to policies and procedures approved by the Advisor’s valuation committee (“fair value pricing”). In these circumstances, the Trust determines fair value in a manner that seeks to reflect the market value of the investment at the time of valuation based on consideration of any information or factors the Advisor’s valuation committee deems appropriate, as further described below. The Advisor’s valuation committee is responsible for overseeing the implementation of the Trust’s valuation procedures and fair value determinations. For purposes of determining the fair value of bitcoin, the valuation committee may consider, without limitation: (i) indications or quotes from brokers, (ii) valuations provided by a third-party pricing agent, (iii) internal models that take into consideration different factors determined to be relevant by the Advisor or (iv) any combination of the above.

Fair value pricing may require subjective determinations about the value of an asset or liability. Fair values determined as described herein may differ from quoted or published prices, or from prices that are used by others, for the same digital assets.

It is possible that the fair value determined for an investment may be materially different than the value that could be realized upon the sale of such investment. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of Shareholders’ investments in the Trust. Information that becomes known to the Trust or its agents after the NAV has been calculated on a particular day will not be used to retroactively adjust the price of an investment or the NAV determined earlier that day.

The bitcoin markets are generally open on days when U.S. markets are closed, which means that the value of the digital assets owned by the Trust could change on days when Common Shares cannot be bought or sold. The value of investments traded in markets outside the U.S. or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Exchange is closed, and the NAV of the Common Shares may change on days when an investor is not able to purchase Common Shares. The calculation of the Trust’s NAV may not take place contemporaneously with the determination of the prices of foreign investments used in NAV calculations.

Stock Splits

The Advisor reserves the right to adjust the Common Share price of the Trust in the future to maintain convenient trading ranges for Common Shareholders in the secondary market. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Common Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Common Shareholders or the value of any Common Shareholder’s investment.

Recognition of Forks and Airdrops

[Because the Trust intends to disclaim all rights to digital assets created by forks and air drops, the Trust does not expect that the value of those digital assets will be taken into account for purposes of calculating NAV.]

Other Assets

The fair values of any liquid assets held by the Trust primarily in the form of cash and certificates of deposits are included in the determination of NAV.

Liabilities

The fair value of the Trust’s liabilities is included in the determination of NAV. These liabilities are expected generally to consist only of the Investment Management Fee, although liabilities may also include extraordinary expenses from time to time. See “Activities of the Trust—Trust Expenses.”

The determinations that the Advisor and the Administrator make will be made in good faith upon the basis of, and neither the Advisor nor the Administrator will be liable for any errors contained in, information reasonably available to it. Neither the Advisor nor the Administrator will be liable to DTC, Authorized Participants, the Common Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Advisor or the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of their duties.

In addition, information regarding the intra-day value of the shares of the Trust, also referred to as the “indicative optimized portfolio value” (“IOPV”), is disseminated every 15 seconds throughout the Trust’s trading day by the NYSE Arca or other information providers. The IOPV is based on the current market value of the bitcoin held by the Trust and any liabilities of the Trust. The IOPV does not necessarily reflect the best possible valuation of the bitcoin held by the Trust. Therefore, the IOPV should not be viewed as a “real-time” update of the NAV per Common Share because the IOPV may not be calculated in the same manner as the NAV, which is computed once a day, generally at the end of the Business Day. The IOPV is generally determined by using [     ]. The Trust is not involved in, or responsible for, the calculation or dissemination of the IOPV of Common Shares and the Trust does not make any warranty as to its accuracy.

DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on March 12, 2021 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement.

The Trust holds only bitcoins and is expected from time to time to issue Creation Units in exchange for deposits of bitcoins and to distribute bitcoins in connection with redemptions of Creation Units. The investment objective of the Trust is for the Common Shares to reflect the performance of the value of bitcoins as represented, less the Trust’s liabilities and expenses.

The Common Shares represent units of fractional undivided beneficial interest in, and ownership of, the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The bitcoins held by the Bitcoin Custodian on behalf of the Trust will be transferred out of the Bitcoin Account only in the following circumstances: transferred to pay the Investment Management Fee, distributed to Authorized Participants in connection with the redemption of Creation Units, transferred to be sold on an as-needed basis to pay Additional Trust Expenses, sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoins to pay the Investment Management Fee or any Additional Trust Expenses will be a taxable event for Common Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Advisor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Advisor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Advisor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust expects to create and redeem Common Shares from time to time but only in Creation Units. A Creation Unit equals a block of [     ] Common Shares. The number of outstanding Common Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Creation Units. The creation and redemption of Creation Units require the delivery to the Trust, or the distribution by the Trust, of the number of bitcoins represented by the Creation Units being created or redeemed. The creation and redemption of a Creation Unit will be made only in exchange for the delivery to the Trust, or the distribution by the Trust, of the number of whole and fractional bitcoins represented by each Creation Unit being created or redeemed, the number of which is determined by dividing the number of bitcoins owned by the Trust at 4:00 p.m., New York time, on the trade date of a creation or redemption order, as adjusted for the number of whole and fractional bitcoins constituting accrued but unpaid fees and expenses of the Trust, by the number of Common Shares outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth of one bitcoin (i.e., one “satoshi”, the smallest unit of bitcoin currently recorded on the Bitcoin Network)), and multiplying such quotient by [    ]. [Each Share in the initial Creation Units represented approximately [     ] bitcoin.] The number of bitcoins required to create a Creation Unit, or to be delivered upon a redemption of a Creation Unit, will gradually decrease over time due to the transfer or sale of the Trust’s bitcoins to pay the Investment Management Fee and any Additional Trust Expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Common Shares, rises or falls. The Trust will not accept or distribute cash in exchange for Creation Units, other than upon its dissolution. See “Plan of Distribution.”

The Administrator will determine the Trust’s NAV on each day the Common Shares trade on NYSE Arca as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Administrator will also determine the NAV per Common Share, which equals the Trust’s NAV divided by the number of outstanding Common Shares. Each Business Day, the Advisor will publish the Trust’s NAV and NAV per Common Share on the Trust’s website, https://www.ftportfolios.com, as soon as practicable after the Trust’s NAV and NAV per Common Share have been determined by the Administrator. See “Calculation of the Trust’s NAV.”

The Trust’s assets will generally consist solely of bitcoins. Each Common Share will represent a proportional interest, based on the total number of Common Shares outstanding, in the bitcoins held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Advisor expects that the market trading price of the Common Shares will fluctuate over time in response to the market prices of bitcoins. In addition, the Advisor expects that the trading price of the Common Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis bitcoin pricing information from various financial information service providers or Bitcoin Network information websites. Current market prices of bitcoins are also generally available with bid/ask spreads directly from Bitcoin Exchanges. Market prices for the Common Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each Business Day the Trust’s website will provide pricing information for the Common Shares.

The Trust has no fixed termination date.

THE ADVISOR AND THE SUB-ADVISOR

The Advisor

The Advisor, First Trust Advisors L.P., 120 East Liberty Drive, Wheaton, Illinois 60187, is the investment advisor and sponsor of the Trust. The Advisor is generally responsible for the administration of the Trust under the provisions of the Trust Agreement. This includes (i) selecting and monitoring the Trust’s Service Providers and from time to time engaging additional, successor or replacement Service Providers and (ii) upon dissolution of the Trust, distributing the Trust’s remaining bitcoins or the cash proceeds of the sale of the Trust’s remaining bitcoins to the owners of record of the Common Shares.

The Advisor is a limited partnership with one limited partner, Grace Partners of DuPage L.P., and one general partner, The Charger Corporation. Grace Partners of DuPage L.P. is a limited partnership with one general partner, The Charger Corporation, and a number of limited partners. The Charger Corporation is an Illinois corporation controlled by James A. Bowen, the Chief Executive Officer of the Advisor. First Trust is registered as an investment adviser with the SEC and as a commodity pool operator with the NFA.

The Advisor serves as advisor or sub-advisor for [    ] mutual fund portfolios, [    ] exchange-traded funds consisting of [    ] series and [   ] closed-end funds. It is also the portfolio supervisor of certain unit investment trusts sponsored by First Trust Portfolios L.P. (“FTP”), an affiliate of First Trust, 120 East Liberty Drive, Wheaton, Illinois 60187. FTP specializes in the underwriting, trading and distribution of unit investment trusts and other securities. [FTP is the principal underwriter of the shares of the Trust.]

The Advisor arranged for the creation of the Trust and will arrange for the registration of the Common Shares for their public offering in the United States and their listing on NYSE Arca. As consideration for its receipt of the Investment Management Fee from the Trust, the Advisor is obligated to pay the Advisor-paid Expenses. The Advisor also paid the costs of the Trust’s organization and will pay for the costs of the initial sale of the Common Shares.

The Advisor may transfer all or substantially all of its assets to an entity that carries on the business of the Advisor if at the time of the transfer the successor assumes all of the obligations of the Advisor under the Trust Agreement. In such an event, the Advisor will be relieved of all further liability under the Trust Agreement.

The Investment Management Fee is paid by the Trust to the Advisor as compensation for services performed under the Trust Agreement and for the Advisor’s agreement to pay the Advisor-paid Expenses. See “Activities of the Trust—Trust Expenses.”

Management of the Advisor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Advisor, its agents and its affiliates, including without limitation, the Sub-Advisor, the Bitcoin Custodian and the Administrator. As officers of the Sub-Advisor, Anthony Scaramucci and Brett Messing may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sub-Advisor.

The Sub-Advisor

The Sub-Advisor, SkyBridge Capital II, LLC, is the investment sub-advisor of the Trust. In this capacity, the Sub-Advisor is responsible for [the purchase and sale of the bitcoin in the Trust’s portfolio and certain other services necessary for the management of the portfolio.] The Sub-Advisor is registered as an investment adviser under the Investment Advisers Act. The Sub-Advisor is located at 527 Madison Avenue, 16th Floor, New York, New York 10022. In addition to serving as the Sub-Advisor, SkyBridge provides portfolio management services to other investment funds (both registered and unregistered funds), pension and profit sharing plans, corporations and other businesses, including in separately managed accounts. As of [   ], 2021, SkyBridge had approximately $[    ] billion in assets under management or advisement. The Advisor has entered into a sub-advisory agreement with the Sub-Advisor and pays the Sub-Advisor out of the Investment Management Fee it receives from the Trust. The Sub-Advisor will receive a portfolio management fee equal to      % of the Trust’s average daily net assets (the “Sub-Advisor Fee”).

Anthony Scaramucci and Brett Messing, the co-portfolio managers of the Trust, are jointly and primarily responsible for the day-to-day management of the Trust’s portfolio.

Anthony Scaramucci. Mr. Scaramucci is the Founder and Managing Partner of SkyBridge Capital and Portfolio Manager of the Trust. Prior to founding SkyBridge in 2005, he co-founded investment partnership Oscar Capital Management, which was sold to Neuberger Berman, LLC in 2001. Earlier, he was a vice president in Private Wealth Management at Goldman Sachs & Co. He was a member of the New York City Financial Services Advisory Committee from 2007 to 2012. In November 2016, he was named to President-Elect Trump’s 16-person Presidential Transition Team Executive Committee. In June 2017, he was named the Chief Strategy Officer of the Export-Import Bank. He served as the White House Communications Director for a period in July 2017. Mr. Scaramucci, a native of Long Island, New York, holds a Bachelor of Arts degree in Economics from Tufts University and a Juris Doctor from Harvard Law School.

Brett S. Messing. Mr. Messing is Partner, President and Chief Operating Officer of SkyBridge Capital and Portfolio Manager of the Trust. He began his career at Goldman Sachs where he held various positions including Vice President and Co-Head of the Restricted Stock Group. Thereafter, he was a partner at Oscar Capital Management, which was acquired by Neuberger Berman, LLC. Following the successful integration of the business, Mr. Messing founded GPS Partners, a $2.5 billion hedge fund at its peak, which focused primarily in the energy infrastructure sector. Mr. Messing was the firm’s Managing Partner and Chief Investment Officer. Thereafter, Mr. Messing worked for Los Angeles Mayor Antonio R. Villariagosa as Co-Chief Operating Officer responsible for economic and business policy. Mr. Messing served as a Senior Advisor to Mayor Michael R. Bloomberg at C40 Cities, a joint venture with the Clinton Climate Initiative. Mr. Messing received his A.B. from Brown University, magna cum laude, and his Juris Doctor from Harvard Law School.

THE TRUSTEE

Delaware Trust Company, a Delaware trust company, serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, DE 19808. The Trustee is unaffiliated with the Advisor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Common Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Advisor, the Sub-Advisor, the Transfer Agent, Administrator, Bitcoin Custodian or any other person.

Neither the Trustee, either in its capacity as trustee on in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Common Shares. The Trustee’s liability in connection with the issuance and sale of Common Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this Prospectus or in any other document issued or delivered in connection with the sale or transfer of the Common Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust. See “Description of the Trust Documents—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least [180] days’ notice to the Trust. The Trustee will be compensated by the Advisor and indemnified by the Advisor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Advisor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Advisor.

THE TRANSFER AGENT

The Bank of New York Mellon will serve as the Transfer Agent of the Trust under the Trust Agreement and pursuant to the terms and provisions of the [Transfer Agency and Service Agreement]. The Transfer Agent has its principal office at 240 Greenwich Street, New York, New York 10286.

The Transfer Agent’s Role

The Transfer Agent holds the Common Shares in book-entry form. The Administrator directs the Transfer Agent to credit or debit the number of Creation Units to the applicable Authorized Participant. The Transfer Agent will issue or cancel each Authorized Participant’s Creation Unit. The Transfer Agent will also assist with the preparation of Common Shareholders’ account and tax statements.

The Advisor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

The Transfer Agent Fee is an Advisor-paid Expense to be assumed and paid by the Advisor.

THE ADMINISTRATOR

The Bank of New York Mellon will serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the [Trust Administration and Accounting Agreement]. The Administrator has its principal office at 240 Greenwich Street, New York, New York 10286.

The Administrator’s Role

Pursuant to the [Trust Administration and Accounting Agreement], the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) preparing and providing periodic reports on behalf of the Trust to investors, (ii) processing orders to create and redeem Creation Units and coordinating the processing of such orders with the Bitcoin Custodian, the Transfer Agent and DTC, and (iii) publishing the Trust’s NAV and NAV per Common Share each Business Day as of 4:00 p.m., New York time, or as soon thereafter as practicable.

The Trust will indemnify the Administrator, and the Administrator will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Trust Administration and Accounting Agreement.

AUTHORIZED PARTICIPANTS

An Authorized Participant must enter into a “Participant Agreement” with the Advisor and the Trust to govern its placement of orders to create and redeem Creation Units. The Participant Agreement sets forth the procedures for the creation and redemption of Creation Units and for the delivery of bitcoins required for creations and redemptions. The Participant Agreement also provides the Advisor and the Administrator with the authority to terminate the relationship with an Authorized Participant if the Advisor or Administrator determines that an Authorized Participant does not to comply with the regulatory and registration requirements promulgated by FinCEN or other state authorities.

Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Advisor and the Administrator and (iii) own an Authorized Participant Self-Administered Account.

A list of the current Authorized Participants can be obtained from the Advisor. The Trust has engaged [     ] as the initial Authorized Participants. Additional Authorized Participants may be added at any time, subject to the discretion of the Advisor.

THE BITCOIN CUSTODIAN

[Custodian] is the Bitcoin Custodian of the Trust and has entered into a Bitcoin Custodian Agreement with the Trust (as amended, the “Bitcoin Custodian Agreement”). [The Bitcoin Custodian is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act] The Bitcoin Custodian is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Bitcoin Custodian Agreement. The Bitcoin Custodian has its principal office at [    ].

The Bitcoin Custodian stores the Trust’s bitcoin holdings and, from time to time, cash in the Bitcoin Account. In connection with the creation and redemption of Creation Units, the Bitcoin Custodian will facilitate the transfer of Creation Bitcoin Amounts and Redemption Bitcoin Amounts, as applicable, among the Bitcoin Account and the Authorized Participant Self-Administered Account. The Bitcoin Custodian is responsible for administering the Bitcoin Account pursuant to the Bitcoin Custodian Agreement, and administered each Authorized Participant Self-Administered Account pursuant to a separate custodial agreement with the applicable Authorized Participant.

If the Bitcoin Custodian resigns in its capacity as custodian, the Advisor may appoint an additional or replacement custodian and enter into a custody agreement on behalf of the Trust with such custodian. Furthermore, the Advisor and the Trust may use Bitcoin custody services or similar services provided by entities other than [Custodian] at any time without prior notice to [Custodian].

CONFLICTS OF INTEREST

General

Neither the Advisor nor the Sub-Advisor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Advisor and Sub-Advisor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Advisor and Sub-Advisor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

Prospective investors should be aware that the Advisor and Sub-Advisor presently intends to assert that Common Shareholders have, by subscribing for Common Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Advisor or the Sub-Advisor to investors.

The Advisor and The Sub-Advisor

The Advisor and the Sub-Advisor each have a conflict of interest in allocating its own limited resources among, when applicable, different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Advisor and the Sub-Advisor also services other affiliates of the Advisor and the Sub-Advisor, respectively, and their respective clients. Although the and the Sub-Advisor and their professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Trust, the Advisor and the Sub-Advisor intend to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Trust consistent with its or their respective duties to the Trust and others.

Because of the Advisor and the Sub-Advisor’s affiliated status, each may be disincentivized to replace affiliated service providers. In connection with these conflicts of interest, Common Shareholders should understand that affiliated service providers receive fees for providing services to the Trust and clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Trust.

The Advisor and the Sub-Advisor and the affiliated service providers may, from time-to-time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients. It is possible that future business ventures of the Advisor and the Sub-Advisor and the affiliated service providers may generate larger fees, resulting in increased payments to employees, and therefore, incentivizing the Advisor, the Sub-Advisor and/or the affiliated service providers to allocate it/their limited resources accordingly to the potential detriment of the Trust.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and, where applicable, there has been no independent due diligence conducted with respect to this offering. The Advisor will, however, not retain any affiliated servicer provider for the Trust which the Advisor has reason to believe would knowingly or deliberately favor any other client over the Trust.

Because the officers of the Advisor and the Sub-Advisor may trade bitcoins for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time that they are managing the account of the Trust, prospective investors should be aware that the activities of the officers of the Advisor and the Sub-Advisor, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Advisor’s and the Sub-Advisor officers’ personal trading accounts will not be available for inspection by Common Shareholders.

The Sub-Advisor recently launched the SkyBridge Bitcoin Fund L.P. (“SkyBridge Bitcoin Fund”), an unregistered fund that seeks exposure to bitcoin in a manner substantially similar to the investment strategy of the Trust. As a result, conflicts of interest may arise in connection with the utilization of resources of the Sub-Advisor, such as time spent by personnel of the Sub-Advisor and its affiliates, including relating to the distribution of the Trust. Orders and transactions for bitcoin by the SkyBridge Bitcoin Fund and the Trust will not be aggregated, however the Trust may compete with the SkyBridge Bitcoin Fund for execution of orders conducted at similar times and prices. The Sub-Advisor has adopted policies to seek to mitigate the impact of such potentially competing orders so that, over time, neither the SkyBridge Bitcoin Fund nor the Trust is materially disadvantaged.

Mr. Scaramucci, Founder of the Sub-Advisor, and other personnel of the Sub-Advisor regularly appear as knowledgeable market participants on various television programs. Those appearances could create potential or perceived conflicts of interest. For example, SkyBridge personnel may discuss individual investment positions while discussing the financial markets and investors may or may not have indirect exposure to these positions. Other potential conflicts are also possible. SkyBridge Alternatives (“SALT”), a company affiliated with the Sub-Advisor, hosts a large investment conference biannually in the U.S. and abroad. The conference has grown to include participation by over 1,800 thought leaders, public policy officials, business professionals, investors and money managers from around the world. The Trust may have a relationship with SALT on a go-forward basis. This relationship with SALT raises potential for actual or perceived conflicts of interest.

The Advisor, the Sub-Advisor and certain of the affiliates of each of these often are entitled to indemnities from the Trust for certain liabilities, costs and expenses they incur in respect of the Trust. Indemnification is typically part of a package of protections for the indemnified party that include agreed standards of care in which the person disclaims liability to the Trust unless the person’s conduct rises to a particular standard such as gross negligence, willful misconduct, reckless disregard of duty or the like. Indemnification often provides for advancement of expenses to the indemnified party even in advance of any determination of liability.

DESCRIPTION OF THE COMMON SHARES

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Common Shares. Common Shares will be issued only in Creation Units (a Creation Unit equals a block of [    ] Common Shares) and only upon the order of an Authorized Participant. The Common Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Common Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Common Shares.

Description of Limited Rights

The Common Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Common Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Common Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Common Shareholders may vote under the Trust Agreement. For example, Common Shareholders do not have the right to elect directors and will not receive dividends. The Common Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Voting and Approvals

Under the Trust Agreement, Common Shareholders have limited voting rights. For example, the Advisor will terminate the Trust upon the agreement of Common Shareholders owning at least [75]% of the outstanding Common Shares. In addition, any amendment that adversely affects the rights of Common Shareholders, appoints a new Advisor, dissolves the Trust or makes any material change to the Trust’s basic investment policies or structure must be approved by the affirmative vote of Common Shareholders owning at least [50]% of the outstanding Common Shares.

Distributions

If the Trust is terminated and liquidated, the Advisor will distribute to the Common Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Advisor shall determine. See “Description of the Trust Documents—Description of the Trust Agreement—The Trustee—Termination of the Trust.” Common Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Redemption of the Common Shares

The Common Shares may be redeemed only by or through an Authorized Participant and only in whole Creation Units. See “Description of Creation and Redemption of Common Shares.”

Book-Entry Form

Individual certificates will not be issued for the Common Shares. Instead, one or more global certificates have been deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Common Shares outstanding at any time. Under the Trust Agreement, Common Shareholders are limited to (1) DTC Participants such as banks, brokers, dealers and trust companies, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Common Shares through DTC Participants or Indirect Participants. The Common Shares are transferable only through the book-entry system of DTC. Common Shareholders who are not DTC Participants may transfer their Common Shares through DTC by instructing the DTC Participant holding their Common Shares (or by instructing the Indirect Participant or other entity through which their Common Shares are held) to transfer the Common Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Advisor believes that the per Common Share price in the public market for Common Shares has risen or fallen outside a desirable trading price range, the Advisor may direct the Transfer Agent to declare a split or reverse split in the number of Common Shares outstanding and to make a corresponding change in the number of Common Shares constituting a Creation Unit.

CUSTODY OF THE TRUST’S BITCOINS

All bitcoins exist and are stored on the Blockchain, the decentralized transaction ledger of the Bitcoin Network. The Blockchain records most transactions (including mining of new bitcoins) for all bitcoins in existence, and in doing so verifies the location of each bitcoin (or fraction thereof) in a particular digital wallet. The Bitcoin Account is maintained by the Bitcoin Custodian and cold storage mechanisms are used for the Vault Account by the Bitcoin Custodian. Each digital wallet of the Trust may be accessed using its corresponding private key. The Bitcoin Custodian’s custodial operations maintain custody of the private keys that have been deposited in cold storage at its various vaulting premises. The locations of the vaulting premises may change regularly and are kept confidential by the Bitcoin Custodian for security purposes.

The term “cold storage” refers to a safeguarding method by which the private keys corresponding to bitcoins stored on a digital wallet are removed from any computers actively connected to the internet. Cold storage of private keys may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a storage device (for example, a USB thumb drive) or printed medium (for example, papyrus or paper) and deleting the digital wallet from all computers. A digital wallet may receive deposits of bitcoins but may not send bitcoins without use of the bitcoins’ corresponding private keys. In order to send bitcoin from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered them into a bitcoin software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the user of the digital wallet can transfer its bitcoins.

The Trust’s Bitcoin Custodian will custody of all of the Trust’s bitcoin. Custody of bitcoin typically involves the generation, storage and utilization of private keys. These private keys are used to effect transfer transactions — i.e., transfers of bitcoin from an address associated with the private key to another address. While private keys must be used to send bitcoin, private keys do not need to be used or shared in order to receive a bitcoin transfer; every private key has an associated public key and an address derived from that public key that can be freely shared, to which counterparties can transfer bitcoin. The Bitcoin Network has a public ledger, meaning that anybody with access to the address can see the balance of digital assets in that address.

The Bitcoin Custodian carefully considers the design of the physical, operational and cryptographic systems for secure storage of the Trust’s private keys in an effort to lower the risk of loss or theft. No such system is perfectly secure and loss or theft due to operational or other failure is always possible. See “Risk Factors — Risks Related to the Trust and the Common Shares.”

The Bitcoin Custodian uses a multi-factor security system under which actions by multiple individuals working together are required to access the private keys necessary to transfer such digital assets and ensure the Trust’s exclusive ownership. The multi-factor security system generates private keys using a FIPS 140-2-certified random number generator to ensure the keys’ uniqueness. Before these keys are used, the Bitcoin Custodian validates that the public addresses associated with these keys have no associated digital asset balances. The software used for key generation and verification is tested by the Bitcoin Custodian and is reviewed by third-party advisors from the security community with specific expertise in computer security and applied cryptography. The private keys are stored in an encrypted manner using a FIPS 140-2-certified security module held in redundant secure, geographically dispersed locations with high levels of physical security, including robust physical barriers to entry, electronic surveillance and continuously roving patrols. The operational procedures of these facilities and of the Bitcoin Custodian are reviewed by third-party advisors with specific expertise in physical security. The devices that store the keys will never be connected to the internet or any other public or private distributed network — this is colloquially known as “cold storage.” Only specific individuals are authorized to participate in the custody process, and no individual acting alone will be able to access or use any of the private keys. In addition, no combination of the executive officers of the Advisor, the Sub-Advisor or the investment professionals managing the Trust, acting alone or together, will be able to access or use any of the private keys that hold the Trust’s bitcoin.

The Trust may engage third-party custodians or vendors besides the Bitcoin Custodian to provide custody and security services for all or a portion of its bitcoin and/or cash, and the Advisor will pay the custody fees and any other expenses associated with any such third-party custodian or vendor.

The Bitcoin Custodian is authorized to accept, on behalf of the Trust, deposits of bitcoins from Authorized Participant Self-Administered Accounts held with the Bitcoin Custodian and transfer such bitcoins into the Bitcoin Account. Deposits of bitcoins will be immediately available to the Trust to the extent such bitcoins have not already been transferred to the Vault Account. Generally, bitcoins transferred to the Bitcoin Account will be directly deposited into digital wallets for which the keys are already in cold storage.

The process of accessing and withdrawing bitcoins from the Trust for a redemption of a Creation Unit will follow the same general procedure as depositing bitcoins with the Trust for a creation of a Creation Unit, only in reverse. See “Description of Creation and Redemption of Common Shares.”

The Trust generally does not intend to hold cash or cash equivalents. However, the Trust may hold cash and cash equivalents on a temporary basis to pay extraordinary expenses. The Trust has entered into a cash custody agreement with [    ] under which [     ] acts as custodian of the Trust’s cash and cash equivalents.

DESCRIPTION OF CREATION AND REDEMPTION OF COMMON SHARES

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Common Shares.

The Trust issues Common Shares on an ongoing basis, but only in one or more Creation Units (with a Creation Unit being a block of [    ] Common Shares). The Trust intends to redeem Common Shares in Creation Units on an ongoing basis from Authorized Participants, according to the procedures described herein. Because the creation and redemption of Creation Units will be effected in in-kind transactions based on the quantity of bitcoin attributable to each Common Share, the quantity of Creation Units so created or redeemed will generally not be affected by fluctuations in the value of bitcoin.

The quantity of bitcoin required to create each Creation Unit (“Creation Unit Deposit”) changes from day to day. On each day that the NYSE Arca is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Creation Unit Deposit as appropriate to reflect accrued expenses, as described in greater detail below.

Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Each Authorized Participant must (i) be a registered broker-dealer, (ii) enter into a Participant Agreement with the Advisor and the Bitcoin Custodian and (iii)  own a bitcoin wallet address that is recognized by the Bitcoin Custodian as belonging to the Authorized Participant (an “Authorized Participant Self-Administered Account”). Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units. Common Shareholders who are not Authorized Participants will only be able to redeem their Common Shares through an Authorized Participant.

Authorized Participants must also pay a $[500] transaction fee to the Administrator in connection with any creation or redemption order. This $[500] transaction fee is the only fee that an Authorized Participant is required to pay in connection with the creation and redemption of Creation Units. Authorized Participants who deposit bitcoins with the Trust in exchange for Creation Units will receive no fees, commissions or other form of compensation or inducement of any kind from either the Advisor or the Trust, and no such person has any obligation or responsibility to the Advisor or the Trust to effect any sale or resale of Common Shares.

The Participant Agreement provides the procedures for the creation and redemption of Creation Units and for the delivery of the whole and fractional bitcoins required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Advisor and the relevant Authorized Participant. Under the Participant Agreement, the Advisor agrees to indemnify each Authorized Participant against certain liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and investors should refer to the relevant provisions of the Trust Agreement, Bitcoin Custodian Agreement and the form of Participant Agreement for more detail.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Units. Purchase orders must be placed prior to 4:00 p.m. ET or the close of regular trading on NYSE Arca, whichever is earlier. The day on which a valid order is received by the Transfer Agent is considered the purchase order date.

By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Trust. If required by the Advisor and the Trust, prior to the delivery of Creation Units for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a purchase order.

The manner by which Creation Units are made is dictated by the terms of the Participant Agreement. By placing a purchase order, an Authorized Participant agrees to facilitate the deposit of bitcoin with the Bitcoin Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

The total deposit of bitcoin required to create each Creation Unit is an amount of bitcoin that is in the same proportion to the total assets of the Trust (net of accrued but unpaid Investment Management Fees and any accrued but unpaid extraordinary expenses or liabilities) on the date the purchase order is properly received as the number of Common Shares to be created under the purchase order is to the total number of Common Shares outstanding on the date the order is received.

Following an Authorized Participant’s purchase order, the Bitcoin Account must be credited with the required bitcoin by the end of the Business Day following the purchase order date. Upon receipt of the bitcoin deposit amount in the Trust’s Bitcoin Account, the Bitcoin Custodian will notify the Transfer Agent, the Authorized Participant and the Advisor that the bitcoin has been deposited. The Transfer Agent will then direct DTC to credit the number of Common Shares created to the Authorized Participant’s DTC account.

In-kind creations will take place as follows, where “T” is the trade date and each day in the sequence must be a Business Day:

T	T+1

• The Authorized Participant places a creation order with the Administrator.

• The [Advisor] accepts (or rejects) the creation order, which is communicated to the Authorized Participant by the Administrator.

• The Total Creation Unit Deposit is determined as of 4:00 p.m., New York time.

• The Authorized Participant transfers the Total Creation Unit Deposit from its Authorized Participant Self-Administered Account to the Bitcoin Custodian.

• Once the Total Creation Unit Deposit is received by the Bitcoin Custodian, the Administrator directs the Transfer Agent to credit the Creation Units to the Authorized Participant’s DTC account.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “— Creation Procedures” section above. Upon receipt of the Creation Unit Deposit, the Bitcoin Custodian will notify the Transfer Agent that the bitcoin has been received, and the Transfer Agent will direct DTC to credit the number of Creation Units ordered to an Authorized Participant’s DTC account on the second Business Day following the purchase order date. The expense and risk of delivery and ownership of bitcoin until such bitcoin has been received by the Bitcoin Custodian on behalf of the Trust, including transaction fees from the Bitcoin Network’s blockchain, will be borne solely by the Authorized Participant. If bitcoin is to be delivered other than as described above, the Advisor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts as the Advisor determines to be desirable, or to reject such purchase order or Creation Unit Deposit.

Rejection of Purchase Orders

The Advisor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Creation Unit Deposit if the Advisor determines that:

•	the purchase order or Creation Unit Deposit is not in proper form as described in the Participant Agreement;

•	the acceptance of the purchase order or Creation Unit Deposit would not be in the best interest of the Trust;

•	the acceptance of the purchase order or the Creation Unit Deposit would have adverse tax consequences to the Trust or its Common Shareholders;

•	the acceptance of the Creation Unit Deposit presents a security or regulatory risk to the Trust, the Advisor, the Transfer Agent or the Bitcoin Custodian;

•	the acceptance or receipt of the purchase order or Creation Unit Deposit would, in the opinion of counsel to the Advisor, be unlawful; or

•	circumstances outside the control of the Trust, the Advisor or the Bitcoin Custodian make it impractical or not feasible to process Creations Units.

None of the Advisor, the Sub-Advisor, the Transfer Agent or the Bitcoin Custodian will be liable for the rejection of any purchase order or Creation Unit Deposit.

Determination of Required Deposits

The Creation Unit Deposit changes from day to day. On each day that the NYSE Arca is open for regular trading, the Administrator adjusts the quantity of bitcoin constituting the Creation Unit Deposit as appropriate to reflect accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. The Administrator determines the Creation Unit Deposit for a given day by dividing (a) the amount of bitcoin held by the Trust as of the opening of business on that Business Day, adjusted for (i) the amount of bitcoin constituting accrued but unpaid Investment Management Fees as of the opening of business on that Business Day, and (ii) an amount of bitcoin with a value as of 4:00 p.m. ET equal to any accrued but unpaid extraordinary expenses or liabilities of the Trust payable in cash as of the opening of business on that Business Day, by (b) the quotient of the number of Common Shares outstanding at the opening of business divided by [ ]. Fractions of a bitcoin smaller than 0.00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Creation Unit Deposit. The Creation Unit Deposit will gradually decrease over time as the Trust’s bitcoins are used to pay the Trust’s expenses. This dynamic will occur irrespective of whether the value of the Trust’s assets, or the trading price of the Common Shares, rises or falls.

Each Business Day, the [Administrator] will communicate the final Creation Unit Deposit for that same Business Day and an estimated Creation Unit Deposit for the next Business Day. The Creation Unit Deposit so determined is communicated daily via electronic mail message to all Authorized Participants.

Deposits other than those received from an Authorized Participant Self-Administered Account will be rejected. The expense and risk of delivery, ownership and safekeeping of bitcoins, until such bitcoins have been received and not rejected by the Trust, shall be borne solely by the Authorized Participant. The Bitcoin Custodian may accept delivery of bitcoins by such other means as the Advisor, from time to time, may determine to be acceptable for the Trust.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Creation Units. Redemption orders must be placed prior to 4:00 p.m. ET or the close of regular trading on NYSE Arca, whichever is earlier. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The redemption distribution from the Trust consists of a transfer of bitcoin to the redeeming Authorized Participant corresponding to the number of Common Shares being redeemed. The redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Bitcoin Custodian and the Advisor that the Authorized Participant has delivered the Common Shares represented by the Creation Units to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Common Shares of the Creation Units to be redeemed, the redemption distribution will be delayed until such time as the Transfer Agent confirms receipt of all such Common Shares.

Once the Transfer Agent notifies the Bitcoin Custodian and the Advisor that the Common Shares have been received in the Transfer Agent’s DTC account, the Advisor will instruct the Bitcoin Custodian to transfer the redemption distribution from the Trust’s Bitcoin Account to the Authorized Participant.

The Authorized Participants may only redeem Creation Units and cannot redeem any Common Shares in an amount less than a Creation Unit.

In-kind redemptions will take place as follows, where “T” is the trade date and each day in the sequence must be a Business Day:

T	T+2

• The Authorized Participant places a redemption order with the Administrator.

• The [Advisor] accepts (or rejects) the redemption order.

• The Total Creation Unit Bitcoin Amount is determined as soon as practicable after 4:00 p.m., New York time.

• The Authorized Participant delivers to the Transfer Agent Creation Units from its DTC account.

• Once the Creation Units are received by the Transfer Agent, the Bitcoin Custodian transfers the Total Creation Unit Bitcoin Amount to the Authorized Participant and the Transfer Agent cancels the Common Shares.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant of an amount of bitcoin that is determined in the same manner as the determination of Creation Unit Deposits discussed above.

Delivery of Redemption Distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the first Business Day following the Redemption Order Date if, by 9:00 a.m. ET on such Business Day, the Transfer Agent’s DTC account has been credited with the Creation Units to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution will also be delayed. The expense and risk of delivery and ownership of bitcoin in redemption distributions, including transaction fees from the Bitcoin Network’s blockchain, will be borne solely by the Authorized Participant.

Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due. The Advisor has final determination of all questions as to the composition of the number of bitcoins required for a Creation Unit.

Suspension or Rejection of Orders

The Advisor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable, or (3) for such other period as the Advisor determines to be necessary for the protection of the Trust or its Common Shareholders. For example, the Advisor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. None of the Advisor, the person authorized to take redemption orders in the manner provided in the Participant Agreement, or the Bitcoin Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Creation Units. The Advisor or its designee has the absolute right, but does not have any obligation, to reject any redemption order if the Advisor determines that:

•	the redemption order is not in proper form as described in the Participant Agreement;

•	the acceptance of the redemption order would not be in the best interest of the Trust;

•	the acceptance of the redemption order would have adverse tax consequences to the Trust or its Common Shareholders;

•	the acceptance of the redemption order presents a security risk to the Trust, the Advisor, the Transfer Agent or the Bitcoin Custodian;

•	the acceptance of the redemption order would, in the opinion of counsel to the Advisor, be unlawful; or

•	circumstances outside the control of the Trust, the Advisor or the Bitcoin Custodian make it impractical or not feasible for the Common Shares to be delivered under the redemption order.

The Advisor may also reject a redemption order if the number of Common Shares being redeemed would reduce the remaining outstanding Common Shares to [                ] Common Shares (i.e., [                ] Creation Units) or less.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation or redemption of Creation Units, regardless of whether such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Advisor and the Trust if any Authorized Participant is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Common Shares from time to time, but only in one or more Creation Units. The creation and redemption of Common Shares are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of bitcoin determined as described above.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Creation Units. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Creation Units, and an Authorized Participant is under no obligation to offer to the public any Common Shares it does create.

Authorized Participants that do offer to the public Common Shares from the Creation Units they create will do so at per-Common Share offering prices that reflect, among other factors, the value of the Trust’s assets, supply of and demand for Common Shares and market conditions at the time of a transaction. Creation Units are generally redeemed when the market price per Common Share is at a discount to the NAV per Common Share. Common Shares initially constituting the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Creation Units may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Creation Units receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Advisor, and no such person has any obligation or responsibility to the Advisor to effect any sale or resale of Common Shares. Common Shares trade in the secondary market on the NYSE Arca.

Common Shares are expected to trade in the secondary market on the NYSE Arca. Common Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Common Share. The amount of the discount or premium in the trading price relative to the NAV per Common Share may be influenced by various factors, including the value of the Trust’s assets, supply and demand for the Common Shares and market conditions at the time of a transaction.

EXPENSES

Expenses to Be Paid by the Advisor

The Advisor has agreed to assume the following fees and expenses incurred by the Trust: the Sub-Advisor Fee, the Administrator Fee, the Bitcoin Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, fees and expenses related to public trading of the Common Shares on NYSE Arca (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Common Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website.

Extraordinary and Other Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Investment Management Fee, including, but not limited to, any expenses of the Trust that are not assumed by the Advisor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Advisor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Bitcoin Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses (collectively, “Additional Trust Expenses”). If Additional Trust Expenses are incurred, the Trust will be required to pay these Additional Trust Expenses by selling bitcoins. For purposes of paying any Additional Trust Expenses, bitcoins will be converted into U.S. Dollars or other fiat currencies at the Actual Exchange Rate at the time of conversion. Although the Advisor cannot definitively state the frequency or magnitude of the Additional Trust Expenses, the Advisor expects that they may occur infrequently, if at all.

Disposition of Bitcoins

To pay the Investment Management Fee, the Bitcoin Custodian will, when directed by the Advisor, (i) withdraw from the Bitcoin Account the number of bitcoins equal to the accrued but unpaid Investment Management Fee and (ii) transfer such bitcoins to an account maintained by the Bitcoin Custodian for the Advisor. In addition, if the Trust incurs any Additional Trust Expenses, the Advisor will cause the Bitcoin Custodian to convert bitcoins into U.S. Dollars or other fiat currencies at the Actual Exchange Rate, in such quantity as may be necessary to permit payment of such Additional Trust Expenses. Common Shareholders do not have the option of choosing to pay their proportionate shares of Additional Trust Expenses in lieu of having their shares of Additional Trust Expenses paid by the Trust’s disposition of bitcoins. Assuming that the Trust is treated a grantor trust for U.S. federal income tax purposes, the transfer or sale of bitcoins to pay the Trust’s expenses will be a taxable event for Common Shareholders. See “U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Because the number of the Trust’s bitcoins will decrease as a consequence of the payment of the Investment Management Fee in bitcoins or the sale of bitcoins to pay Additional Trust Expenses (and the Trust will incur additional fees associated with converting bitcoins into U.S. Dollars), the number of bitcoins represented by a Common Share will decline at such time and the Trust’s NAV may also decrease. Accordingly, the Common Shareholders will bear the cost of the Investment Management Fee and any Additional Trust Expenses.

The Advisor will also cause the sale of the Trust’s bitcoins if the Advisor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Advisor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of bitcoins.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Common Shares have been and will only be issued in book-entry-only form, so that individual certificates will not be issued for the Common Shares but rather one or more global certificates will evidence all of the Common Shares outstanding at any time.

DTC will act as securities depository for the Common Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Common Shares. Instead, one or more global certificates will be signed by the Transfer Agent on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Transfer Agent on behalf of DTC. The global certificates will evidence all of the Common Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Transfer Agent or the Advisor individually.

Upon the settlement date of any creation, transfer or redemption of Common Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Common Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Transfer Agent and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Common Shares.

Beneficial ownership of the Common Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Common Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Common Shareholders that are not DTC Participants or Indirect Participants). Common Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Common Shareholder has purchased their Common Shares a written confirmation relating to such purchase.

Common Shareholders that are not DTC Participants may transfer the Common Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Common Shareholders hold their Common Shares to transfer the Common Shares. Common Shareholders that are DTC Participants may transfer the Common Shares by instructing DTC in accordance with the rules of DTC. Transfers of Common Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Common Shares by giving notice to the Transfer Agent and the Advisor. Under such circumstances, the Advisor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Advisor will act to terminate the Trust.

The rights of the Common Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Common Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Common Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

PROVISIONS OF LAW

According to applicable law, indemnification of the Advisor is payable only if the Advisor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Advisor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Advisor or the Sub-Advisor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Advisor, the Sub-Advisor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Advisor, Sub-Advisor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the Securities Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Advisor, the Sub-Advisor or their directors, officers, or persons controlling the Trust, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the Securities Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

MANAGEMENT; VOTING BY COMMON SHAREHOLDERS

The Common Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Common Shareholders have no voting rights under the Trust Agreement.

The Advisor generally has the right to amend the Trust Agreement as it applies to the Trust provided that the Common Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of NYSE Arca, or if submitted to the shareholders by the Advisor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

MEETINGS

Meetings of the Trust’s Common Shareholders may be called by the Advisor for such purposes as may be prescribed by law or the Trust Agreement. All notices of meetings will be sent or otherwise given to each Common Shareholder of record not less than seven nor more than one hundred twenty days before the date of the meeting in the manner determined by the Advisor. The notice will specify: (a) the place, date and hour of the meeting; and (b) the general nature of the business to be transacted. Common Shareholders may vote in person, by proxy, or in any manner determined by the Advisor at any such meeting. Except when a larger quorum is required by applicable law or by the Trust Agreement, the presence (in person or by ballot) of thirty- three and one-third percent (33 1/3%) of the Common Shares entitled to vote will constitute a quorum at a shareholders’ meeting. Any action taken by Common Shareholders may be taken without a meeting so long as Common Shareholders holding a majority of Common Shares entitled to vote on the matter (or such larger proportion thereof as will be required by any express provision of this Trust Agreement or federal law) or holding a majority (or such larger proportion as aforesaid) of the Common Shares entitled to vote separately on the matter consent to the action in writing or by other electronic means. Such consent will be treated for all purposes as a vote taken at a meeting of shareholders.

 BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Advisor located at 120 East Liberty Drive, Wheaton, Illinois 60187, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust keeps a copy of the Trust Agreement on file in the Advisor’s office, which will be available for inspection by any Common Shareholder at all times during the Advisor’s usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Advisor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Advisor determines shall be included. The annual report shall be filed with the SEC and NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Advisor is responsible for the registration and qualification of the Common Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Advisor may select. The Advisor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Advisor, by independent registered public accountants designated by the Advisor. The accountants’ report will be furnished by the Advisor to Common Shareholders upon request.

The Advisor will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Advisor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS [To Be Updated]

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Advisor and the Trustee.

The Advisor

Liability of the Advisor and Indemnification

The Advisor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Common Shareholder for any action taken, or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Advisor against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Advisor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Advisor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Advisor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Common Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Advisor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Advisor

The Advisor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Advisor are defined and limited in scope by the Trust Agreement.

The Trust Agreement provides that in addition to any other requirements of applicable law, no Common Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Common Shareholders who (i) are not affiliates of one another and (ii) collectively hold at least [10]% of the outstanding Common Shares join in the bringing or maintaining of such action, suit or other proceeding.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Advisor where the losses result from a violation by the Advisor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Advisor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Common Shareholders. The expenses incurred by the Advisor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Additional Trust Expenses. The Advisor will be entitled to be reimbursed for the Additional Trust Expenses.

Successor Advisors

If the Advisor is adjudged bankrupt or insolvent, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. Neither the Trustee nor the Administrator has any obligation to appoint a successor sponsor or to assume the duties of the Advisor, and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Advisor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Common Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Advisor, the Sub-Advisor, the Transfer Agent, Administrator, Bitcoin Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Common Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Advisor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Advisor, nor does the Trustee have any liability for the acts or omissions of the Advisor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Advisor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the bitcoins or other assets of the Trust.

Possible Repayment of Distributions Received by Common Shareholders; Indemnification by Common Shareholders

The Common Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Advisor may, from time to time, make distributions to the Common Shareholders. However, Common Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that Common Shareholders will indemnify the Trust for any harm suffered by it as a result of Common Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Common Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Advisor shall be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person. If the Trust shall have insufficient assets or improperly refuses to pay such an indemnified person within 60 days of a request for payment owed under the Trust Agreement, the Advisor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless such an indemnified person as if it were the primary obligor under the Trust Agreement. Any amount payable to such an indemnified person under the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Advisor and the Trust to indemnify such indemnified persons under the Trust Agreement shall survive the termination of this Trust Agreement.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Common Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Common Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorney and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election so to do, delivered to the Advisor with at least [180] days’ notice. The Advisor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Advisor, acting on behalf of the Common Shareholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

If the Trustee resigns and no successor trustee is appointed within [180] days after the Trustee notifies the Advisor of its resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

Amendments to the Trust Agreement

The Trust Agreement can be amended by the Advisor in its sole discretion and without the Common Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement, provided that no such amendment or supplement may be made if it would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such restatement, amendment and/or supplement shall be effective on such date as designated by Advisor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Any amendment to the Trust Agreement that materially adversely affects the interests of the Common Shareholders shall not be effective any earlier than [20] days after receipt by the affected Common Shareholders of a notice provided by the Advisor with respect to any such amendment.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

•	A U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its bitcoins or seizes, impounds or otherwise restricts access to Trust assets;
•	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Advisor has made the determination that dissolution of the Trust is advisable;
•	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value or similar entities, or virtual currency businesses, and the Advisor has made the determination that dissolution of the Trust is advisable;

•	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Trust’s NAV;
•	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoins to U.S. Dollars;
•	A certificate of dissolution or revocation of the Advisor’s charter is filed (and [90] days have passed after the date of notice to the Advisor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Advisor, or an event of withdrawal unless (i) at the time there is at least one remaining Advisor or (ii) within [90] days of such event of withdrawal Common Shareholders holding at least a majority of the Common Shares (not including Common Shares held by the Advisor and its affiliates) agree in writing to continue the Trust and to select, effective as of the date of such event, one or more successor Advisors;
•	Common Shareholders holding at least [75]% of the outstanding Common Shares notify the Advisor that they elect to dissolve the Trust, notice of which is sent to the Advisor not less than [90] days prior to the effective date of dissolution; or
•	The Bitcoin Custodian resigns or is removed without replacement.
•	If the Sub-Advisor discontinues its activities on behalf of the Trust.

The Advisor may, with the consent of the Sub-Advisor, dissolve the Trust if any of the following events occur:

•	The SEC determines that the Trust is an investment company required to be registered under the Investment Company Act;
•	The CFTC determines that the Trust is a commodity pool under the CEA;
•	The Trust becomes insolvent or bankrupt;
•	All of the Trust’s bitcoins are sold;
•	The Advisor determines that the size of the Trust’s assets in relation to the expenses of the Trust make it unreasonable or imprudent to continue the Trust;
•	The Advisor receives notice from the IRS or from counsel for the Trust or the Advisor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code; or
•	The Trustee notifies the Advisor of the Trustee’s election to resign and the Advisor does not appoint a successor trustee within [180] days.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Common Shareholder (as long as such Common Shareholder is not the sole Common Shareholder of the Trust) shall not result in the termination of the Trust, and such Common Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Common Shares. Each Common Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

If the Trust is forced to liquidate, the Trust will be liquidated under the Advisor’s direction. The Advisor, on behalf of the Trust, will engage directly with either accessible Bitcoin Exchanges or over-the-counter bitcoin markets to liquidate the Trust’s bitcoin as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Common Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to Common Shareholders and (b) to the holders of Common Shares pro rata in accordance with the respective percentage of percentages of Common Shares that they hold. It is expected that the Advisor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Advisor will be the same markets available to the Trust.

Governing Law; Consent to [Delaware] Jurisdiction

The Trust Agreement and the rights of the Advisor, Sub-Advisor, Trustee, DTC and Common Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Bitcoin Custodian Agreement and Participant Agreements are governed by the laws of the state of New York. The Advisor, the Trustee and DTC and, by accepting Common Shares, each DTC Participant and each Common Shareholder, consent to the jurisdiction of the courts of the State of [Delaware] and any federal courts located in the [State of Delaware].

Description of the Custodian Agreement

The Custodian Agreement establishes the rights and responsibilities of the Bitcoin Custodian, Advisor, Trust and Authorized Participants with respect to the Custodial Coins in the Wallet Account and Vault Account, which together with any associated subaccounts, constitute the Trust’s Bitcoin Account, which is maintained and operated by the Bitcoin Custodian on behalf of the Trust. For a general description of the Bitcoin Custodian’s obligations, see “The Bitcoin Custodian.”

Location of Bitcoins; Accounts

The Trust’s bitcoins are stored on multi-signature addresses on the Blockchain. The private keys required to transfer the Trust’s bitcoins are stored in Vaults located around the world with physical, cryptographic and jurisdictional security layers.

Vaults are located deep underground in geographically dispersed locations. Confidential information such as the private keys and cryptographic materials are physically stored on offline devices that never have and never will have access to the internet or any other kind of network. Vault locations are protected by extraordinary security measures, including human, biometric and automated systems, 24 hours a day, 7 days a week. Vaults incorporate multiple layers of the most advanced forms of cryptographic security, multi-factor authentication and private key segmentation. The geographic dispersion of vaults is designed to protect bitcoins from being seized by any government entity. Even if a government were to determine a way to bypass the physical and cryptographic layers of security in one jurisdiction, the other vault locations would remain uncompromised and the bitcoins would remain safe. For more information, see “Custody of the Trust’s Bitcoins.”

Access to the Bitcoin Account; Deposits, Withdrawals and Storage

The Bitcoin Custodian will use its best efforts to keep in safe custody of the Custodial Coins. The Bitcoin Account will be controlled at all times by or on behalf of the Bitcoin Custodian by an affiliate of the Bitcoin Custodian. The Bitcoin Custodian Agreement provides that all Custodial Coins credited to the Bitcoin Account must be appropriately identified as being held for the Advisor or Trust and held in the Bitcoin Account on a non-fungible basis. The Custodial Coins cannot be commingled with other bitcoins held by the Bitcoin Custodian and cannot be deposited or held with any third-party depository, custodian, clearance system or wallet without prior written consent of the Advisor or Trust.

The Advisor or Trust will be able to transfer bitcoins from the Bitcoin Account to another bitcoin account that is not maintained or controlled by the Bitcoin Custodian. Except in the case of certain prohibited activities of the Trust and the Advisor, the Bitcoin Custodian will not suspend the Trust or Advisor’s access to the Bitcoin Account unless the Trust or Advisor engages in certain prohibited activities, and any suspension of access to the Bitcoin Account that is not permitted will constitute a breach of the Bitcoin Custodian Agreement. The Bitcoin Custodian may restrict access or use of the Bitcoin Account by any Authorized Participants if, in the Bitcoin Custodian’s good faith belief, it is reasonably necessary to comply with the Bitcoin Custodian’s anti-money laundering programs and policies or any requirements under applicable law, and would, except with respect to the Trust or Advisor’s actions that caused or contributed to such restriction, constitute a Loss as defined in the Bitcoin Custodian Agreement.

The Bitcoin Custodian will provide the Advisor and the Administrator with the information that is necessary for Authorized Participants to make deposits to the Bitcoin Account. To support the Trust’s ordinary course deposits and withdrawals, which involve deposits from and withdrawals to bitcoin accounts owned by Authorized Participants, the Bitcoin Custodian’s services will allow the Advisor and the Trust to receive a bitcoin address for deposits by Authorized Participants, and to initiate withdrawals to bitcoin addresses controlled by Authorized Participants. The Bitcoin Custodian will use its best efforts to design and put in place a secure procedure to allow the Advisor and the Administrator to receive such addresses, and to facilitate such withdrawals.

The Bitcoin Custodian Agreement provides that the Trust, the Advisor and certain designated officers and employees of the Trust and Advisor will be able to access the Bitcoin Account via the Custodian’s services at all times, in order to check information about the Bitcoin Account, add bitcoins to the Bitcoin Account, withdraw bitcoins from the Wallet Account and initiate withdrawal of bitcoins from the Vault Account. The Bitcoin Custodian Agreement further provides that the Trust’s and Advisor’s auditors or third-party accountants upon reasonable notice, have inspection rights to visit and inspect the Bitcoin Account. The Advisor has exercised its inspection rights of two of the vault locations that comprise the Bitcoin Account.

Under the Bitcoin Custodian Agreement, the Bitcoin Custodian will credit all bitcoins properly sent to the Bitcoin Custodian via the Bitcoin Custodian’s services by authorized persons. The Bitcoin Custodian will notify the Trust or Advisor and the relevant authorized persons of the receipt and credit of Custodial Coins to the Bitcoin Account. Such credit will be made on the same Business Day as the transaction is finalized by the Bitcoin Network, except that transactions finalized after 5:00 p.m., New York time may be processed on the next Business Day.

The Bitcoin Custodian will only allow withdrawals of bitcoins from the Bitcoin Account by authorized persons. Such withdrawals will be made on the same Business Day as the transaction is finalized by the Bitcoin Network, except that transactions finalized after 5:00 p.m., New York time may be processed on the next Business Day.

Security of the Account

Under the Bitcoin Custodian Agreement, the Bitcoin Custodian must use its best efforts to keep private and public keys secure, and may not disclose such keys to the Advisor, Trust or any other individual or entity.

The Trust, Advisor and Bitcoin Custodian will comply with certain security procedures with respect to the delivery or authentication of instructions and will use its best efforts to reasonably safeguard any codes, passwords or similar devices. Under the Bitcoin Custodian Agreement, the Bitcoin Custodian must exercise best efforts in all Bitcoin Network transactions executed in connection with its services.

Right to Refuse Transfers or Amend Transfer Procedures

The Advisor will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Advisor may suspend redemption orders if it determines, in its sole discretion, that a suspension is necessary or desirable. Suspension of redemption orders at any time and for any reason may have adverse effects on the Trust’s NAV and the Trust’s NAV of the Common Shares.

Record Keeping

The Bitcoin Custodian will keep appropriate records of its services pursuant to the Bitcoin Custodian Agreement, and such records must be retained by the Bitcoin Custodian for no less than [seven] years. The Bitcoin Custodian Agreement also provides that the Bitcoin Custodian will permit, to the extent it may legally do so, the Trust or Advisor’s auditors or third-party accountants, upon reasonable notice, to inspect, take extracts from and audit the records that it maintains. The Bitcoin Custodian is obligated to provide a copy of any audit report prepared by its internal or independent auditors to the Trust or Advisor.

[Once per calendar year], the Advisor or Trust may request that the Bitcoin Custodian deliver a certificate signed by a duly authorized officer to certify that the Bitcoin Custodian has complied and is currently in compliance with the Bitcoin Custodian Agreement and that all representations and warranties made by that Bitcoin Custodian in the Bitcoin Custodian Agreement are true and correct as of the certificate date and have been true and correct throughout the preceding year. The Advisor and Trust are further entitled to request, not more than once per calendar year, that the Bitcoin Custodian produce or commission a new Services Organization Controls 1 report and promptly deliver it to the Advisor and Trust within a reasonable term that shall not be less than [30] days.

Standard of Care; Limitations of Liability

The Bitcoin Custodian will use best efforts in performing its obligations under the Bitcoin Custodian Agreement. The Bitcoin Custodian is liable to the Advisor and the Trust for the loss of any Custodial Coins to the extent that the Bitcoin Custodian caused such loss, even if the Bitcoin Custodian meets its duty of exercising best efforts.

The Advisor, Trust or Bitcoin Custodian’s total liability under the Bitcoin Custodian Agreement will never exceed the greater of the fair market value of the amount of Custodial Coins either at the time in which events giving rise to the liability occurred or at the time the Bitcoin Custodian notifies the Advisor or Trust in writing or the Advisor or Trust otherwise has actual knowledge of the events giving rise to the liability. The Bitcoin Custodian, Advisor and Trust are not liable to each other for any indirect, incidental, special or consequential damages whether or not such losses were foreseeable or within contemplation of the parties. Furthermore, the Bitcoin Custodian is not responsible or liable to the Trust and the Advisor for a failure or inability to perform under the Bitcoin Custodian Agreement or for loss of Custodial Coins due to circumstances beyond its reasonable control when exercising best efforts, including acts of God, terrorist activities, war, rebellion or military or usurped power or confiscation. A cybersecurity attack, hack or other intrusion by a third party or by someone associated with Bitcoin Custodian is not a circumstance that is beyond Bitcoin Custodian’s reasonable control when exercising best efforts.

Pursuant to the Bitcoin Custodian Agreement, the Bitcoin Custodian does not guarantee the value of the Custodial Coins. The Bitcoin Custodian is not responsible for the services provided by the Bitcoin Network, such as verifying and confirming transactions that are submitted to the Bitcoin Network. Furthermore, the Bitcoin Custodian cannot cancel or reverse a transaction that has been submitted to the Bitcoin Network. To the extent the Bitcoin Custodian does not cause or contribute to a loss that the Trust or Advisor suffers in connection with any bitcoin transaction initiated pursuant to the Bitcoin Custodian’s services, the Bitcoin Custodian will have no liability for such loss.

Indemnity

Each of the Bitcoin Custodian and the Advisor and the Trust has agreed to indemnify and hold harmless the other such parties from and against any and all damages arising out of or caused by (whether directly or indirectly) a third-party claim relating to the nonperformance or misperformance by the Bitcoin Custodian, Advisor or Trust, as the case may be, of its duties and obligations under the Bitcoin Custodian Agreement as well as a party’s reasonable reliance on any representations or warranties made by the Bitcoin Custodian, the Advisor or Trust, as the case may be, under the Bitcoin Custodian Agreement that were or are in fact untrue. The Bitcoin Custodian has further agreed to indemnify and hold harmless the Advisor and Trust from and against any and all damages arising out of or caused by a third-party claim relating to the holding of the Trust’s bitcoins by the Bitcoin Custodian, including any loss or damage caused by any act or omission of any employee of the Bitcoin Custodian or any agent, representative or independent contractor engaged by the Bitcoin Custodian, whether or not such act or omission occurred within the scope of his employment or engagement.

Fees and Expenses

The Bitcoin Custodian is entitled to fees for services, which may be increased upon [60] days written notice to the Advisor or Trust. The Bitcoin Custodian must receive its fees within [30] days of the Bitcoin Custodian’s invoice. The Advisor and the Trust will be liable for all taxes with respect to any bitcoins held on its behalf or any transaction related to these bitcoins. The Trust, as primary obligor, and the Advisor as secondary obligor, will indemnify the Bitcoin Custodian for any damages related to any such tax, other than a tax arising out of the Bitcoin Custodian’s negligence or willful misconduct.

Termination

The Bitcoin Custodian Agreement provides for annual, automatically renewable terms. Generally, the Bitcoin Custodian, Trust or Advisor may terminate the Bitcoin Custodian Agreement for any reason upon [60] days’ written prior notice. In certain situations, including a material breach or failure to perform obligations of the Bitcoin Custodian Agreement, the Bitcoin Custodian, Advisor and Trust may terminate the Bitcoin Custodian Agreement immediately after providing written notice. Upon termination of the Bitcoin Custodian Agreement, the Bitcoin Custodian must promptly deliver all the Trust’s bitcoins to the Advisor or Trust as of the effective date of termination, together with copies of the records maintained pursuant to the Bitcoin Custodian Agreement.

Governing Law

The Bitcoin Custodian Agreement is governed by [New York] law.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the discussion below in “Tax Treatment of the Trust” and “Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins,” the following discussion constitutes the opinion of Chapman and Cutler LLP, special tax counsel to the Trust, regarding the material U.S. federal income tax consequences of the ownership of Common Shares. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Common Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

•	financial institutions;
•	dealers in securities;
•	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;
•	persons holding Common Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;
•	persons holding Common Shares acquired by them as part of a Creation Unit or redeeming Common Shares in exchange for the underlying bitcoins represented by the redeemed Common Shares;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;
•	real estate investment trusts;
•	regulated investment companies; and
•	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Common Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Common Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Common Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Prospective investors are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Advisor intends to take the position that the Trust will be treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Common Shares.

If the IRS were successful in asserting that the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes, although due to the uncertain treatment of bitcoins for U.S. federal income tax purposes (discussed below), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Common Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to Common Shareholders would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Common Shareholders would be taxable as dividends to the extent of the Trust’s current and accumulated earnings and profits (which, in the case of Non-U.S. Holders (as defined below), generally would be subject to U.S. federal withholding tax at a 30% rate (or a lower rate provided by an applicable income tax treaty)).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Bitcoins

As discussed below, each beneficial owner of Common Shares generally will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoins held in the Trust. Many significant aspects of the U.S. federal income tax treatment of bitcoins are uncertain, and the Advisor does not intend to request a ruling from the IRS on these issues. On March 25, 2014, the IRS released the Notice, which discusses certain aspects of the treatment of virtual currencies, such as bitcoins, for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, (i) bitcoins are “property” that is not currency and (ii) bitcoins may be held as capital assets. There can be no assurance, however, that the IRS will not alter its position with respect to bitcoins in the future or that a court would uphold the treatment set forth in the Notice. In addition, legislation has been introduced that would, if enacted, cause bitcoins to be treated as currency for U.S. federal income tax purposes. If bitcoins were properly treated as currency for U.S. federal income tax purposes, gain recognized on the disposition of bitcoins would constitute ordinary income, and losses recognized on the disposition of bitcoin could be subject to special reporting requirements applicable to “reportable transactions.” The remainder of this discussion assumes that bitcoins are properly treated for U.S. federal income tax purposes as property that is not currency. Special tax counsel to the Trust expresses no opinion regarding these aspects of the U.S. federal income tax treatment of bitcoins.

The Notice does not address other significant aspects of the U.S. federal income tax treatment of bitcoins, including: (i) whether bitcoins are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether bitcoins are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for bitcoins acquired at different times or at varying prices; and (iv) whether and how a holder of bitcoins acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the bitcoins is transferred in a subsequent sale, exchange or other disposition. In 2019, the IRS Issued an FAQ that addressed some, but not all of these issues, but it has not confirmed the answers provided in the FAQ in a manner upon which taxpayers may rely.

Prospective investors are urged to consult their tax advisers regarding the substantial uncertainty regarding the tax consequences of an investment in bitcoins.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Common Share for U.S. federal income tax purposes that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

For U.S. federal income tax purposes, each U.S. Holder will be treated as the owner of an undivided interest in the bitcoins held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Common Shares for cash, the U.S. Holder’s initial tax basis in its pro rata share of the bitcoins held in the Trust will be equal to the amount paid for the Common Shares. This discussion assumes that each U.S. Holder will acquire all of its Common Shares for cash on the same date and at the same price per Common Share. U.S. Holders that acquire, or contemplate acquiring, multiple lots of Common Shares at different times or prices are urged to consult their tax advisers regarding their tax bases and holding periods in their pro rata shares of the bitcoins held in the Trust.

When the Trust transfers bitcoins to the Advisor as payment of the Investment Management Fee, or sells bitcoins to fund payment of any Additional Trust Expenses, each U.S. Holder will be treated as having sold its pro rata share of those bitcoins for their fair market value at that time (which, in the case of bitcoins sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the bitcoins that were transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the bitcoins that were transferred. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, any such gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Common Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Common Shares for more than one year. The deductibility of capital losses may be subject to significant limitations. A U.S. Holder’s tax basis in its pro rata share of any bitcoins transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of bitcoins transferred and the denominator of which is the total amount of bitcoins held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the bitcoins remaining in the Trust will be equal to the tax basis in its pro rata share of the bitcoins held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the bitcoins transferred.

U.S. Holders may deduct their respective pro rata shares of the expenses incurred by the Trust to the same extent as if the expenses were directly incurred by the U.S. Holders. U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. If a U.S. Holder is an individual, trust or estate, the U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Common Shares, a U.S. Holder will be treated as having sold the bitcoins underlying such Common Shares. Accordingly, the Common Shareholder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Common Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust that is attributable to the Common Shares disposed of. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoins held by the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Common Shares disposed of and the denominator of which is the total number of Common Shares held by such U.S. Holder immediately prior to such sale or other disposition. Assuming that bitcoins are not treated as currency for U.S. federal income tax purposes, that gain or loss will generally be short-term capital gain or loss if the U.S. Holder has held its Common Shares for one year or less and long-term capital gain or loss if the U.S. Holder has held its Common Shares for more than one year.

After any sale (or other disposition) of fewer than all of a U.S. Holder’s Common Shares, the U.S. Holder’s tax basis in its pro rata share of the bitcoins held in the Trust immediately after the sale (or other disposition) generally will equal the tax basis in its pro rata share of the total amount of the bitcoins held in the Trust immediately prior to the sale, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder upon the sale (or other disposition) (or, in the case of a redemption, which is treated as the basis of the bitcoins received by the Common Shareholder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Common Shares will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Common Shares will reduce the amount realized by the U.S. Holder with respect to the sale.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Common Share for U.S. federal income tax purposes that is, for such purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

The term “non-U.S. Holder” does not include (i) nonresident alien individuals present in the United States for 183 days or more in a taxable year, (ii) former U.S. citizens and certain expatriated entities or (iii) persons whose Common Shares are effectively connected with the conduct of a trade or business in the United States. Prospective investors described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Common Shares.

The Trust does not expect to generate taxable income other than gain (if any) that will be recognized on the transfer of bitcoins in payment of the Investment Management Fee and the sale of bitcoins in connection with the payment of any Additional Trust Expenses. A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any such gain or with respect to any gain the non-U.S. Holder recognizes upon a sale of Common Shares. However, if the income from the trust is effectively connected to a U.S. trade or business, or, in the case of an individual, the individual is in the United States more than 180 days, the gains may be subject to U.S. tax.

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide holders of Common Shares with information regarding their shares of the Trust’s annual income (if any) and expenses in accordance with applicable Treasury regulations.

A U.S. Holder may be subject to backup withholding in certain circumstances if it fails to provide its taxpayer identification number or to comply with certain certification procedures. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Common Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

It is anticipated that the Common Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Common Shares purchased by a Plan, and not the Plan’s interest in the underlying bitcoins held in the Trust represented by the Common Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

Investment by Certain Retirement Plans

Individual retirement accounts (IRA) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Common Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of Common Shares.

PLAN OF DISTRIBUTION

The Trust issues Common Shares in Creation Units only to Authorized Participants in exchange for deposits of bitcoins on a continuous basis. The Trust does not issue fractions of a Creation Unit. Because new Common Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Unit from the Trust, breaks the Creation Unit down into its constituent Common Shares and sells the Common Shares directly to its customers, or if it chooses to couple the creation of a new Creation Unit with an active selling effort involving solicitation of secondary market demand for the Common Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Common Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Advisor intends to qualify the Common Shares in states selected by the Advisor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Creation Units through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Creation Units is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Advisor any compensation in connection with an offering or reoffering of the Common Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Common Shares in excess of 10% of the gross proceeds of the offering.

The Common Shares will be listed and trade on NYSE Arca under the symbol “[     ].”

GOVERNING LAW; CONSENT TO [DELAWARE] JURISDICTION

The rights of the Advisor, the Trust, DTC (as registered owner of the Trust’s global certificate for Common Shares) and the Common Shareholders are governed by the laws of the State of Delaware. The Advisor, the Trust and DTC and, by accepting Common Shares, each DTC Participant and each Common Shareholder, consent to the exclusive jurisdiction of the courts of the [State of Delaware] and any federal courts located in [Delaware]. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Advisor or the Trust.

LEGAL MATTERS

The validity of the Common Shares will be passed upon for the Advisor by Chapman and Cutler LLP. Chapman and Cutler LLP, as special tax counsel to the Trust, will also render an opinion regarding the material U.S. federal income tax consequences of the ownership of Common Shares. [ ] will render an opinion regarding the Trust’s status under Delaware law. Simpson Thacher & Bartlett LLP advises the Sub-Advisor on U.S. legal matters.

EXPERTS

The financial statements of the First Trust SkyBridge Bitcoin ETF Trust will be included herein in reliance on the report of [      ], an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

•	the Trust’s website, www.ftportfolios.com; and
•	the Trust Fact Sheet found on the Trust’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Common Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Common Shares can also be obtained from the Trust’s website, which is https://www.ftportfolios.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Advisor may collect or have access to certain nonpublic personal information about current and former Common Shareholders. Nonpublic personal information may include information received from Common Shareholders, such as a Common Shareholder’s name, social security number and address, as well as information received from brokerage firms about Common Shareholder holdings and transactions in Common Shares of the Trust.

The Trust and the Advisor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Advisor restrict access to the nonpublic personal information they collect about Common Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Common Shareholders.

The Trust and the Advisor maintain safeguards that comply with federal law to protect Common Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Common Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Common Shareholders’ records and information, and (3) protect against unauthorized access to or use of Common Shareholders’ records or information that could result in substantial harm or inconvenience to any Common Shareholder.

Third-party service providers with whom the Trust and the Advisor share nonpublic personal information about Common Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Advisor’s current Privacy Policy, which is applicable to the Trust, is provided to Common Shareholders annually and is also available at [    ].

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[TO BE PROVIDED BY AMENDMENT.]

FINANCIAL STATEMENTS

[TO BE PROVIDED BY AMENDMENT.]

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Actual Exchange Rate”—The highest exchange rate and lowest fees the Advisor can find within a reasonable time frame in order to sell bitcoin in exchange for U.S. Dollars or any other fiat currency.

“Additional Trust Expenses”—Together, any expenses of the Trust that are not assumed by the Advisor, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Advisor (or any other Service Provider) on behalf of the Trust, indemnification expenses of the Bitcoin Custodian, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses.

“Administrator”—The Bank of New York Mellon.

“Administrator Fee”—The fee payable to the Administrator for services it provides to the Trust, which the Advisor shall pay the Administrator as an Advisor-paid Expense.

“Advisor”—First Trust Advisors, L.P.

“Advisor-paid Expense(s)”— The Trust’s fees and expenses that the Advisor is obligated to assume and pay: the Sub-Advisor Fee, the Administrator Fee, the Bitcoin Custodian Fee, the Transfer Agent Fee, the Trustee fee, applicable license fees, fees and expenses related to trading of Common Shares on NYSE Arca (including marketing, legal and audit fees and expenses), legal expenses, audit fees, regulatory fees, including any fees relating to the registration of the Common Shares with the SEC, printing and mailing costs and costs of maintaining the Trust’s website.

“Auditor”— [     ].

“Authorized Participant”—Certain eligible financial institutions that have entered into an agreement with the Trust and the Advisor concerning the creation and redemption of Common Shares. Each Authorized Participant (i) is a registered broker-dealer, (ii) has entered into a Participant Agreement with the Advisor and the Administrator and (iii) has access to an Authorized Participant Self-Administered Account.

“Authorized Participant Self-Administered Account”—A bitcoin wallet address previously known to the Bitcoin Custodian as belonging to the Authorized Participant.

“Bitcoin”—A type of a digital currency based on an open source cryptographic protocol existing on the Bitcoin Network, facilitating units of bitcoins which constitute the assets underlying the Trust’s Common Shares. See “Overview of the Bitcoin Industry and Market.”

“Bitcoin Account”—Together, the Wallet Account and Vault Account and any subaccounts associated therewith.

“Bitcoin Custodian”— [Custodian].

“Bitcoin Custodian Agreement”—The agreement between the Advisor and the Bitcoin Custodian which sets forth the obligations and responsibilities of the Bitcoin Custodian in respect of the safekeeping of the Trust’s bitcoins.

“Bitcoin Custodian Fee”—Fee payable to the Bitcoin Custodian for services it provides to the Trust, which the Advisor shall pay to the Bitcoin Custodian as an Advisor-paid Expense.

“Bitcoin Exchange”—An electronic marketplace where exchange participants may trade, buy and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Exchange Market”—The global bitcoin exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Bitcoin Network. See “Overview of the Bitcoin Industry and Market.”

“Blockchain”—The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Business Day”—Each day the Common Shares trade on NYSE Arca.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Common Shareholder”—Any beneficial owner of a Common Share.

“Common Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

“CFPB”— The Consumer Financial Protection Bureau.

“Covered Person”—As defined in the section “Description of the Trust Documents—Description of the Trust Agreement—The Advisor—Liability of the Advisor and Indemnification.”

“Creation Unit”—Creation Unit of Common Shares issued by the Trust in exchange for deposits of the Creation Unit Deposit required for each such Creation Unit.

“Creation Unit Deposit”—On any trade date, the number of bitcoins as of such trade date for each Creation Unit, as determined by dividing (a) the amount of bitcoin held by the Trust as of the opening of business on that Business Day, adjusted for (i) the amount of bitcoin constituting accrued but unpaid Investment Management Fees as of the opening of business on that Business Day, and (ii) an amount of bitcoin with a value as of 4:00 p.m. ET equal to any accrued but unpaid extraordinary expenses or liabilities of the Trust payable in cash as of the opening of business on that Business Day, by (b) the quotient of the number of Common Shares outstanding at the opening of business divided by [ ]. Fractions of a bitcoin smaller than 0.00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Creation Unit Deposit.

“Custodial Coins”—The bitcoins of the Advisor and the Trust kept by the Bitcoin Custodian.

“DDoS Attack”—Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Common Shares.

“DTC Participant”—A direct participant in DTC, such as a bank, broker, dealer or trust company.

“ERISA”—Employee Retirement Income Security Act of 1974, as amended.

“Exchange” or “NYSE Arca”—The venue where Common Shares are listed and traded.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“FDIC”—The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“FIPS 140-2”—Federal Information Processing Standards Publication 140-2.

“FTP”—First Trust Portfolios L.P.

“GAAP”—The U.S. generally accepted accounting principles.

“ICOs”—Initial coin offerings.

“IOPV”—The indicative optimized portfolio value of the Trust.

“Incidental Right”— A right that generally arises from “forks” in the Bitcoin Network, “airdrops” offered to holders of bitcoin and other similar events.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“Investment Management Fee”—A fee, payable in bitcoins, calculated by applying a [     ]% annual rate to the quantity of bitcoin held by the Trust accrued on a daily basis, as determined by the [Administrator].

“IRA”—An individual retirement account provided for under Section 408(m) of the Code.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“IR Virtual Currency”—Digital assets obtained from Incidental Rights.

“JOBS Act”—The Jumpstart Our Business Startups Act of 2012.

“NAV”—The net asset value of the Trust determined on a GAAP basis.

“NFA”— The National Futures Association.

“Notice”—The March 25, 2014 IRS notice regarding the treatment of virtual currencies for U.S. federal income tax purposes.

“NYDFS”— The New York State Department of Financial Services.

“NYDTF”—The New York Department of Taxation and Finance.

“NYSE Arca”—The NYSE Arca stock exchange.

“OCIE”—The SEC’s Office of Compliance Inspections and Examinations.

“OFAC”— The United States Department of Treasury Office of Foreign Assets Control.

“Participant Agreement”—An agreement entered into by an Authorized Participant with the Advisor and the Administrator which provides the procedures for the creation and redemption of Creation Units and for the delivery of bitcoins required for Creation Units and the distribution of bitcoins from the Trust for Creation Units.

“Plans”— Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code.

“Redemption Order Date”—The date a redemption order is received by the Transfer Agent.

“SALT”—Skybridge Alternatives, an affiliate of the Sub-Advisor.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Security Procedures”—The security procedures used by the Trust and the Bitcoin Custodian to protect the Bitcoin Account, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs.

“Service Providers”—Collectively, [    ].

“SIPC”—The Securities Investor Protection Corporation.

“SkyBridge Bitcoin Fund”—Skybridge Bitcoin Fund L.P., an unregistered fund sponsored by the Sub-Advisor that seeks exposure to bitcoin in a manner substantially similar to the investment strategy of the Trust.

“Sub-Advisor”—SkyBridge Capital II, LLC, a Delaware limited liability company.

“Sub-Advisor Fee”— Fee payable to the Sub-Advisor for services it provides to the Trust, which the Advisor shall pay to the Sub-Advisor as an Advisor-paid Expense.

“Target Exposure”—The total value of bitcoin held by the Trust is as close to 100% of the net assets of the Trust as is reasonably practicable to achieve.

“Total Creation Unit Deposit”—With respect to any creation or redemption order, the applicable Creation Unit Deposit multiplied by the number of Creation Units being created or redeemed.

“Transfer Agent”— The Bank of New York Mellon.

“Transfer Agency and Service Agreement”—The agreement between the Advisor and the Transfer Agent which sets forth the obligations and responsibilities of the Transfer Agent with respect to transfer agency services and related matters.

“Transfer Agent Fee”—Fee payable to the Transfer Agent for services it provides to the Trust, which the Advisor shall pay to the Transfer Agent as an Advisor-paid Expense.

“Trust”—The First Trust SkyBridge Bitcoin ETF Trust, a Delaware statutory trust, formed on March 12, 2021 under the DSTA and the pursuant to the Trust Agreement.

“Trust Administration and Accounting Agreement”—The Agreement between the Advisor and the Administrator which sets forth the obligations and responsibilities of the Administrator in respect of the administration of the Trust.

“Trust Agreement”—The Amended and Restated Declaration of Trust and Trust Agreement between the Trustee and the Advisor establishing and governing the operations of the Trust, as the same may be amended from time to time.

“Trust Documents”—[    ]

“Trustee”—Delaware Trust Company (formerly known as CSC Trust Company of Delaware), a Delaware trust company, is the Delaware trustee of the Trust.

“U.S. Dollar” or “$”—United States Dollar or Dollars.

“Vault Account”—One or more cold storage accounts in the name of the Advisor and of the Trust held for the safekeeping of the Trust’s bitcoins.

“Wallet Account”—One or more wallets in the name of the Advisor and of the Trust held for the deposit and withdrawal of bitcoins.

PROSPECTUS

FIRST TRUST SKYBRIDGE BITCOIN ETF TRUST

[                    ] COMMON SHARES

Until [                    ], 2021 (25 calendar days after the date of this prospectus), all dealers effecting transactions in the Common Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

[                    ], 2021

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The Registrant (the “Registrant” or the “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by First Trust Advisors L.P., the sponsor of the Registrant (the “Sponsor”).

Item 14.	Indemnification of Directors and Officers.

[To be provided by subsequent amendment.]

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit
Number Description

3.1	Trust Agreement
3.2	Amended and Restated Trust Agreement*
3.3	Certificate of Trust
5.1	Opinion of Chapman and Cutler LLP as to legality*
8.1	Opinion of Chapman and Cutler LLP as to tax matters*
10.1	Bitcoin Custodian Agreement*
10.2	Sub-Advisory Agreement*
10.3	Trust Administration and Accounting Agreement*
10.4	Transfer Agency and Service Agreement*
10.5	Form of Participant Agreement*
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Chapman and Cutler LLP is included in Exhibit 5.1*

*       To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheaton, Illinois on March 19, 2021.

First Trust Advisors L.P.

Sponsor of the First Trust SkyBridge Bitcoin ETF Trust

By:	/s/ Andrew S. Roggensack

Name: Andrew S. Roggensack

Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Andrew S. Roggensack Andrew S. Roggensack	President (Principal Executive Officer)	March 19, 2021

/s/ James M. Dykas James M. Dykas	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2021

_____________________________

*	The Registrant is a trust and the persons are signing in their capacities as officers of First Trust Advisors L.P., the Sponsor of the Registrant.